UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under §240.14a-12

CPEX Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of CPEX Pharmaceuticals, Inc. (the “Common Stock”).

(2)	Aggregate number of securities to which transaction applies:

As of January 31, 2011, 2,616,936 shares of Common Stock, 330,286 options to purchase Common Stock and 36,737 restricted stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (A) 2,616,936 shares of Common Stock multiplied by $27.25 per share; (B) options to purchase 330,286 shares of Common Stock with exercise prices less than $27.25 multiplied by $12.89, which is the difference between $27.25 and the weighted average exercise price of $14.36 per share; and (C) 36,737 restricted stock units multiplied by $27.25 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011610 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$76,569,975.79

(5)	Total fee paid:

$8,889.77

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2 Holland Way
Exeter, New Hampshire 03833
(603) 658-6100

February 4, 2011

MERGER PROPOSED — YOUR VOTE IS IMPORTANT

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of CPEX Pharmaceuticals, Inc. (“CPEX”), a Delaware corporation, which will be held on March 24, 2011, at 9:00 a.m., local time, at Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

At the special meeting, we will ask you to consider and vote on a proposal to adopt and approve a merger agreement that we entered into with FCB I Holdings Inc. (“FCB I”) and FCB I Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of FCB I, on January 3, 2011 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into CPEX (the “Merger”). If stockholders representing at least a majority of the outstanding shares of CPEX common stock adopt and approve the Merger Agreement and the Merger is completed, we will become a wholly-owned subsidiary of FCB I, and you will be entitled to receive $27.25 in cash, without interest and less any applicable withholding taxes, for each share of CPEX common stock that you own.

After careful consideration, our board, by the unanimous vote of all directors, approved the Merger Agreement and determined that the Merger and the Merger Agreement are advisable to and in the best interests of our company and our stockholders. Our board unanimously recommends that you vote “FOR” the adoption and approval of the Merger Agreement.

The accompanying proxy statement provides a detailed description of the proposed Merger, the Merger Agreement and related matters, and a copy of the Merger Agreement is included as Annex A to this document. We urge you to read these materials carefully.

Your vote is very important.  Adoption and approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting. Therefore, failure to vote will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

Whether or not you are able to attend the special meeting in person, please follow the instructions on the enclosed proxy card to submit your proxy via the Internet or by telephone, or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.

Thank you for your cooperation and your continued support of CPEX Pharmaceuticals, Inc.

Very truly yours,

James R. Murphy

Chairman of the Board

The accompanying proxy statement is dated February 4, 2011 and is first being mailed to stockholders on or about February 7, 2011.

CPEX PHARMACEUTICALS, INC.
2 Holland Way
Exeter, New Hampshire 03833
(603) 658-6100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On March 24, 2011

To the Stockholders of CPEX Pharmaceuticals, Inc.:

We will hold a special meeting of the stockholders of CPEX Pharmaceuticals, Inc. at Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on March 24, 2011, at 9:00 a.m., local time, to consider and act upon the following matters:

1. To adopt and approve the Agreement and Plan of Merger, dated as of January 3, 2011, by and among FCB I Holdings Inc., a Delaware corporation (“FCB I”), FCB I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FCB I (“Merger Sub” and each of FCB I and Merger Sub a “Buyer Entity” and collectively, the “Buyer Entities”) and CPEX Pharmaceuticals, Inc., a Delaware corporation (“CPEX,” the “Company,” “we,” “us,” “ours”), as such may be amended from time to time (the “Merger Agreement”), pursuant to which each holder of shares of CPEX common stock will be entitled to receive $27.25 in cash, without interest and less any applicable withholding taxes, for each share of CPEX common stock held by such holder;

2. To approve a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement; and

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

Only holders of record of CPEX common stock as of the close of business on February 1, 2011 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Adoption and approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting. The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at 2 Holland Way, Exeter, New Hampshire 03833 during ordinary business hours at least ten days before the special meeting.

You are cordially invited to attend the special meeting. Whether or not you are able to attend the special meeting in person, please follow the instructions on the enclosed proxy card to submit your proxy via the Internet or by telephone, or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting. If you fail to vote by proxy or in person, it will have the same effect as a vote “AGAINST” the adoption and approval of the Merger Agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval and adoption of the Merger Agreement and “FOR” the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies.

The board of CPEX unanimously recommends that stockholders vote “FOR” the adoption and approval of the Merger Agreement.

In connection with the execution of the Merger Agreement, certain directors and employees of CPEX, who collectively own approximately 19.6% of the voting power of CPEX common stock as of January 31, 2011, entered into voting agreements agreeing to vote in favor of the adoption and approval of the Merger Agreement (the “Voting Agreements”). If the Merger Agreement terminates in accordance with its terms, these Voting Agreements will also terminate.

If the Merger becomes effective, CPEX stockholders who do not vote in favor of the adoption and approval of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of CPEX common stock, as determined by the Delaware Court of Chancery under applicable provisions of Delaware law, subject to the satisfaction of the requirements for exercising and perfecting such rights. A copy of the full text of the applicable Delaware statutory provisions is included as Annex F to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page 66 in the accompanying proxy statement.

By	Order of the Board of Directors,

ROBERT P. HEBERT

Secretary

HOW TO VOTE YOUR SHARES

TO VOTE USING THE INTERNET.  Please log on to the website listed on the enclosed proxy card and follow the on-screen instructions. Have your proxy card available when you access the website, and use the Company Number and Account Number shown on your card.

TO VOTE BY TELEPHONE.  Please call the toll-free number listed on the enclosed proxy card from any touch-tone telephone and follow the instructions. Have your proxy card available when you call this number, and use the Company Number and Account Number shown on your card.

TO VOTE USING THE ENCLOSED PROXY CARD.  Sign and date the enclosed proxy card and return it in the provided envelope.

In accordance with our security procedures, all persons attending the special meeting of stockholders will be required to present picture identification.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

In this proxy statement, the terms “we,” “us,” “our,” “our company,” “the Company” and “CPEX” refer to CPEX Pharmaceuticals, Inc. The term “Buyer Entity” refers to either of FCB I or Merger Sub. The term “Buyer Entities” refers to both FCB I and Merger Sub. The term “Buyer Group” refers to Black Horse, Footstar and an investment entity affiliated with Black Horse. The term “Merger Sub” refers to FCB I Acquisition Corp., a wholly-owned subsidiary of FCB I, and the term “FCB I” refers to FCB I Holdings Inc., a corporation majority owned by Footstar Corp. The term “Black Horse” refers to Black Horse Capital Management LLC, Black Horse Capital LP or Black Horse Capital Master Fund Ltd., as the case may be. The term “Footstar” refers to Footstar, Inc. and the term “Footstar Corp” refers to Footstar Corporation, a wholly-owned subsidiary of Footstar, Inc. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of January 3, 2011, by and among FCB I, Merger Sub and CPEX, as such may be amended from time to time. The term “Merger” refers to the transaction contemplated by the Merger Agreement in which Merger Sub will merge with and into CPEX and CPEX will become a wholly-owned subsidiary of FCB I.

The Companies

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire 03833
(603) 658-6100
http://www.cpexpharm.com/

CPEX Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. We have U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. We have licensed applications of our proprietary CPE-215® drug delivery technology to Auxilium Pharmaceuticals, Inc. (“Auxilium”), which launched Testim®, a topical testosterone gel, in 2003. We maintain our headquarters in Exeter, New Hampshire.

FCB I Holdings Inc.
933 MacArthur Blvd.
Mahwah, New Jersey 07430
(201) 934-2000

FCB I, a Delaware corporation, is majority owned by Footstar Corp and was formed solely for the purpose of facilitating Footstar’s acquisition of CPEX. FCB I has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

FCB I Acquisition Corp.
933 MacArthur Blvd.
Mahwah, New Jersey 07430
(201) 934-2000

Merger Sub, a Delaware corporation and a wholly-owned subsidiary of FCB I, was formed solely for the purpose of facilitating Footstar’s acquisition of CPEX. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Merger Sub will merge with and into CPEX and Merger Sub will cease to exist.

The Merger (page 19)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into CPEX and each holder of shares of CPEX common stock will be entitled to receive $27.25 in cash, without interest and less any applicable withholding taxes, for each share of CPEX common stock held by such holder immediately prior to the Merger (unless such holder has not voted in favor of the Merger Agreement and has properly exercised his, her or its statutory appraisal rights with respect to the Merger). As a result of the Merger, we will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of FCB I. You will not own any shares of the surviving corporation. The Merger Agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 15)

The special meeting will be held on March 24, 2011 at 9:00 a.m., local time, at Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109. At the special meeting, you will be asked to vote upon a proposal to adopt and approve the Merger Agreement that we have entered into with the Buyer Entities. You will also be asked to vote upon a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement. You may also be asked to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date; Stock Entitled to Vote (page 15)

Our board of directors, referred to as the board or our board, has fixed the close of business on February 1, 2011, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. On the record date, we had 2,618,882 outstanding shares of CPEX common stock held by approximately 574 stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the record date will be entitled to one vote per share of CPEX common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Vote Required for Approval (page 15)

Pursuant to the requirements of the Delaware General Corporation Law (the “DGCL”), the adoption and approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting. Failure to vote, by proxy or in person, will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

A majority of the votes properly cast at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the adoption and approval of the Merger Agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

Brokers who hold shares of CPEX common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker “non-votes.” If your broker holds your shares of CPEX common stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

In connection with the execution of the Merger Agreement, certain directors and employees of CPEX, who collectively own approximately 19.6% of the voting power of CPEX common stock as of January 31, 2011, entered into voting agreements agreeing to vote in favor of the adoption and approval of the Merger

Agreement (the “Voting Agreements”). If the Merger Agreement terminates in accordance with its terms, these Voting Agreements will also terminate.

Our Board’s Recommendation (page 15)

Our board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of our company and our stockholders, (ii) approved the Merger in accordance with the DGCL, (iii) adopted the Merger Agreement and (iv) resolved to recommend that the stockholders adopt and approve the Merger Agreement. Accordingly, our board unanimously recommends that our stockholders vote “FOR” the adoption and approval of the Merger Agreement at the special meeting.

For a discussion of the factors considered by our board in reaching its decision to approve the Merger Agreement, see “The Merger — Reasons for the Merger and the Recommendation of our Board,” beginning on page 27.

Opinion of CPEX’s Financial Advisor (page 32 and Annex B)

In connection with the Merger, CPEX’s financial advisor, RBC Capital Markets, LLC (“RBC”), delivered a written opinion, dated January 3, 2011, to the CPEX board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $27.25 per share consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates). The full text of RBC’s written opinion, dated January 3, 2011, is attached to this proxy statement as Annex B and describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken. RBC’s opinion was addressed to, and provided for the benefit, information and assistance of, the CPEX board of directors (in its capacity as such) in connection with its evaluation of the cash consideration from a financial point of view and does not address any other aspect of the Merger. RBC’s opinion does not address the underlying business decision of CPEX to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction that may be available to CPEX or in which CPEX might engage. RBC did not express an opinion and made no recommendation as to how any stockholder or other party should act or vote with respect to the Merger or any related matter.

Financing of the Merger (page 36)

The Merger Agreement does not contain any condition to the obligations of FCB I or Merger Sub relating to the receipt of financing by the Buyer Entities. The Buyer Entities have represented and warranted to us that they will fund the Merger consideration from an aggregate of not less than $80 million of financing, comprised of $64 million of debt financing in accordance with the terms of a loan agreement (the “Debt Financing”) and $16 million of financing from Black Horse Capital LP and Black Horse Capital Master Fund Ltd. (together, the “Black Horse Lenders”) and Footstar Corp (of which $3 million was funded into FCB I and Merger Sub prior to the execution of the Merger Agreement, and $13 million of which is committed pursuant to commitment letters (the “Bridge Financing”)).

Debt Financing.  On January 3, 2011, FCB I LLC, a Delaware limited liability company and wholly-owned subsidiary of Merger Sub (“Borrower”), entered into a loan and security agreement (the “Loan Agreement”), with The Bank of New York Mellon (the “Agent”) and NB Athyrium LLC, Columbia NB Crossroads Fund LP, NB PEP Investments I LP (Incorporated), NB Crossroads 2010 — SS Holdings LP, Siguler Guff Distressed Opportunities Fund III, LP, Siguler Guff Distressed Opportunities Fund III (P), LP, Siguler Guff Distressed Opportunities Fund III (T), LP, Siguler Guff Distressed Opportunities Fund III (F), LP, Siguler Guff Distressed Opportunities Fund IV, LP, PEPI Capital, L.P., ISZO Capital LP and the Black Horse Lenders (collectively, the “Lenders”), pursuant to which the Lenders have, in the aggregate, provided Borrower with a term loan in the principal amount of $64 million, the proceeds of which shall be made available by Borrower to Merger Sub to fund the Merger.

Funding of the term loan under the Loan Agreement is subject to the satisfaction or waiver of each of the conditions to consummate the transactions contemplated by the Merger Agreement and the satisfaction or waiver of other customary conditions to closing of the Loan Agreement.

Bridge Financing.  In addition, concurrently with the execution and delivery of the Merger Agreement, the Black Horse Lenders entered into a letter agreement with CPEX and the Buyer Entities pursuant to which the Black Horse Lenders have agreed to provide $10 million of financing to and undertake other obligations on behalf of CPEX and the Buyer Entities (the “Black Horse Commitment Letter”). Pursuant to the Black Horse Commitment Letter, if the conditions to closing the Merger have been satisfied and the Black Horse Lenders have not funded their commitment, we can sue the Black Horse Lenders to force them to specifically perform their obligations under the Black Horse Commitment Letter. Also, concurrently with the execution and delivery of the Merger Agreement, Footstar Corp (together with the Black Horse Lenders, the “Bridge Financing Parties” and the Bridge Financing Parties together with the Lenders, the “Financing Parties”) entered into a letter agreement with CPEX and the Buyer Entities pursuant to which Footstar Corp has agreed to provide $3 million in financing to and undertake other obligations on behalf of CPEX and the Buyer Entities (the “Footstar Commitment Letter” and, together with the Black Horse Commitment Letter, the “Bridge Commitment Letters” and the Bridge Commitment Letters together with the Loan Agreement, the “Financing Agreements”). Pursuant to the Footstar Commitment Letter, if the conditions to closing the Merger have been satisfied and Footstar Corp has not funded its commitment, we can sue Footstar Corp to force it to specifically perform its obligations under the Footstar Commitment Letter.

Under the terms of the Bridge Commitment Letters, the proceeds of the Bridge Financing are to be used to (a) fund the payment of consideration payable pursuant to the Merger Agreement and related purposes (including the payment of related fees and expenses) or (b) satisfy certain damages awarded to CPEX as a result of fraud or certain breaches by any Buyer Entity of any of the obligations of the Buyer Entities under the Merger Agreement.

Funding under the Bridge Commitment Letters is subject to the satisfaction or waiver of each of the conditions to the Buyer Entities’ obligations to consummate the transactions contemplated by the Merger Agreement (other than those conditions that are to be satisfied only at the closing of the Merger and any conditions which were not satisfied because of fraud or intentional breach by the Buyer Entities). The Bridge Commitment Letters will terminate upon the termination of the Merger Agreement in accordance with its terms.

Specific Performance of the Financing.  In addition to the other remedies provided for in the Financing Agreements and the Merger Agreement, the Merger Agreement provides that we may enforce specifically the terms and provisions of the Merger Agreement, including, among others, the obligations of each Buyer Entity to (i) use reasonable best efforts to obtain the Debt Financing, (ii) use reasonable best efforts to obtain the Bridge Financing and (iii) enforce its rights under the Financing Agreements in the event of a breach by the Financing Parties that impedes or delays the closing of the Merger, including seeking specific performance of the Financing Parties’ obligations thereunder.

Conditions to and Closing of the Merger (page 61)

Conditions to Each Party’s Obligations.  Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of the following mutual conditions:

•	adoption and approval of the Merger Agreement by an affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting;

•	any regulatory approvals required to consummate the Merger and the other transactions contemplated in the Merger Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods applicable to the Merger shall have expired or been terminated; and

•	no order, injunction, judgment, ruling or decree issued by any court or agency of competent jurisdiction or any governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any statute, rule, regulation, order, injunction or decree have been enacted, entered, promulgated, deemed applicable to the Merger or enforced by any governmental authority which prohibits, or makes illegal, consummation of the Merger.

Conditions to the Buyer Entities’ Obligations.  The obligation of the Buyer Entities to consummate the Merger is subject to the satisfaction or waiver of further conditions, including:

•	the representations and warranties of CPEX contained in the Merger Agreement shall be true and correct (1) as of the date of the Merger Agreement except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time) and (2) as of the effective time of the Merger without giving effect to the words “materially” or “material” or to any qualification based on the defined term in the Merger Agreement “Seller Material Adverse Effect” (which we refer to herein as a CPEX material adverse effect and which is discussed in detail in “The Merger Agreement — Representations and Warranties” beginning on page 49 except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), except where the failure to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a CPEX material adverse effect;

•	CPEX shall have performed in all material respects any obligation, agreement or covenant required to be performed by us under the Merger Agreement at or prior to the closing date and the Buyer Entities shall have received a certificate signed by our chief executive officer and chief financial officer to such effect;

•	between the date of the Merger Agreement and the closing date, there shall not have occurred and be continuing a CPEX material adverse effect;

•	CPEX shall have a balance of at least $15 million in cash and cash equivalents as of the closing date, after giving effect to all fees, costs and expenses incurred by us in connection with the Merger and the other transactions contemplated by the Merger Agreement; and

•	CPEX shall have provided the Buyer Entities with a certificate to be delivered to the Agent executed by one of our authorized officers certifying that all of the closing conditions set forth in the Merger Agreement have been satisfied or waived.

Conditions to CPEX’s Obligations.  The obligation of CPEX to consummate the Merger is subject to the satisfaction or waiver of further conditions, including:

•	the representations and warranties of each Buyer Entity contained in the Merger Agreement shall be true and correct (1) as of the date of the Merger Agreement except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time) and (2) as of the effective time of the Merger without giving effect to the words “materially” or “material” or to any qualification based on the defined term in the Merger Agreement “Buyer Material Adverse Effect” except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), except where the failure to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a Buyer Material Adverse Effect; and

•	each Buyer Entity shall have performed in all material respects any obligation, agreement or covenant required to be performed by it under the Merger Agreement at or prior to the closing date and CPEX shall have received a certificate signed by the chief executive officer and the chief financial officer of each Buyer Entity to such effect.

Subject to the terms and conditions of the Merger Agreement, the closing of the Merger shall occur no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions to closing described above (other than those conditions that relate to action to be taken at the closing of the Merger), unless the Merger Agreement has been terminated pursuant to its terms or unless extended by mutual agreement of the parties, provided, the closing of the Merger may not occur prior to April 4, 2011.

Specific Performance (page 63)

We and the Buyer Entities agree that (i) irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required under the Merger Agreement to consummate the Merger) and (ii) the parties to the Merger Agreement will be entitled to specific performance of the terms under the Merger Agreement in addition to any other remedy to which such party is entitled at law or in equity. Accordingly, (a) the Buyer Entities shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of the Merger Agreement by CPEX and to enforce specifically the terms and provisions of the Merger Agreement and (b) we shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

No Solicitations (page 55)

Upon signing the Merger Agreement, we agreed to cease immediately, and cause to be terminated, any and all existing activities, discussions or negotiations with respect to any actual or potential competing acquisition proposal, as described more fully beginning on page 56 (an “Acquisition Proposal”). In addition we agreed to, promptly after signing the Merger Agreement, instruct each person who had previously executed a confidentiality agreement relating to an Acquisition Proposal with or for our benefit to promptly return or destroy all information, documents and materials relating to any such Acquisition Proposal or to CPEX or our businesses, operations or affairs, furnished by CPEX or any of our representatives, in accordance with the terms of any confidentiality agreement.

Except as expressly authorized or permitted in the Merger Agreement, we agreed that we would not, directly or indirectly, or through a subsidiary or its or our representatives, (i) initiate, solicit or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to anyone (other than the Buyer Entities) in connection with, an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal (other than a confidentiality agreement as discussed in the preceding paragraph) or (iv) approve or recommend an Acquisition Proposal.

Notwithstanding the restrictions described above, at any time prior to approval of the Merger Agreement by our stockholders, our board may, in response to a bona fide unsolicited written Acquisition Proposal made by a third party that did not result from a breach of the solicitation restrictions in the Merger Agreement that our board determines in good faith, after consultation with outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable from a financial point of view to our stockholders than the Merger, as described more fully beginning on page 56 (a “Superior Proposal”), (i) withdraw or change in a manner adverse to the Buyer Entities its recommendation that our stockholders approve and adopt the Merger Agreement or propose publicly to approve, adopt or recommend such Superior Proposal and/or (ii) enter into a definitive agreement with respect to such Superior Proposal and simultaneously terminate the Merger Agreement if our board determines in good faith, after consultation with outside legal counsel that failure to do so would reasonably be likely to result in a breach of the board’s fiduciary obligations under applicable law.

Termination of the Merger Agreement (page 64)

CPEX and the Buyer Entities may terminate the Merger Agreement by mutual written consent at any time before the consummation of the Merger. In addition, with certain exceptions, either the Buyer Entities or CPEX may terminate the Merger Agreement at any time before the consummation of the Merger if:

•	any governmental authority of competent jurisdiction shall have issued a final and non-appealable order, decree, judgment, injunction or ruling or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Merger (provided that the party seeking to terminate the Merger

Agreement shall have used its reasonable best efforts to have such order, decree, judgment, injunction or ruling lifted if and to the extent required by the Merger Agreement);

•	the Merger is not consummated on or before May 31, 2011 (which we refer to as the end date); provided that this right to terminate shall not be available to any party who failed to perform any of its obligations under the Merger Agreement, or otherwise violated the Merger Agreement, or failed to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement, and such failure or violation has been a principal cause of, or resulted in, the failure of the Merger to be consummated on or before the end date (any such termination event referred to as an end date termination event); or

•	our stockholders do not adopt and approve the Merger Agreement at the special meeting or at any adjournment or postponement thereof (any such termination event referred to as a CPEX stockholder approval termination event).

The Buyer Entities may also terminate the Merger Agreement if:

•	the Buyer Entities are not in material breach of any representation, warranty or covenant contained in the Merger Agreement and we breach or fail to perform in any material respect any of our covenants or obligations required to be performed by us under the Merger Agreement, or we breach any representation or warranty contained in the Merger Agreement (or if a representation or warranty becomes untrue), and such situation is not cured pursuant to the Merger Agreement and would result in a failure of a condition to the obligations of the Buyer Entities to consummate the Merger (any such termination event referred to as a CPEX breach termination event); or

•	prior to our stockholder’s adoption and approval of the Merger Agreement, (i) our board withdraws or changes in a manner adverse to the Buyer Entities its recommendation that our stockholders adopt and approve the Merger Agreement or proposes publicly to approve, adopt or recommend any Acquisition Proposal, (ii) our board approves, or recommends that our stockholders accept or approve, an Acquisition Proposal, (iii) we or any of our subsidiaries or representatives materially breach the non-solicitation provisions in the Merger Agreement, and such violation or breach results in our receipt of an Acquisition Proposal, (iv) our board fails to reaffirm its approval and recommendation of the Merger Agreement within five business days after it receives a written request to such effect from the Buyer Entities, (v) any third party publicly commences a tender or exchange offer or other transaction constituting an Acquisition Proposal and we, if necessary, fail to file with the SEC, or publish, send or give to our security holders, a statement pursuant to Rule 14e-2 of the Exchange Act within ten business days after such tender or exchange offer is first published, sent or given, disclosing that we recommend that our stockholders reject such tender or exchange offer or (vi) our board resolves to do any of the foregoing (any such termination event referred to as an adverse recommendation termination event).

CPEX may also terminate the Merger Agreement if:

•	we are not in material breach of any representation, warranty or covenant contained in the Merger Agreement and in the event that any Buyer Entity breaches or fails to perform in any material respect any of its covenants or obligations required to be performed by it under the Merger Agreement or any Buyer Entity breaches any of its representations or warranties, which breach or failure would reasonably be expected to prevent or materially delay the consummation of the Merger and is either incurable or has not been cured pursuant to the Merger Agreement;

•	prior to adoption and approval of the Merger Agreement by our stockholders, our board withdraws or changes in a manner adverse to the Buyer Entities its recommendation that our stockholders adopt and approve the Merger Agreement or proposes publicly to approve, adopt or recommend a Superior Proposal and, in connection with such termination, we enter into an acquisition agreement with respect to such Superior Proposal (any such termination event referred to as a Superior Proposal termination event); or

•	the closing has not occurred within five business days of our delivering written notice to the Buyer Entities confirming that we are prepared to effect the closing and all conditions to closing (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied or waived, provided that the closing may not occur prior to April 4, 2011.

Termination Fees and Expenses (page 65)

We have agreed to pay the Buyer Entities a termination fee of $1.9 million in the event that the Merger Agreement is terminated by the Buyer Entities pursuant to the provisions related to an adverse recommendation termination event or by CPEX pursuant to the provisions related to a Superior Proposal termination event. In addition, in the event that we have not complied with the non-solicitation provisions in the Merger Agreement and the Merger Agreement is terminated by the Buyer Entities or CPEX pursuant to the provisions related to an end date termination event, a CPEX breach termination event or a CPEX stockholder approval termination event, we will pay the Buyer Entities the termination fee if, prior to such termination event, an Acquisition Proposal meeting the conditions provided for in the Merger Agreement has been publicly announced and is then pending and if, within 12 months following such termination, we enter into a definitive agreement to engage in a transaction qualifying as an Acquisition Proposal with a third party. Except as expressly provided in the Merger Agreement, in the event the termination fee becomes due and payable, our payment of the termination fee to the Buyer Entities (together with any costs, expenses or interest owed as discussed below) shall be the sole and exclusive remedy available to the Buyer Entities with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement and we shall have no further liability to the Buyer Entities.

Each of CPEX and the Buyer Entities are required to pay their own expenses in connection with the Merger Agreement and consummation of the transactions contemplated thereby; however, if we are required to pay the termination fee and fail to do so in a timely manner and, in order to obtain such payment, the Buyer Entities make a claim that results in a judgment against us, we shall pay the reasonable costs and expenses incurred in connection with such suit, together with any interest on the termination fee.

The Voting Agreements (page 42)

Concurrently with entering into the Merger Agreement, certain directors and employees of CPEX who own an aggregate of approximately 19.6% of the outstanding CPEX common stock as of the record date, namely, Nils Bergenhem, Lance Berman, Robert P. Hebert, Paul McCollum, Michael McGovern, James R. Murphy, Robert Prentiss, John A. Sedor and John W. Spiegel, entered into voting agreements with the Buyer Entities (each a “Voting Agreement” and collectively, the “Voting Agreements”), pursuant to which such individuals agreed, among other things, to vote their shares of CPEX common stock in favor of adoption and approval of the Merger Agreement and against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty of CPEX under the Merger Agreement or that would be reasonably expected to result in any of the conditions to CPEX’s obligations under the Merger Agreement not being fulfilled. Each of the individuals signing a Voting Agreement also agreed to vote his shares against any Acquisition Proposal, agreement or other transaction that would frustrate the purposes of or prevent or delay the consummation of the transactions contemplated by the Merger Agreement and against any material change in the present capitalization of CPEX or any amendment of our Amended and Restated Certificate of Incorporation, which we refer to as our charter, or our Amended and Restated Bylaws, which we refer to as our by-laws. If the Merger Agreement terminates in accordance with its terms, these Voting Agreements will also terminate.

Regulatory Matters (page 43)

The Buyer Entities and CPEX do not expect that the Merger will be subject to any state or federal regulatory requirements other than filings under applicable securities laws and the filing of certain Merger documents with the Secretary of State of the State of Delaware. The Buyer Entities and CPEX intend to comply with all such requirements. The parties have determined that a filing under the Hart-Scott-Rodino

Antitrust Improvements Act (the “HSR Act”) is not required for the consummation of the Merger and the related transactions. For a description of the obligations of the Buyer Entities and CPEX related to third party consents and regulatory approvals, see “The Merger Agreement — Other Covenants and Agreements — Third Party Consents and Regulatory Approvals” beginning on page 58.

Appraisal Rights (page 66)

Under Section 262 of the DGCL, holders of CPEX common stock may have the right to receive an appraisal of the fair value of their shares of CPEX common stock in connection with the Merger. To exercise appraisal rights, a holder of CPEX common stock must not vote for the proposal to adopt and approve the Merger Agreement, must deliver to us a written appraisal demand before the stockholder vote on the Merger Agreement is taken at the special meeting and must strictly comply with all of the procedures required by Delaware law.

A copy of the full text of Section 262 of the DGCL is included as Annex F to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Material U.S. Federal Income Tax Consequences (page 43)

If the Merger is completed, the exchange of CPEX common stock by our stockholders for the cash Merger consideration will generally be treated as a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your personal tax advisors concerning the applicable U.S. federal, state, local, foreign and other tax consequences of the Merger to you.

Treatment of Options and Restricted Stock Unit Awards (page 48)

Unvested Stock Options.  In accordance with the provisions of our existing equity compensation plan, each CPEX stock option that is outstanding immediately prior to the effective time of the Merger and that is not then vested and exercisable shall become fully vested and exercisable immediately prior to the effective time of the Merger. As of the effective time of the Merger, each CPEX stock option that is outstanding immediately prior to the effective time of the Merger shall be cancelled in exchange for the right to receive from the Buyer Entities or the surviving corporation, immediately after the effective time of the Merger, a lump-sum cash payment (without interest and less any applicable withholding taxes) equal to the product of (i) the excess, if any, of $27.25 over the per share exercise price for such CPEX stock option and (ii) the total number of shares underlying such CPEX stock option. Following the effective time of the Merger, no holder of a CPEX stock option (or former holder of a CPEX stock option) will have any right to acquire any capital stock of CPEX or the surviving corporation or any other equity interest therein (including “phantom” stock or stock appreciation rights).

Unvested Restricted Stock Units.  In accordance with the provisions of our existing equity compensation plan, each CPEX restricted stock unit that is outstanding immediately prior to the effective time of the Merger shall become fully vested and cancelled immediately prior to the effective time of the Merger in exchange for the right to receive from the Buyer Entities or the surviving corporation, immediately after the effective time of the Merger, a lump-sum cash payment (without interest and less any applicable withholding taxes) equal to the product of (i) $27.25 and (ii) the total number of shares underlying such CPEX restricted stock unit.

Interests of Our Directors and Executive Officers in the Merger (page 40)

In considering the recommendation of our board with respect to the Merger Agreement, holders of shares of CPEX common stock should be aware that our executive officers and directors have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware that these interests existed when it approved the Merger Agreement. These interests include severance arrangements covering our executive officers and the indemnification of our directors and executive officers by the surviving corporation following the Merger.

Security Ownership of Management and Certain Beneficial Owners (page 70)

As of January 31, 2011, our directors and executive officers beneficially owned in the aggregate approximately 26.5% of our total outstanding shares, which percentage includes shares of CPEX common stock owned outright and shares of CPEX common stock issuable (i) upon presently exercisable stock options, (ii) upon stock options that will become exercisable within 60 days of January 31, 2011 and (iii) upon settlement of outstanding restricted stock units that will be vested within 60 days of January 31, 2011.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the special meeting of stockholders and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes.

Q.	What is the proposed transaction?

A.	CPEX and the Buyer Entities have entered into a definitive agreement (the Merger Agreement) pursuant to which, and subject to the terms and conditions thereof, FCB I will acquire CPEX by merging Merger Sub, a wholly-owned subsidiary of FCB I, with and into CPEX, with CPEX as the surviving corporation. Upon the consummation of the Merger, the separate corporate existence of Merger Sub shall terminate and CPEX will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of FCB I.

Q.	If the Merger is completed, what will I be entitled to receive for my shares of CPEX common stock and when will I receive it?

A.	You will be entitled to receive $27.25 in cash, without interest and less any applicable withholding taxes, for each share of CPEX common stock that you own. This does not apply to shares held by CPEX stockholders, if any, that properly perfect appraisal rights under Delaware law.

After the Merger closes, the Buyer Entities or the surviving corporation will arrange for a letter of transmittal to be sent to each stockholder. The Merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal and any other required documentation.

Q.	When is the Merger expected to be completed?

A.	The Merger Agreement provides that the Merger may not close before April 4, 2011 and we expect the Merger to be completed in the second quarter of 2011. The Merger is subject to various closing conditions, including CPEX stockholder approval, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the Merger at a later time or not at all.

Q.	What will happen to my shares of CPEX common stock after the Merger?

A.	Following the effectiveness of the Merger, your shares of CPEX common stock will represent solely the right to receive the Merger consideration and trading in CPEX common stock on the NASDAQ Capital Market will cease. Price quotations for CPEX common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q.	What will I be asked to vote upon at the special meeting?

A.	You will be asked to vote on the adoption and approval of the Merger Agreement that we have entered into with the Buyer Entities, pursuant to which Merger Sub will be merged with and into us and we will become a wholly-owned subsidiary of FCB I. We will also be asking you to approve the adjournment or postponement, if necessary, of the special meeting to solicit additional proxies in favor of adoption and approval of the Merger Agreement. Whether or not you are able to attend the special meeting in person, please follow the instructions on the enclosed proxy card to submit your proxy via the Internet or by telephone or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible.

Q.	What stockholder approvals are required for the Merger?

A.	A majority of the outstanding shares of CPEX common stock on February 1, 2011, the record date for the special meeting of stockholders, must vote in favor of the adoption and approval of the Merger Agreement. Only holders of record of CPEX common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 2,618,882 shares of CPEX common stock outstanding, held by approximately 574 holders of record, and entitled to vote at the special meeting. In connection with the execution of the Merger Agreement, certain officers, directors and employees of CPEX, who collectively owned approximately 19.6% of CPEX common stock as of January 31, 2011, entered into Voting Agreements agreeing to vote in favor of the adoption and approval of the Merger Agreement. If the Merger Agreement terminates in accordance with its terms, these stockholders’ Voting Agreements will also terminate.

Q.	Who is entitled to vote at the special meeting?

A.	Holders of record of shares of CPEX common stock as of the close of business on February 1, 2011 are entitled to vote at the special meeting. Such holders are entitled to one vote per share of CPEX common stock held.

Q.	Why is our board recommending the Merger?

A.	In the course of its evaluation of the Merger and the Merger Agreement, our board conducted a deliberative process and consulted with our senior management, legal counsel and financial advisor and, after careful consideration, our board, by the unanimous vote of all directors, approved the Merger Agreement and determined that the Merger and the Merger Agreement are advisable to and in the best interests of our company and our stockholders, and recommends that you adopt and approve the Merger Agreement. For a more detailed explanation of the factors that our board considered in determining whether to recommend the Merger, see “The Merger — Reasons for the Merger and the Recommendation of our Board” beginning on page 27.

Q.	What should I do now?

A.	After carefully reading and considering the information contained in this proxy statement, please vote in one of the following three ways whether or not you plan to attend the special meeting: (i) by completing your proxy through the Internet at the address listed on the accompanying proxy card, (ii) by completing your proxy using the toll-free telephone number listed on the proxy card or (iii) by completing, signing and dating the proxy card and returning it in the enclosed postage-prepaid envelope. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy card.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	Brokers who hold shares of CPEX common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker “non-votes.” If your broker holds your shares of CPEX common stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

Q.	What if I do not vote?

A.	If you fail to vote by proxy or in person, it will have the same effect as a vote “AGAINST” the adoption and approval of the Merger Agreement. Failure to vote will have no effect on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the adoption and approval of the Merger Agreement.

If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the adoption and approval of the Merger Agreement and “FOR” approval of the adjournment proposal.

If you submit your properly signed proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will have the same effect as a vote “AGAINST” the adoption and approval of the Merger Agreement. With respect to the proposal to approve one or more adjournments to the special meeting, an abstention will have no effect, and the proposal will be decided by the stockholders who cast votes “FOR” and “AGAINST” that proposal.

Q.	When should I cast my vote?

A.	You should complete your proxy card through the Internet or by telephone or mail in your proxy card as soon as possible, so that your shares will be voted at the special meeting.

Q.	May I change my vote after I have mailed my signed proxy card or voted via the Internet or by telephone?

A.	Yes. You may change your vote and revoke your proxy at any time before the polls close at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. With respect to voting your proxy via the Internet or by telephone, you can revoke your proxy by voting again and only your last action via the Internet or by telephone will be counted unless you attend the meeting and vote in person.

Q.	May I vote in person?

A.	Yes. You may attend the special meeting of stockholders and vote your shares of CPEX common stock in person. If you hold shares in “street name,” you must provide a proxy executed by your bank or broker in order to vote your shares at the meeting. In accordance with our security procedures, all persons attending the special meeting will be required to present picture identification.

Q:	Am I entitled to appraisal rights?

A.	Under Section 262 of the DGCL, holders of shares of CPEX common stock who do not vote for the adoption and approval of the Merger Agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the Merger Agreement. Any holder of shares of CPEX common stock intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to CPEX prior to the vote on the adoption and approval of the Merger Agreement and must not vote or otherwise submit a proxy in favor of the adoption and approval of the Merger Agreement. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. Because of the complexity of the Delaware law relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel. For more information, see “Appraisal Rights” beginning on page 66. In addition, a copy of the full text of Section 262 of the DGCL is attached as Annex F to this proxy statement.

Q.	Will the Merger be a taxable transaction to me?

A.	Yes. The receipt of cash for shares of CPEX common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of CPEX common stock. For a more detailed explanation of the tax consequences of the Merger, see “Material U.S. Federal Income Tax Consequences” beginning on page 43. You should consult your tax advisor on how specific tax consequences of the Merger apply to you.

Q.	Should I send in my stock certificates now?

A.	No. After the Merger closes, the Buyer Entities or the surviving corporation will arrange for a letter of transmittal containing detailed instructions to be sent to each stockholder. The Merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal accompanied by any other required documentation.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES NOW.

Q.	What should I do if I have questions?

A.	You should direct any questions regarding extra copies of the proxy materials, the special meeting of stockholders or the Merger to our proxy solicitor, MacKenzie Partners, Inc. toll free at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements (as that term is defined under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Forward-looking statements represent our expectations or beliefs concerning future events or our future financial performance, including any projections or forecasts. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•	the requirement that our stockholders adopt and approve the Merger Agreement;

•	the failure to satisfy any other conditions to the Merger, including the receipt of regulatory approvals on the terms expected;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the effect of the announcement of the Merger on our commercial relationships, operating results and business generally, including our ability to retain key employees;

•	adverse changes in our industry;

•	the parties’ ability to meet expectations regarding the timing and completion of the Merger; and

•	other risks detailed in our current filings with the Securities and Exchange Commission (the “SEC” or the “Commission”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 and our other filings with the SEC. See “Where You Can Find More Information” on page 72.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to you, as a holder of CPEX common stock, as part of the solicitation of proxies by our board for use at the special meeting of stockholders, or at any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

The special meeting of our stockholders will be held at Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on March 24, 2011, at 9:00 a.m., local time.

Purpose of the Special Meeting

The purpose of the special meeting is:

•	to vote on a proposal to adopt and approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement;

•	to vote on a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the adoption and approval of the Merger Agreement; and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

Our Board’s Recommendation

Our board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of our company and our stockholders, (ii) approved the Merger in accordance with the DGCL, (iii) adopted the Merger Agreement and (iv) resolved to recommend that the stockholders adopt and approve the Merger Agreement. Accordingly, our board unanimously recommends that our stockholders vote “FOR” the adoption and approval of the Merger Agreement at the special meeting.

Record Date; Stock Entitled to Vote

The holders of record of shares of CPEX common stock as of the close of business on February 1, 2011, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were 2,618,882 shares of CPEX common stock outstanding and entitled to vote held by approximately 574 stockholders of record. Each share of CPEX common stock entitles the holder to one vote on all matters properly coming before the special meeting or any adjournment or postponement thereof.

Quorum

Our by-laws, in accordance with Delaware law, require the presence, in person or represented by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote at the special meeting to constitute a quorum. Both abstentions and broker “non-votes” (as that term is described in the next section), if any, will be counted as present for purposes of determining the existence of a quorum. If a quorum is not present and if the adjournment proposal has the necessary majority, we expect to adjourn the special meeting to solicit additional proxies and intend to vote any proxies we have received at the time of the special meeting in favor of an adjournment.

Vote Required for Approval

Our by-laws, in accordance with Delaware law, require the affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting to adopt and approve the Merger Agreement. For the proposal to adopt and approve the Merger Agreement, you may vote FOR,

AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the Merger Agreement and will therefore be the same as a vote AGAINST the proposal. Similarly, broker “non-votes” will not be counted as votes cast or shares voting on the proposal to adopt and approve the Merger Agreement and will therefore be the same as a vote AGAINST the proposal.

A majority of the votes properly cast at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the adoption and approval of the Merger Agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal. Similarly, abstentions and broker “non-votes” will have no effect on the approval of the adjournment proposal.

Brokers who hold shares of CPEX common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker “non-votes.” If your broker holds your shares of CPEX common stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

Approximately 19.6% of our total outstanding shares as of the record date are subject to the Voting Agreements. If the Merger Agreement terminates in accordance with its terms, these Voting Agreements will also terminate.

Voting

In connection with the execution of the Merger Agreement, certain directors and employees of CPEX, who collectively owned approximately 19.6% of the voting power of CPEX common stock as of January 31, 2011, entered into Voting Agreements agreeing to vote in favor of the adoption and approval of the Merger Agreement. If the Merger Agreement terminates in accordance with its terms, these Voting Agreements will also terminate.

Holders of record of CPEX common stock may vote their shares by attending the special meeting and voting their shares of CPEX common stock in person, or one of the following three ways whether or not the holder or holders plan to attend the special meeting:

•	by completing your proxy through the Internet at the website listed on the accompanying proxy card;

•	by completing your proxy using the toll-free telephone number listed on the accompanying proxy card; or

•	by completing, signing and dating the proxy card and returning it in the enclosed postage-prepaid envelope.

All shares of CPEX common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of CPEX common stock represented by the proxy will be voted “FOR” the adoption and approval of the Merger Agreement, “FOR” approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of the adoption and approval of the Merger Agreement and in accordance with the recommendations of our board on any other matters properly brought before the special meeting for a vote.

Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.

Brokers who hold shares of CPEX common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker “non-votes.” If your broker holds your shares of CPEX common stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

Revocability of Proxies

You may change your vote at any time before the polls close at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary at Office of the Secretary, CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, New Hampshire 03833, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. If you have voted your proxy via the Internet or by telephone, you can revoke your proxy by voting again and only your last action via the Internet or by telephone will be counted, unless you attend the special meeting and vote in person.

Solicitation of Proxies

This proxy solicitation is being made and paid for by CPEX on behalf of our board. In addition, we expect to retain MacKenzie Partners, Inc. to assist in the solicitation for a fee of approximately $50,000, a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by personal interview, e-mail, telephone, facsimile or other means of communication. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of CPEX common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Proposal to Approve Adjournment of the Special Meeting

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments or postponements of the special meeting if there are not sufficient votes to adopt and approve the Merger Agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt and approve the Merger Agreement by the time of the special meeting. In that event, we would determine to adjourn or postpone the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt and approve the Merger Agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The approval of a proposal to adjourn the special meeting would require the vote of a majority of the votes properly cast. The failure to vote shares of CPEX common stock would have no effect on the approval of the adjournment proposal.

Our board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned or postponed, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to matters set forth in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of CPEX common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those exhibits) will be provided without charge to each person to whom this document is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days before the special meeting.

THE MERGER

Parties to the Merger

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire 03833
(603) 658-6100
http://www.cpexpharm.com/

CPEX Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development, licensing and commercialization of pharmaceutical products utilizing CPEX’s validated drug delivery platform technology. We have U.S. and international patents and other proprietary rights to technology that facilitates the absorption of drugs. We have licensed applications of our proprietary CPE-215® drug delivery technology to Auxilium, which launched Testim®, a topical testosterone gel, in 2003. We maintain our headquarters in Exeter, New Hampshire.

FCB I Holdings Inc.
933 MacArthur Blvd.
Mahwah, New Jersey 07430
(201) 934-2000

FCB I, a Delaware corporation, is majority owned by Footstar Corp and was formed solely for the purpose of facilitating Footstar’s acquisition of CPEX. FCB I has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

FCB I Acquisition Corp.
933 MacArthur Blvd.
Mahwah, New Jersey 07430
(201) 934-2000

Merger Sub, a Delaware corporation and a wholly-owned subsidiary of FCB I, was formed solely for the purpose of facilitating Footstar’s acquisition of CPEX. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Merger Sub will merge with and into CPEX and Merger Sub will cease to exist.

Background of the Merger

CPEX’s board routinely assesses various strategic opportunities as part of its evaluation of the Company’s business and its effort to enhance stockholder value. As part of this assessment, CPEX has, from time to time, considered various strategic alternatives, including engaging in alliance opportunities to co-develop products, in-licensing of therapeutic molecules, out-licensing of its drug delivery technology or partnering product candidates for commercialization, as well as a sale, merger or other business combination with a third party.

In June 2009, Richard Rofé, a CPEX stockholder and managing member of Arcadia Opportunity Master Fund, Ltd. and principal of Arcadia Capital Advisors, LLC (together, “Arcadia”), approached members of the board concerning his interest in potentially acquiring the Company. After several months of communications between the parties, on January 7, 2010, a group that included Mr. Rofé and Arcadia filed a Schedule 13D and a Schedule TO-C with the SEC indicating that it was a 10% beneficial owner of CPEX common stock and this group intended to commence a tender offer for 100% of the outstanding shares of CPEX common stock at a purchase price of $14.00 per share. On January 14, 2010, Arcadia sent CPEX two letters providing notice of its intention to bring several matters before CPEX’s annual meeting of stockholders, including the nomination of six individuals to the CPEX board. In connection with these communications from Arcadia, CPEX hired RBC as its financial advisor and Goodwin Procter LLP (“Goodwin Procter”) as special transaction counsel.

On February 2, 2010, the board sent a letter to Arcadia acknowledging that Arcadia had indicated that it intended to offer to purchase all of the outstanding shares of CPEX common stock and that it planned to send a letter setting forth the terms and conditions of such offer. In the letter, the board noted that to date it had not received such an offer from Arcadia but that should Arcadia decide to make an offer, the board would review it to determine, consistent with the board’s fiduciary duties, if it was in the best interests of all stockholders.

On February 9, 2010, Arcadia filed an amendment to the Schedule 13D indicating its intention to sell its holdings below 10% through open market transactions beginning on or about February 11, 2010. Over the next several days, Arcadia sold shares of CPEX common stock bringing its holdings to below 10% and withdrew all of its purported stockholder proposals and nominations, except the nomination of Mr. Rofé to CPEX’s board.

On March 17, 2010, CPEX reported that preliminary results of its Phase 2a proof-of-concept clinical trial of its nasal insulin product, Nasulintm, showed that, although subjects in the placebo group spent less time in euglycemia at the end of the study compared to subjects in the Nasulin group, the difference between the two groups was not statistically significant (p-value = 0.2). The secondary efficacy measurements of change from baseline in average glucose as measured by continuous glucose monitoring and the change from baseline in serum fructosamine were consistent with the primary endpoint analysis. CPEX announced that it intended to conduct additional analyses on the data from the Phase 2a study together with all other Nasulin data to determine the appropriate next steps for the Nasulin program. After completing this full review, CPEX announced that it decided not to proceed with any further Nasulin development activities and to seek to sell or out-license the program.

On March 18, 2010, CPEX filed preliminary proxy materials with the SEC for its 2010 annual meeting of stockholders and nominated Robert Forrester, an independent director candidate, for election to the board at the meeting. Mr. Forrester was nominated for the board seat then held by Miguel Fernandez, who would retire at the end of his then-current term which was due to expire at the annual meeting.

On April 1, 2010, CPEX announced that Serenity Pharmaceuticals, Inc. (“Serenity”), CPEX’s licensing and development partner, entered into a global agreement with Allergan, Inc. (“Allergan”) for the development and commercialization of Ser-120, a product candidate that utilizes CPEX’s patented intranasal drug delivery technology. In connection with its agreement with Serenity, Allergan assumed CPEX’s exclusive development and license agreement with Serenity under which CPEX granted Serenity an exclusive and sub-licensable license to use CPEX’s CPE-215® permeation technology for the development of Ser-120. In return, CPEX is entitled to sales milestones and low single digit royalties on worldwide net sales following commercialization of Ser-120.

On April 12, 2010, CPEX filed definitive proxy materials for its 2010 annual meeting of stockholders with the SEC and the board issued an open letter to CPEX stockholders stating, among other things, that Mr. Rofé made inaccurate statements to the market while selling his CPEX shares. In this letter, the board also recommended that CPEX stockholders vote for Mr. Forrester.

On April 22, 2010, Arcadia, through RSR Acquisition Co. (“RSR”), announced that it was making an unsolicited conditional tender offer to acquire all of the outstanding shares of CPEX common stock for $16.00 per share in cash. On April 23, 2010, the board advised CPEX’s stockholders to take no action at such time in response to Arcadia’s unsolicited tender offer. CPEX’s board indicated that, consistent with its fiduciary duties and in consultation with legal and financial advisors, the board would review and consider Arcadia’s offer and, within ten business days, would advise CPEX’s stockholders of the board’s position regarding the tender offer as well as its reasons for that position.

On April 30, 2010, the board increased the number of seats on the board to six and appointed Mr. Forrester to the board to fill the vacancy created by the enlargement.

Over the next several days and with the assistance of CPEX’s management and legal and financial advisors, the board reviewed the terms of the tender offer commenced by Arcadia and RSR. On May 4, 2010, the board met and determined that the RSR and Arcadia offer was inadequate and substantially undervalued CPEX’s current business and future prospects. However, in light of the Nasulin results and the offer by

Arcadia, the board believed it represented an appropriate time to evaluate the various alternative courses of action available to CPEX and determine what course was in the best interests of the Company and its stockholders. The board decided that CPEX should explore strategic alternatives to maximize stockholder value at this meeting. The alternatives discussed included, but were not limited to, a sale, merger or other business combination of CPEX with a third party or a monetization of CPEX’s assets including its rights to receive royalties and milestone payments or remaining an independent company.

On May 6, 2010, the board announced its recommendation that stockholders reject the unsolicited $16.00 per share tender offer commenced by Arcadia and RSR to acquire all of the outstanding shares of CPEX common stock and, accordingly, recommended that stockholders not tender any of their shares into the offer and withdraw any previously tendered shares. The board also announced its intention to explore strategic alternatives to maximize stockholder value. CPEX set forth details of the basis for the board’s recommendation regarding the tender offer in a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on May 6, 2010. On May 24, 2010, Arcadia’s tender offer expired without the conditions to the offer being satisfied. Any shares which were tendered in the offer were returned without acceptance.

In May 2010, a form of confidentiality agreement and an executive summary containing publicly available information about CPEX was sent to parties potentially interested in engaging in a transaction with CPEX. During the next two months, in accordance with the board’s directives, RBC contacted 54 parties, including Arcadia, to solicit potential interest in a transaction with CPEX, 34 of which were potential strategic buyers and 20 of which were potential financial buyers. A total of nine potential bidders, two strategic buyers and seven financial buyers, entered into confidentiality agreements with CPEX. Arcadia declined to enter into a confidentiality agreement. Parties that had entered into confidentiality agreements with CPEX were allowed access to the data room that CPEX had established for the purpose of allowing potential bidders the opportunity to conduct due diligence. In early June 2010, a form of merger agreement was circulated to the potential bidders that had entered into the confidentiality agreements, as well as to Arcadia, and the parties were requested to return a marked version of the merger agreement along with their formal bids by the end of June 2010.

By July 1, 2010, seven indications of interest had been received. Of these seven indications of interests, two parties, including Arcadia, submitted bids to acquire all of the outstanding shares of CPEX common stock in a merger transaction. One of these bids was from a party (“Equity Party A”) to acquire all outstanding shares of CPEX common stock for $22.00 per share in cash (below the then-current market price of CPEX common stock) and the other bid was from Arcadia to acquire all outstanding shares of CPEX common stock for $27.00 per share in cash. Arcadia conditioned its obligation to close its acquisition upon its ability to successfully raise financing for the transaction. The other five bids were submitted by parties (the “Lending Parties”) interested in acquiring the Company’s right to receive royalties on the sale of Testim or loaning the Company money to be secured by the Testim royalty stream.

On July 1, 2010, the board met to discuss the indications of interest received. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, CPEX’s outside securities counsel, Edwards Angell Palmer & Dodge (“EAPD”), and RBC, attended this meeting by telephone conference. At this meeting, Goodwin Procter outlined for the board its fiduciary duties under Delaware law in considering its strategic alternatives. Goodwin Procter also outlined the tax consequences to the Company and its stockholders of the various transactions being considered by the board. In considering its various alternatives, the board discussed the fact that the sale of the Testim royalty would generate significant tax liabilities for the Company and thus result in significantly less cash being available for distribution to stockholders. The board also discussed the advantages and disadvantages of the royalty financing transaction in which a party would loan the Company money which would be secured by the Testim royalty and the proceeds of such a loan would then be distributed in part to stockholders through either a dividend or a repurchase of shares (a “Recapitalization”). In particular, the board discussed the fact that following a Recapitalization, the Company would remain public, would likely be restricted pursuant to the loan agreement in the types of business activities it could undertake, such as product and drug development activities, stock repurchases or change of control transactions, and that the valuation of the Company following a Recapitalization was difficult to predict. After this discussion, the board determined that, given the adverse tax consequences, a sale of the Testim royalty was not likely to be a viable strategic alternative. Also, in light of restrictions likely to be imposed on the Company following a Recapitalization and difficulties in predicting the valuation of the Company following such a transaction, the board indicated a preference for pursuing a potential sale of all of the outstanding shares of CPEX common stock in a merger (a “Merger Transaction”). Additionally, given the risks inherent in financing any transaction, the board instructed RBC to inform Arcadia and other potential bidders that CPEX did not want to enter into a transaction which was conditioned upon obtaining financing. The board also instructed RBC to discuss with the Lending Parties their interest in financing a Merger Transaction.

On July 8, 2010, the board met to discuss the results of the follow-up discussions with the Lending Parties and the other parties that had submitted indications of interest. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, attended this meeting by telephone conference. At this meeting, RBC discussed with the board a comparison of possible financial terms of potential Recapitalization transactions. In connection with reviewing these proposals, the board again discussed the advantages and disadvantages of a Recapitalization versus a Merger Transaction. In considering the various financing proposals, the board noted that one of the Lending Parties (“Financing Party A”) had been the proposed financing source for Arcadia’s tender offer in April and had already conducted due diligence on the Company. Additionally, Financing Party A proposed to make $75 million in financing available while allowing the Company to keep a significant portion of the Testim royalty payments. Thus, the board determined that Financing Party A’s financing proposal was likely to create the most value for CPEX’s stockholders as compared to the other financing proposals. RBC informed the board that Financing Party A also had indicated an interest in potentially financing a Merger Transaction. The board then instructed RBC to introduce Financing Party A to all of the potential strategic buyers and financial buyers that previously had indicated a potential willingness to acquire CPEX in a Merger Transaction.

On July 23, 2010, Financing Party A delivered its bid financing documents under which it would serve as the financing source to parties interested in acquiring CPEX in a Merger Transaction. On July 30, 2010, in accordance with the board’s directives, RBC distributed these financing documents to the two strategic bidders then remaining in the process: Equity Party A and another potential strategic bidder with which CPEX had an existing collaboration relationship (“Equity Party B”) and with which CPEX had executed a confidentiality letter. RBC instructed Equity Party A and Equity Party B that bids to acquire CPEX, including proposed revisions to the bid form merger agreement, were required to be submitted by August 23, 2010.

On August 9, 2010, Black Horse entered into CPEX’s form confidentiality agreement and was granted access to the data room. On August 10, 2010, Black Horse received the bid form merger agreement and Financing Party A’s financing documents and was informed that its bid to acquire CPEX was required to be submitted by August 23, 2010 and that the board would not consider any transaction that was subject to a financing contingency.

On August 10, 2010, a representative of a greater than 5% stockholder of the Company (“Equity Party C”) had a telephone discussion with RBC in which the representative of Equity Party C indicated that, if the Company’s strategic alternatives process did not result in a transaction, Equity Party C might be interested in acquiring CPEX at a per share price in the low twenties. On August 10, 2010, the closing price of CPEX common stock was $26.50 per share.

During August 2010, Black Horse and Equity Party A separately engaged in substantive discussions with Financing Party A regarding a transaction in which Financing Party A would use the Testim royalty stream to finance Black Horse’s or Equity Party A’s acquisition of CPEX in a Merger Transaction.

During this period, in accordance with the board’s directives, RBC communicated to Arcadia that Arcadia should submit a formal bid and that its bid should include a mark-up of the merger agreement. On August 24, 2010, Arcadia requested that Arcadia’s previously proposed purchase price of $27.00 per share be presented to the board without any documentation.

On August 24, 2010, Black Horse along with Footstar Corp and an investment entity affiliated with Black Horse (collectively, the “Buyer Group”) submitted an indication of interest to acquire all outstanding shares of

CPEX common stock in a Merger Transaction for $29.00 per share in cash, which would be financed by Financing Party A, and submitted a proposed mark-up of the draft merger agreement.

On August 25, 2010, Equity Party B submitted a proposal to purchase CPEX’s Ser-120 related assets, which represented a small portion of CPEX’s total assets, for $1 million in cash.

On August 30, 2010, Financing Party A informed RBC that it was withdrawing its proposal to provide financing to the Company for a Recapitalization and to potential parties interested in acquiring CPEX in a Merger Transaction. As a result, the Buyer Group notified RBC they were withdrawing from the CPEX strategic alternatives process as it was relying upon financing from Financing Party A for its bid. On August 31, 2010, Equity Party A similarly notified RBC it was withdrawing from the strategic alternatives process because of a lack of financing.

On August 31, 2010, in accordance with the board’s directives, representatives of Goodwin Procter and RBC had a telephone conference with PBS Capital Management LLC (“PBS”) and its advisors to discuss PBS’s potential interest in a Recapitalization or serving as the financing source to parties interested in acquiring CPEX in a Merger Transaction.

In early September 2010, in accordance with the board’s directives, RBC engaged in discussions with Arcadia regarding its continued interest, if any, in pursuing a strategic transaction with CPEX. Arcadia expressed its interest in pursuing a transaction but did not present any evidence of financing for such a transaction.

On September 13, 2010, PBS, together with another Lending Party (“Financing Party B”), submitted an indication of interest in providing $65 million of financing for a Recapitalization or a Merger Transaction.

On September 14, 2010, the board held an in-person board meeting. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, were present. At this meeting, RBC reviewed with the board a summary of the strategic alternatives process to date and updated the board as to the current status of the strategic alternatives process, including the indication of interest submitted by PBS and Financing Party B. CPEX’s management also reviewed with the board CPEX’s near and long-term strategy in the absence of a Recapitalization or a Merger Transaction. The board then discussed the advantages and disadvantages of the three strategic alternatives available to the Company: (i) a Recapitalization; (ii) a Merger Transaction and (iii) remaining an independent company. The board discussed the risks and disadvantages of the Recapitalization, including the fact that the Company would remain public, would likely be restricted in the types of business activities it could undertake pursuant to the loan agreements and that the valuation of the Company following a Recapitalization was difficult to predict. The board also discussed the risks and disadvantages of remaining an independent company, including, the risks associated with Testim, CPEX’s only commercialized product, and the costs and expenses of remaining a public company or going private. Since the Merger Transaction had the potential of delivering the most value to stockholders in the near term and involved less potential risk than a Recapitalization, the board instructed RBC to introduce PBS and Financing Party B to the Buyer Group as a potential financing source for a Merger Transaction. In case a Merger Transaction or a Recapitalization were not available to the Company, the board also instructed management to report back to the board with its views of the financial consequences to CPEX of a scenario in which the Company would cease its development programs and terminate most of its employees. The board then discussed the ways capital could be distributed to stockholders under such a scenario.

During the weeks of September 13, 2010 and September 20, 2010, the Buyer Group, PBS and Financing Party B and their representatives engaged in discussions regarding a potential transaction in which the Buyer Group would acquire CPEX in a Merger Transaction which was financed by PBS and Financing Party B. The Buyer Group indicated that its proposed purchase price would likely be significantly below its previously proposed price of $29.00 per share because the amount of the proposed financing had been reduced from $75 million to $65 million. In order to proceed with its consideration of a Merger Transaction, the Buyer Group indicated that it would require exclusive negotiating rights with CPEX concerning a Merger Transaction. In these negotiations, the Buyer Group indicated that it had incurred significant expenses in the bidding process prior to Financing Party A’s withdrawal and that it would only agree to enter the process if

CPEX reimbursed it for its expenses if the new lending group failed to finance a transaction on the currently proposed terms.

On September 28, 2010, the Buyer Group and CPEX entered into an Exclusivity Letter (the “Exclusivity Letter”) that provided for 30 days of exclusive negotiations, subject to an automatic extension if the parties were working in good faith upon the expiration of the original 30-day period, and a price range of $25.00 to $28.00 per share in cash for the acquisition of CPEX by the Buyer Group in a Merger Transaction. In this Exclusivity Letter, CPEX agreed to reimburse the Buyer Group for up to $125,000 in legal fees incurred after the effective date of the letter if PBS withdrew or adversely changed the financing proposal outlined in its September 13, 2010 indication of interest. The Exclusivity Letter provided for an exclusive negotiation period until October 28, 2010, subject to an extension until November 12, 2010 as described above.

On October 4, 2010, the FDA issued a response to the Citizen Petition submitted on behalf of Abbott Laboratories regarding testosterone gel products. In its response, the FDA stated that an application for a potential generic testosterone gel with a different penetration enhancer than the originator must be submitted as a 505(b)(2) New Drug Application, or NDA, rather than an Abbreviated New Drug Application, or ANDA. The FDA further stated that the NDA would be treated as a separate application requiring independent patent certification and notification and would be clocked for regulatory purposes from the time it is provided, potentially resulting in a new 30-month stay before such generic testosterone gel would enter the market.

On October 5, 2010, Goodwin Procter delivered a revised draft of the merger agreement to counsel of certain members of the Buyer Group, Baker & McKenzie LLP (“Baker & McKenzie”).

Through the rest of October 2010, Goodwin Procter and Baker & McKenzie, along with Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”), special counsel to Footstar, engaged in discussions regarding the potential transaction, due diligence and related matters.

Between October 15, 2010 and October 21, 2010, the Buyer Group and PBS negotiated the terms of a revised financing commitment using the Testim royalty stream as support for the financing.

On October 26, 2010, Olshan delivered Goodwin Procter a revised draft of the merger agreement.

On October 28, 2010, the board met to discuss the status of negotiations with the Buyer Group, various key terms under negotiation in the draft merger agreement and proposed amendments to the Exclusivity Letter, including the Buyer Group’s request for CPEX to increase its potential expense reimbursement obligation thereunder. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, attended this meeting by telephone conference. At this meeting, the board again reviewed the advantages and disadvantages of the three strategic alternatives available to the Company, namely the Recapitalization, a Merger Transaction and remaining an independent company, and agreed that the Company should continue to pursue a Merger Transaction.

On October 29, 2010, CPEX and the Buyer Group amended the terms of the Exclusivity Letter to increase CPEX’s potential expense reimbursement obligation by $25,000 to a total of $150,000 and to replace the referenced financing proposal (the withdrawal of which would trigger CPEX’s expense reimbursement obligation) with the Testim-royalty based financing terms agreed upon among the Buyer Group and PBS effective as of October 28, 2010. As part of these negotiations, the Buyer Group agreed that it would fund the debt financing necessary for a Merger Transaction into an escrow account upon the signing of a merger agreement.

On November 1, 2010, Allergan announced that Serenity and Allergan were in the process of reviewing the complete trial data from two phase 3 trials of Ser-120, which were not sufficient for successful registration, to determine what additional trials would be indicated to support development of the program.

On November 11, 2010, the board met to discuss the status of negotiations with the Buyer Group, various key terms under negotiation in the draft merger agreement, the status of PBS’s financing and the possibility of extending the duration of the Exclusivity Letter. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, attended this meeting by telephone conference. At this meeting, the directors further discussed the advantages and disadvantages of the three strategic alternatives available to the Company, namely the Recapitalization, a Merger Transaction and remaining an independent company. Following this discussion, the board agreed to extend the Exclusivity Letter for a week and instructed RBC and Goodwin Procter to communicate to the Buyer Group and their representatives that in order for any other extensions to be granted, the Buyer Group needed to make significant progress on its financing and to narrow the price range of its acquisition from the $25.00 to $28.00 per share set forth in the Exclusivity Letter.

On November 12, 2010, CPEX and the Buyer Group extended the exclusivity period from November 12, 2010 until November 19, 2010 and Olshan informed CPEX and its advisors that PBS would be providing the financing without the involvement of Financing Party B. Also on November 12, 2010, Goodwin Procter delivered Olshan a revised draft of the merger agreement.

On November 17, 2010, Baker & McKenzie delivered Goodwin Procter a draft of the escrow agreement under which the financing proceeds would be held in an escrow account for the period between the signing of the merger agreement and closing the acquisition of CPEX. On November 18, 2010, the Buyer Group indicated that the price range for the potential acquisition was $25.50 - $26.50 per share in cash.

On November 19, 2010, the board met to discuss the status of negotiations with the Buyer Group, various key terms under negotiation in the draft merger agreement, the status of PBS’s financing and the possibility of again extending the term of the Exclusivity Letter. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, attended this meeting by telephone conference. At this meeting, the board also discussed that under the terms of the financing commitment agreement between the Buyer Group and PBS, PBS was prohibited from providing financing for a Recapitalization for a period of 15 business days following CPEX’s termination of exclusivity with the Buyer Group. In light of the price range proposed by the Buyer Group, the board elected not to extend the exclusivity period.

After the board meeting, in accordance with the board’s directives, RBC and Goodwin Procter communicated to the Buyer Group and its legal counsel the board’s decision to allow the Exclusivity Letter to expire. On November 19, 2010, the Buyer Group’s counsel communicated to Goodwin Procter the Buyer Group’s willingness to increase the bid range for a Merger Transaction to $26.50 - $27.50 per share in cash. Over the next several days, Goodwin Procter and RBC negotiated with the Buyer Group the terms under which the board would consider agreeing to a new Exclusivity Letter, including the requirement that the terms of the Buyer Group’s exclusive financing agreement with PBS terminate contemporaneously with the termination of any new Exclusivity Letter with CPEX so as to allow CPEX to negotiate directly with PBS and other potential lending parties for a Recapitalization in the event the Exclusivity Letter was terminated. On November 23, 2010, the Buyer Group agreed to increase its offer to $27.25 per share in cash and agreed that the terms of the exclusive financing agreement with PBS would terminate contemporaneously with the termination of the new Exclusivity Letter which was proposed to terminate on December 10, 2010.

On November 24, 2010, the board met to discuss the status of negotiations with the Buyer Group, various key terms under negotiation in the draft merger agreement and the possibility of entering into a new Exclusivity Letter with the Buyer Group. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, attended this meeting by telephone conference. After a discussion, the board elected to enter a new Exclusivity Letter (the “Second Exclusivity Letter”) with the Buyer Group which provided the Buyer Group with exclusivity until December 10, 2010 on the condition that the Buyer Group agree to acquire CPEX for at least $27.25 per share in cash and that the Buyer Group release PBS from its exclusivity obligations to the Buyer Group so that, upon the expiration of the Second Exclusivity Letter, the Company could immediately negotiate a Recapitalization with PBS and the other members of the proposed lending group.

On December 1, 2010, Goodwin Procter delivered Olshan a revised draft of the merger agreement and escrow agreement.

On December 6, 2010, Olshan delivered to Goodwin Procter a revised draft of the merger agreement and, on December 7, 2010, Olshan delivered to Goodwin Procter a revised draft of the escrow agreement. In negotiations between counsel following the delivery of these drafts, issues arose between the parties on the numerous conditions to closing proposed by the Buyer Group, the terms of the escrow agreement and the amount of the termination fee. On December 10, 2010, the board met to discuss the status of the negotiations with the Buyer Group and the proposal of the Buyer Group to extend the Second Exclusivity Letter. Goodwin Procter reported to the board that negotiations with the Buyer Group on the merger agreement and escrow agreement had reached an impasse. RBC again discussed with the board possible financial terms of a Recapitalization. The board also discussed the possibility of the Company remaining an independent company and the advantages and disadvantages of this alternative. The board then determined to allow the Second Exclusivity Letter to expire. Following the expiration of the exclusivity period, the board instructed RBC to contact PBS and Athyrium Capital Management (“Athyrium”), one of the initial Lending Parties, which the Company understood was proposing to provide a large percentage of the Debt Financing, concerning their interest in providing financing for a Recapitalization in the event a Merger Transaction was not viable.

On December 11, 2010, in accordance with the board’s directives, RBC and Goodwin Procter discussed with Athyrium and its counsel the status of negotiations with the Buyer Group regarding the Merger Transaction and the possibility of Athyrium providing financing to CPEX for a Recapitalization. On December 14, 2010, Athyrium made a proposal to CPEX regarding the terms of its proposed financing for a Recapitalization.

On December 11 and 13, 2010, Goodwin Procter delivered to Olshan revised merger and escrow agreements, which set forth proposed terms on which CPEX would enter into a merger agreement. On December 14, 2010, Olshan contacted Goodwin Procter and proposed the elimination of the escrow but agreed to more limited closing conditions and a lower termination fee proposed by CPEX. Olshan also agreed that the Bridge Financing Parties would enter into the Bridge Commitment Letters and that CPEX would have additional remedies in the event that the lending group failed to fund a Merger Transaction in circumstances in which the conditions to closing a Merger Transaction had been satisfied. On December 14, 2010, Olshan delivered to Goodwin Procter a revised draft of the merger agreement reflecting these terms.

On December 15, 2010, the board met to discuss the status of the acquisition negotiations with the Buyer Group, the financing terms for a Recapitalization proposed by Athyrium and the possibility of terminating the strategic alternatives process and remaining an independent company. All of CPEX’s directors, as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC, attended this meeting by telephone conference. At this meeting, RBC reviewed with the board the terms of the financing proposed by Athyrium and noted that the financial terms of this financing generally were less attractive than the financing originally proposed by PBS. Additionally, given the likely negative business covenants and restrictions to be placed on the Company in undertaking a change of control transaction, the board believed that the value of CPEX following a Recapitalization would be adversely affected. Given the foregoing and the nature of the negotiations between the parties, the board determined not to proceed with a Recapitalization with Athyrium. Goodwin Procter then reported to the board that significant progress on negotiations of the merger agreement had been made. The board then discussed the possibility of remaining an independent company and the advantages and disadvantages of this alternative, including, (i) bearing risks associated with Testim, CPEX’s only commercialized product (including litigation risk and pressures from existing or new competing products, including generic products, that may provide therapeutic, convenience or pricing advantages over Testim or may garner a greater share of the market growth, if any, of the overall androgen market where Testim competes and commercialization priorities of Auxilium); (ii) the costs and risks associated with terminating a significant percentage of its employees; (iii) the challenges of remaining a public company with a limited number of employees and (iv) the risks and costs of going private. Following this discussion, the board instructed RBC and Goodwin Procter to communicate to Athyrium that CPEX was not interested in its proposal to finance a Recapitalization and would either agree to a Merger Transaction or remain independent. The board further instructed RBC and Goodwin Procter to finalize negotiations of a merger agreement with the Buyer Group and to instruct the Buyer Group that it needed to finalize its financing arrangements by December 20, 2010 or discussions would be terminated.

On or about December 15, 2010, a stockholder contacted the Company and RBC and indicated its interest in acquiring the Company in a transaction at a discount to the current market price of the Company’s common stock. On December 15, 2010, the closing price of CPEX common stock was $24.05 per share. Given the range of value being offered, the Company declined to participate in discussions concerning this indication of interest.

Following the board meeting, Goodwin Procter continued negotiating the terms of the merger agreement with Olshan and delivered to Olshan a revised draft of the merger agreement. From December 16 to 20, 2010, the Buyer Group and Athyrium and other interested parties (collectively, the “Lenders”) continued negotiating the terms of the financing for a Merger Transaction. On December 20, 2010, in the absence of a definitive agreement for the financing for a Merger Transaction, CPEX terminated its negotiations with the Buyer Group. At this time, Goodwin Procter indicated to Olshan that, if the Buyer Group were able to obtain financing for its transaction in the near term, the Buyer Group could contact CPEX and the board would again consider its interest in entering into a transaction. However, Goodwin Procter indicated that the board was likely to terminate its strategic alternatives process and allow the Company to remain independent if a definitive merger agreement was not executed by mid-January 2011.

Between December 20 and December 29, 2010, the Buyer Group and the Lenders continued negotiating the financing terms for a Merger Transaction. On December 29, 2010, Olshan contacted Goodwin Procter and indicated that Footstar and its affiliates had reached agreement on the financing for a Merger Transaction and was interested in entering into definitive documentation for a Merger Transaction at the price of $27.25 per share in cash as soon as possible. From December 29, 2010 to January 3, 2011, the parties worked on finalizing the terms of the Debt Financing, the Bridge Financing Agreements and the Merger Agreement.

On January 3, 2011, the board met by telephone conference to discuss entering into the Merger Agreement. All of CPEX’s directors attended the meeting as well as Mr. Hebert and representatives of Goodwin Procter, EAPD and RBC. Goodwin Procter reviewed with the board the material terms of the Merger Agreement, including the closing conditions, termination rights and the amount of the termination fee and the circumstances in which it would be payable. Goodwin Procter also reviewed with the board the material terms of the Buyer Entities’ financing arrangements noting that an affiliate of Footstar would enter into a definitive loan agreement concurrently with the Buyer Entities’ execution of the Merger Agreement. Goodwin Procter additionally reviewed the board’s fiduciary duties with respect to considering the proposed transaction. Also at this meeting, RBC reviewed with the board its financial analysis of the $27.25 per share cash consideration and rendered to the CPEX board an oral opinion, which was confirmed by delivery of a written opinion dated January 3, 2011, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $27.25 per share cash consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates) was fair, from a financial point of view, to such holders. The board discussed the advantages of the negotiated Merger Agreement, including the ability of CPEX’s stockholders to receive a significant premium on their shares in the second quarter of 2011. The CPEX board then unanimously determined that the Merger was fair to and in the best interests of CPEX and its stockholders and approved the Merger Agreement, the related documentation and the transactions contemplated thereby and resolved to recommend that the CPEX stockholders vote in favor of the Merger Agreement.

On the evening of January 3, 2011, CPEX and the Buyer Entities executed the Merger Agreement. CPEX and the Buyer Entities also executed the Bridge Financing Commitment Letters with (i) Footstar Corp and (ii) the Black Horse Lenders, respectively. The Borrower, the Lenders and the Agent executed the Loan Agreement. CPEX amended its rights plan, making it inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated thereby.

Before the opening of trading in the United States on January 4, 2011, CPEX and Footstar each issued a press release announcing the execution of the Merger Agreement and related documents.

Reasons for the Merger and the Recommendation of our Board

Reasons for the Merger

In the course of its evaluation of the Merger and the Merger Agreement, our board held numerous meetings, consulted with our senior management, legal counsel and our financial advisor and reviewed a significant amount of information and, in reaching its decision to approve the Merger and the Merger Agreement, our board considered a number of factors, including, among others, the following factors:

•	information concerning our business, financial performance (both past and prospective) and our financial condition, results of operations (both past and prospective), business and strategic objectives, as well as the risks of accomplishing those objectives;

•	our business and financial prospects if we were to remain an independent company and the scale required to effectively develop and commercialize additional products using our drug delivery technology and compete in the industry and the costs associated with pursuing this business strategy;

•	the possible alternatives to the Merger (including the Recapitalization), the range of possible benefits and risks to our stockholders of those alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives and our board’s assessment that the Merger with the Buyer Entities presented a superior opportunity to such alternatives for our stockholders;

•	the ongoing costs we would incur if we were to remain a public reporting company and the advantages and disadvantages of being a public reporting company;

•	the risks associated with Testim, our only commercialized product, including pressures from existing or new competing products, including generic products, that may provide therapeutic, convenience or pricing advantages over Testim or may garner a greater share of the market growth, if any, of the overall androgen market where Testim competes and commercialization priorities of Auxilium;

•	the results of discussions with third parties relating to a possible business combination or similar transaction with us;

•	the process undertaken by our board in connection with pursuing a strategic transaction and the terms and conditions of the proposed Merger, in each case in light of the current market dynamics;

•	current financial market conditions and historical market prices, volatility and trading information with respect to CPEX common stock;

•	the potential for obtaining a superior offer from an alternative purchaser in light of the other potential strategic buyers previously identified and contacted by or on behalf of the Company and the risk of losing the proposed transaction with the Buyer Entities; and

•	the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination rights of the parties.

In the course of its deliberations, our board also considered, among other things, the following positive factors:

•	the value of the consideration to be received by our stockholders in the Merger pursuant to the Merger Agreement and the form of Merger consideration, consisting solely of cash, which provides certainty of value to our stockholders;

•	the fact that the $27.25 per share to be paid as the consideration in the Merger represents a premium of approximately 12% over the 60-trading day average closing trading price of our common stock of $24.33 per share, a premium of approximately 11% over the 20-trading day average closing trading price of our common stock of $24.63 per share and a premium of approximately 11% over the $24.55 closing trading price for the shares of our common stock on the NASDAQ Capital Market on January 3, 2011, the last trading day prior to the date on which the execution of the Merger Agreement was disclosed;

•	Borrower has entered into a definitive loan agreement which will provide the Buyer Entities with $64 million of debt financing to effect the Merger Agreement;

•	CPEX had entered into the Bridge Commitment Letters with the Black Horse Lenders and Footstar Corp pursuant to which these entities will provide $10 million and $3 million, respectively, to the

Buyer Entities to fund the payment of the consideration payable pursuant to the Merger Agreement or to satisfy any damages awarded to the Company in certain circumstances involving litigation brought pursuant to the Merger Agreement;

•	the fact that the Buyer Entities have represented to us in the Merger Agreement that they have adequate capital resources to pay the Merger consideration, taking into account the proceeds from the Loan Agreement and the Bridge Commitment Letters;

•	the provisions of the Merger Agreement which provide that the Company may enforce specifically the terms and provisions of the Merger Agreement, including the obligations of each Buyer Entity to (i) use reasonable best efforts to obtain the Debt Financing, (ii) use reasonable best efforts to obtain the Bridge Financing, (iii) enforce its rights under the Financing Agreements in the event of a breach by the Financing Parties that impedes or delays the closing of the Merger, including seeking specific performance of the Financing Parties’ obligations thereunder, and (iv) satisfy the conditions to closing set forth in the Merger Agreement and consummate the transactions contemplated by the Merger Agreement;

•	the fact that the Merger would be more tax advantageous than other transactions, including the sale of the Testim royalty;

•	the process through which CPEX, with the assistance of its legal and financial advisors, engaged in or sought to engage in discussions with the Buyer Group and its counsel and other parties potentially interested in engaging in a business combination or similar transaction with us;

•	the belief of our board that, after extensive negotiations with the Buyer Group and their representatives, we have obtained the highest price per share that the Buyer Entities are willing to pay and the highest price obtainable on the date of signing of the Merger Agreement;

•	RBC’s opinion, dated January 3, 2011, to the CPEX board of directors as to the fairness, from a financial point of view and as of such date, of the $27.25 per share consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates), as more fully described in “Opinion of CPEX’s Financial Advisor,” beginning on page 32;

•	the Merger Agreement, subject to the limitations and requirements contained in the agreement, provides our board with flexibility to furnish information to and conduct negotiations with third parties in certain circumstances and, upon payment to the Buyer Entities of a termination fee of $1.9 million (which our board believes is reasonable under the circumstances) to terminate the Merger Agreement, to accept a Superior Proposal;

•	the other terms and conditions of the Merger Agreement, including among other things the size of the termination fee and the circumstances when that fee may be payable; the limited number and nature of the conditions to the Buyer Entities’ obligation to complete the Merger, including (but not limited to) the absence of a financing condition and equity and the definition of “CPEX material adverse effect” and the exceptions for what constitutes a material adverse effect for purposes of the Merger Agreement; and

•	the Voting Agreements with our officers, directors and certain employees terminate in the event that we terminate the Merger Agreement, which permits those persons to support a transaction involving a Superior Proposal.

In the course of its deliberations, our board also considered, among other things, the following negative factors:

•	the possibility that the Merger will not be consummated and the potential negative effect of the public announcement of the Merger on our business and stock price and our ability to retain key management and other personnel;

•	our stockholders would not participate in any future growth potential or benefit from any future increase in our value;

•	the conditions to the Buyer Entities’ obligation to complete the Merger and the right of the Buyer Entities to terminate the Merger Agreement under certain circumstances;

•	the possibility that we may be obligated to pay the Buyer Entities a termination fee of $1.9 million;

•	the fact that the Merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

•	the restrictions on our ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that we pay a termination fee of $1.9 million in order to accept a Superior Proposal, which may discourage a competing proposal to acquire us that may be more advantageous to our stockholders;

•	the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the Merger and the possibility of other management and employee disruption associated with the Merger, including the possible loss of key management or other personnel; and

•	the interests that certain of our directors and executive officers may have with respect to the Merger, in addition to their interests as stockholders of CPEX generally, as described in “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 40.

The preceding discussion of the information and factors considered by our board is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, our board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board, but rather the board conducted an overall review of the factors described above, including discussions with our senior management and legal and financial advisors.

Board Recommendation

Our board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and in the best interests of our company and our stockholders, (ii) approved the Merger in accordance with the DGCL, (iii) adopted the Merger Agreement and (iv) resolved to recommend that the stockholders adopt and approve the Merger Agreement. Accordingly, our board unanimously recommends that our stockholders vote “FOR” the adoption and approval of the Merger Agreement at the special meeting.

Certain Financial Projections

Our senior management does not as a matter of course make public forecasts or projections as to future performance or earnings beyond the current fiscal quarter and generally does not make public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, during the course of negotiating the Merger Agreement, our management prepared certain prospective financial information to present certain projections of financial performance, and these projections were provided to our board in connection with its evaluation of the proposed Merger. The projections also were provided to our financial advisor. We have included below certain projections of our total revenue (including the Testim royalty and the potential Ser-120 milestones and royalties), gross profit and operating income (after deducting selling, general & administrative expense and research & development expense) to give our stockholders access to certain nonpublic information prepared for purposes of considering and evaluating the Merger.

The projections were developed from historical financial statements and did not give effect to any changes or expenses as a result of the Merger or any other effects of the Merger. The projections described below were prepared in December 2010. The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles. The inclusion of this information should not be regarded as an indication that our board or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Our independent registered certified public accounting firm, BDO USA, LLP (“BDO”), has neither examined nor compiled this prospective financial information and, accordingly, BDO does not express an opinion or any other form of assurance with respect thereto. Furthermore, the projections summarized below:

•	while presented with numerical specificity, necessarily make numerous assumptions, many of which are beyond our control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, and may not prove to be accurate;

•	represent only our management’s good faith judgments of future financial performance regarding certain results, and these projections, including, but not limited to, the projections relating to Testim and Ser-120 royalties, were not reviewed or approved by any third party, including, without limitation, Auxilium, Serenity or Allergan;

•	were prepared and updated as of December 2010 with respect to the fourth quarter of fiscal year 2010 and were prepared as of December 2010 with respect to fiscal years 2011-2014 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the projections will be achieved and readers of this proxy statement are cautioned not to place undue reliance on the projections.

The projections involve risks, uncertainties and assumptions and are not a guarantee of performance. The future financial results and stockholder value of CPEX may materially differ from those expressed in the projections due to factors that are beyond our ability to control or predict. We cannot assure you that the projections will be realized or that our future financial results will not materially vary from the projections. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. The projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since the date they were prepared. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

The projections are a forward-looking statement. For information on factors which may cause our future financial results to materially vary, see “Special Note Regarding Forward-Looking Statements” on page 14.

Projected Financial Results

	2010 (4th Q)	2010	2011	2012	2013	2014
Operations Statement	Forecast	Forecast	Projection	Projection	Projection	Projection
	(000’s)

Royalties & other revenue	$6,248	$23,117	$27,121	$29,833	$31,324	$37,413

Cost of net product sales	—	—	—	—	—	—

Gross profit	$6,248	$23,117	$27,121	$29,833	$31,324	$37,413

Operating expenses:
General and administrative	1,883	8,736	6,141	4,513	4,642	4,776
Research and development	1,641	8,109	5,200	10,894	20,841	21,600
Depreciation and amortization	168	703	737	722	789	479

Total operating expenses	$3,691	$17,547	$12,078	$16,129	$26,272	$26,855

Income (loss) from operations	$2,557	$5,570	$15,043	$13,704	$5,053	$10,557

Opinion of CPEX’s Financial Advisor

CPEX has engaged RBC as its financial advisor in connection with the Merger. In connection with this engagement, the CPEX board of directors requested that RBC evaluate the fairness, from a financial point of view, of the $27.25 per share consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates). On January 3, 2011, at a meeting of the CPEX board of directors held to evaluate the Merger, RBC rendered to the CPEX board of directors an oral opinion, which was confirmed by delivery of a written opinion dated January 3, 2011, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $27.25 per share consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates) was fair, from a financial point of view, to such holders.

The full text of RBC’s written opinion, dated January 3, 2011, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference herein. This summary of RBC’s opinion is qualified in its entirety by reference to the full text of the opinion. RBC’s opinion was addressed to, and provided for the benefit, information and assistance of, the CPEX board of directors (in its capacity as such) in connection with its evaluation of the cash consideration from a financial point of view and does not address any other aspect of the Merger. RBC’s opinion does not address the underlying business decision of CPEX to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction that may be available to CPEX or in which CPEX might engage. RBC did not express an opinion and made no recommendation as to how any stockholder or other party should act or vote with respect to the Merger or any related matter.

The type and amount of consideration payable in the Merger were determined through negotiations between CPEX and the Buyer Group, rather than by any financial advisor, and the decision to enter into the Merger was solely that of the CPEX board of directors. RBC’s opinion to the CPEX board of directors and related financial analysis were only one of many factors taken into consideration by the CPEX board of directors in evaluating the Merger and should not be viewed as determinative of the views of the CPEX board of directors or management with respect to the Merger or the consideration payable in the Merger.

RBC’s opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, of the per share consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates). RBC’s opinion did not in any way address other terms, conditions or implications of the Merger or the Merger Agreement, including, without limitation, the form or structure of the Merger or any voting or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. RBC did not evaluate the solvency or fair value of CPEX under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. RBC also did not express any opinion as to any legal, regulatory, tax or accounting matters, as to which RBC understood that CPEX obtained such advice as it deemed necessary from qualified professionals. Further, in rendering its opinion, RBC did not express any view on, and its opinion does not address, the fairness of the amount or nature of the compensation (if any) to any of the officers, directors or employees of any party, or class of such persons, relative to the per share consideration payable in the Merger or otherwise.

For the purpose of rendering its opinion, RBC undertook the review and inquiries it deemed necessary or appropriate under the circumstances, including:

•	reviewing the financial terms of the Merger Agreement;

•	reviewing and analyzing certain publicly available financial and other data with respect to CPEX and certain other relevant historical operating data relating to CPEX made available to RBC from published sources and CPEX’s internal records;

•	reviewing certain publicly available equity research reports relating to expected revenues from the product Testim (and, based on such expected revenues, CPEX’s potential royalty payments);

•	reviewing CPEX’s financial projections and forecasts prepared by CPEX’s management, which financial projections and forecasts were probability-weighted with respect to certain royalty and milestone payments expected to be received by CPEX from its product candidate relating to the treatment of nocturia;

•	conducting discussions with members of the senior management of CPEX with respect to the business prospects and financial outlook of CPEX as a standalone entity;

•	reviewing the reported prices and trading activity for CPEX common stock;

•	considering the results of the efforts undertaken on behalf of CPEX to solicit indications of interest from third parties with respect to a possible acquisition of CPEX following CPEX’s public announcement that it was exploring strategic alternatives; and

•	considering other information and performing other studies and analyses as RBC deemed appropriate.

In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all information that was reviewed by RBC, including all of the financial, legal, tax, operating and other information provided to or discussed with RBC by or on behalf of CPEX (including, without limitation, the financial statements and related notes of CPEX), and upon the assurances of CPEX’s management that it was not aware of any relevant information that had been omitted or that remained undisclosed to RBC. RBC did not assume responsibility for independently verifying, and did not independently verify, such information. RBC assumed, with CPEX’s consent, that CPEX’s financial projections and forecasts provided to RBC by CPEX were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of CPEX as a standalone entity. RBC expressed no opinion as to such financial projections and forecasts or the assumptions upon which they were based. RBC also relied, with CPEX’s consent, on the assessments of CPEX’s management as to the validity of, and risks associated with, the products, product candidates and technology of CPEX or its partners (including, without limitation, the timing and probability of successful development, testing and marketing of such products, product candidates and technology, approval of such products, product candidates and technology by appropriate governmental authorities and the validity and life of patents relating to, and the potential impact of generic competition on, such products, product candidates and technology).

In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of CPEX and RBC was not furnished with any such valuations or appraisals. RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of CPEX. RBC did not investigate, and made no assumption regarding, any litigation or other claims affecting CPEX. RBC also assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on CPEX or the Merger.

RBC’s opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information which RBC was supplied as of such date, and was without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which might exist or occur after such date. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion. RBC did not express any opinion as to the price or range of prices at which CPEX common stock might trade at any time. Except as described in this summary, CPEX imposed no other instructions or limitations on RBC with respect to the investigations made or the procedures followed by it in rendering its opinion.

The following is a summary of the material financial analysis and factors reviewed with the CPEX board of directors in connection with RBC’s opinion dated January 3, 2011. The summary below includes information presented in tabular format. In order to fully understand CPEX’s financial analysis, the table must be read together with the text of each summary. The table alone does not constitute a complete description of the financial analysis. Considering the data in the table below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of CPEX’s financial analysis. In arriving at its opinion, RBC considered selected public companies, and selected precedent transactions involving public companies, with operations in the specialty pharmaceutical industry to lack sufficient comparability to CPEX and the Merger. Accordingly, for purposes of its opinion, in addition to the review, inquiries and factors referred to in its opinion letter, RBC relied primarily on a financial analysis of CPEX as a standalone entity based on a discounted cash flow analysis as described below.

Sum-of-the-Parts Discounted Cash Flow Analysis

RBC performed a “sum-of-the-parts” discounted cash flow analysis of CPEX by performing separate discounted cash flow analyses of CPEX’s projected royalties from the product Testim, projected royalties and milestone payments from the product candidate relating to the treatment of nocturia, CPEX’s future corporate expenses and CPEX’s other cash flow items, including depreciation and amortization, capital expenditures and changes in working capital. The “sum-of-the-parts” discounted cash flow analysis of CPEX also included the potential value attributed by CPEX’s management to future applications of CPEX’s technology and the net cash available on CPEX’s balance sheet as of September 30, 2010. Estimated financial data of CPEX were based on internal estimates of CPEX’s management.

Discounted Cash Flow Analysis — Testim Product Royalty. With respect to the expected royalties from the product Testim, RBC calculated the estimated net present value of the standalone unlevered, after-tax free cash flows that CPEX was forecasted to generate from such royalties during the fourth quarter of calendar year 2010 through the full calendar year 2024. Given that CPEX’s management expected royalties to decline steadily after the entry in the market of a generic substitute for Testim in calendar year 2016, RBC also applied a sensitivity to such cash flows generated in calendar years 2017 through 2024 of (2.5%) to (7.5%). The cash flows were then discounted to present value using discount rates ranging from 15.0% to 20.0%.

Discounted Cash Flow Analysis — Nocturia Product Candidate Royalty and Milestone Payments. With respect to the expected royalty and milestone payments from CPEX’s product candidate relating to the treatment of nocturia, RBC calculated the estimated net present value of the standalone unlevered, after-tax free cash flows that CPEX was forecasted to generate from such payments during calendar years 2014 through 2021. In order to take into account the probability of such project candidate successfully completing phase 3 clinical trials and obtaining NDA approval, the expected revenues were probability-

weighted by 50% to 80% based on publicly available industry research reports. The cash flows were then discounted to present value using discount rates ranging from 15.0% to 20.0%.

Discounted Cash Flow Analysis — Corporate Expenses. With respect to CPEX’s corporate expenses, RBC calculated the estimated net present after-tax value of such expenses for the fourth quarter of calendar year 2010 through the full calendar year 2024. The after-tax corporate expenses were then discounted to present value using discount rates ranging from 5.0% to 10.0%.

Discounted Cash Flow Analysis — Other Cash Flow Items. With respect to CPEX’s other cash flow items, including depreciation and amortization, capital expenditures and changes in working capital, RBC calculated the estimated net present value of such other cash flows items for the fourth quarter of calendar year 2010 through the full calendar year 2024. The other cash flow items were then discounted to present value using discount rates ranging from 15.0% to 20.0%.

Based on implied equity value reference ranges for CPEX’s total royalty and milestone payments, less CPEX’s corporate expenses and other cash flow items, calculated as described above, plus the potential value attributed by CPEX’s management to future applications of CPEX’s technology and the net cash available on CPEX’s balance sheet as of September 30, 2010, this “sum-of-the-parts” discounted cash flow analysis of CPEX indicated the following implied per share equity reference range for CPEX, as compared to the per share consideration to be received in the Merger:

Implied Per Share	Per Share
Equity Reference Range:	Consideration

$17.01 - $31.98	$27.25

Other Factors

RBC also reviewed, for informational purposes, certain publicly available equity research reports relating to expected revenues from the product Testim and, based on such expected revenues, CPEX’s potential royalty payments.

Overview of Analysis and Factors; Other Considerations

In reaching its opinion, RBC reviewed the results of its analysis and other factors described above, taken as a whole, and exercised its professional experience and judgment in determining the fairness, from a financial point of view, of the per share consideration to be received in the Merger by holders of CPEX common stock (other than FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates). The preparation of a financial opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. RBC therefore gives no opinion as to the value or merit standing alone of any one or more portions of its analysis or factors and believes that its analysis and factors must be considered as a whole and that selecting portions of the analysis and factors considered could create an incomplete or misleading view of the processes underlying its opinion.

The financial analysis was prepared solely for purposes of RBC providing an opinion to the CPEX board of directors as to the fairness of the per share consideration from a financial point of view and does not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold or acquired, which are inherently subject to uncertainty. In connection with its analysis, RBC made, and was provided by CPEX’s management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CPEX. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Given that analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of CPEX, none of CPEX, RBC or any other person assumes responsibility if future results or actual values are materially different from such forecasts or assumptions.

RBC’s opinion was approved by the RBC Fairness Opinion Committee. CPEX selected RBC to serve as its financial advisor with respect to the Merger based on RBC’s experience in mergers and acquisitions and in securities valuation generally.

RBC, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC or one or more of its affiliates may act as a market maker and broker in the publicly traded securities of CPEX and/or any other company that may be involved in the Merger and receive customary compensation. RBC or one or more of its affiliates also may actively trade securities of CPEX, any other company that may be involved in the Merger or their respective affiliates or portfolio companies for their own account and the accounts of their customers and, accordingly, RBC and its affiliates may hold a long or short position in such securities. RBC also may provide investment banking and other financial services to CPEX, FCB I, Merger Sub, Footstar, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group and their respective affiliates in the future, for which RBC may receive compensation.

CPEX has agreed to pay RBC for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $2.3 million, portions of which were payable during the course of RBC’s engagement and upon delivery of its opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, RBC provided financial advisory services to CPEX in connection with the unsolicited tender offer for CPEX commenced by an affiliate of Richard Rofé in April 2010, for which services RBC received compensation. CPEX also has agreed to indemnify RBC for certain liabilities that may arise out of its engagement, including liabilities under the federal securities laws, and to reimburse RBC for its reasonable out-of-pocket expenses incurred in connection with its services, including fees and expenses of its legal counsel. The terms of RBC’s engagement were negotiated at arm’s-length between CPEX and RBC and the CPEX board of directors was aware of this fee arrangement at the time of its approval of the Merger Agreement.

Financing of the Merger

The Merger Agreement does not contain any condition to the obligations of FCB I or Merger Sub relating to the receipt of financing by the Buyer Entities. The Buyer Entities have represented and warranted to us that they will fund the Merger consideration from an aggregate of not less than $80 million of financing, comprised of $64 million of Debt Financing in accordance with the terms of the Loan Agreement and $16 million of financing from the Black Horse Lenders and Footstar Corp (of which $3 million was funded into FCB I and Merger Sub prior to the execution of the Merger Agreement, and $13 million of Bridge Financing which is committed pursuant to the Bridge Commitment Letters).

Debt Financing.

On January 3, 2011, Borrower entered into the Loan Agreement with The Bank of New York Mellon, as Agent, and the Lenders, pursuant to which the Lenders have, in the aggregate, provided Borrower with a term loan in the maximum principal amount of $64 million, the proceeds of which shall be made available by Borrower to Merger Sub to fund the Merger. In connection with and to secure the term loan, Borrower will grant Agent, for the benefit of itself and the Lenders, a lien on and security interest in certain collateral, including the right to receive royalty payments pursuant to our license agreement with Auxilium.

The term loan contains covenants, representations, warranties and events of default customary for loans of such nature. The obligations of the Lenders to fund the term loan are subject to satisfaction of customary conditions for financing of this type, including the following:

•	each loan document (other than the Loan Agreement, the security agreement, the fee letter and the agent fee letter) and the schedules and exhibits to the Loan Agreement and the schedules and exhibits to each other loan document shall, in each case, be in form and substance satisfactory to Agent and the

Lenders, and each loan document shall have been duly executed by a responsible officer of each of the parties thereto;

•	a report of UCC financing statements and applicable searches of the records of the U.S. Patent and Trademark Office performed with respect to Borrower, Merger Sub, CPEX and the collateral in each jurisdiction determined by the Lenders, and such report shall show no liens on the collateral (other than permitted liens);

•	Agent and the Lenders shall have received, (i) charter and good standing documents of Borrower, FCB I, Merger Sub and CPEX, in the case of CPEX, in form and substance satisfactory to the Lenders, and in the case of Borrower, FCB I and Merger Sub, in form and substance as provided in the Loan Agreement, (ii) resolutions of the board of directors and/or managers of Borrower and CPEX in substantially the form provided in the Loan Agreement and (iii) a certificate executed by an authorized officer of Borrower, in the form provided in the Loan Agreement;

•	(i) Agent and the Lenders shall have received (or will receive simultaneously with the funding of the term loan) all fees, charges and expenses due and payable on or prior to the closing date pursuant to the loan documents (including, for the avoidance of doubt, the arrangement fee and all fees under the fee letter and the agent fee letter), (ii) all fees, charges and disbursements of counsel to the Athyrium entities and counsel to Agent shall have been paid by Borrower and (iii) all fees, charges and disbursements of the third party valuation firm rendering the solvency opinion shall have been paid by or on behalf of Borrower;

•	Merger Sub shall not have declared or otherwise indicated that it is prepared to declare a CPEX material adverse effect;

•	Agent shall have received all certificates evidencing any certificated equity interests pledged to Agent pursuant to the pledge agreement, together with duly executed in blank and undated stock powers attached thereto;

•	all in form and substance satisfactory to Agent and the Lenders, Agent shall have received (i) the fully-executed collateral assignment of contribution agreement in the form provided in the Loan Agreement, (ii) any related assignment documentation, if any, (iii) the fully-executed collateral assignment of license agreement in the form provided in the Loan Agreement, (iv) the fully-executed CPEX agreement (identical in form and substance to the form of CPEX agreement provided in the Loan Agreement) together with all exhibits and schedules thereto and (v) the fully-executed contribution agreement (identical in form and substance to the form of contribution agreement provided in the Loan Agreement), together with all exhibits and schedules thereto and all documents to be executed in connection therewith;

•	Agent and the Lenders shall have received (i) the true contribution and non-consolidation opinion (identical in form and substance to the form of true contribution and non-consolidation opinion provided in the Loan Agreement), duly executed by outside counsel to Borrower, (ii) a solvency opinion of a third party valuation firm acceptable to the Lenders (it being understood and agreed that any one of Capstone Advisory Group, LLC, Valuation Research Corporation or Duff and Phelps LLC are acceptable to the Lenders) in form and substance satisfactory to Agent and the Lenders (it being understood and agreed that an assumption by the opinion providing valuation firm that the intellectual property rights relating to Testim that are contributed to Borrower pursuant to the contribution agreement remain valid and enforceable after the closing date is in substance acceptable to Agent and the Lenders), duly executed by such third party valuation firm and (iii) the written legal opinion of Borrower’s outside legal counsel regarding certain closing matters and the perfection of Agent’s security interest in the collateral following the closing date, in form and substance satisfactory to Agent and the Lenders;

•	Agent and the Lenders shall have received evidence of release and termination of, any and all liens and/or UCC financing statements in, on, against or with respect to any of the collateral (other than permitted liens);

•	Agent and the Lenders shall have received a certificate signed by a responsible officer of Borrower and CPEX (after giving effect to the Merger) (i) certifying that none of the Merger documents have been amended or modified and none of the closing conditions has been waived (other than any such amendments, modifications or waivers as have been consented to by the requisite Lenders in writing), (ii) certifying that Merger Sub has received a net cash capital contribution (in the form of equity) from FCB I in an amount equal to at least $16 million, (iii) certifying that the Merger has been consummated in compliance with the Merger documents in all material respects, (iv) certifying that all governmental, shareholder and third party consents and approvals necessary in connection with the Merger and the transactions contemplated thereby shall have been obtained and all such consents and approvals shall be in full force and effect, (v) attaching and certifying as true and complete resolutions evidencing that the board of directors of CPEX (prior to giving effect to the Merger) has approved the Merger, (vi) certifying that no default or event of default exists or would result from the funding of the term loan on the closing date or the application of the proceeds thereof, (vii) certifying that no CPEX material adverse effect shall have occurred since the execution of the Loan Agreement, (viii) attaching and certifying as true and complete the Auxilium license agreement and all amendments, schedules and exhibits thereto and certifying that the Auxilium license agreement remains in full force and effect as of the closing date and (ix) certifying that neither Borrower, Merger Sub, nor CPEX or any of their respective affiliates nor any of their officers or key management personnel shall have been indicted on felony charges which have not been dismissed or, to each respective entity’s knowledge, is under active investigation for a felony crime;

•	Agent and the Lenders shall have received a pro forma consolidated and consolidating balance sheet and related statements of income and cash flows for CPEX and its subsidiaries for the 12 month period ending September 30, 2011, giving effect to the Merger and the incurrence of indebtedness related thereto on a pro forma basis;

•	the operating account and the collection account shall have been established with the operating account bank and the collection account bank, as applicable, and Agent shall have received fully-executed copies of the operating account agreement and the collection account agreement, in each case in form and substance satisfactory to Agent and the Lenders;

•	Agent and the Lenders shall be satisfied that at least $2.5 million will, contemporaneously with consummation of the Merger, be contributed to the interest reserve in accordance with the terms of the contribution agreement and that the interest reserve will, at such time, be deposited in an interest bearing account at the collection account bank in accordance with the terms of the Loan Agreement; and

•	the Lender Withdrawal Date shall not have occurred. For purposes hereof, the term “Lender Withdrawal Date” shall mean the earliest to occur of (a) May 31, 2011, if the closing of the term loan has not occurred on or prior to May 31, 2011, (b) the date that Merger Sub declares or otherwise indicates that it is prepared to declare a CPEX material adverse effect, without giving effect to any amendment to such definition after the execution of the Merger Agreement not approved in writing by certain Lenders, as determined by the Agent and certain Lenders in their sole discretion or (c) the date that (i) Borrower or any of its affiliates (collectively, the “Borrower Parties”) consummates the Merger without using the proceeds of the term loan to finance the Merger, notwithstanding a willingness on the part of the Agent and the Lenders to consummate closing of the term loan or (ii) any Buyer Entity, or any related investment funds, or any one or more Borrower Parties consummates any similar transaction in which any equity investor named in the Loan Agreement, Black Horse or any Borrower Party acquires, directly or indirectly, all or any substantial portion of the stock or assets of CPEX or Borrower or certain royalty rights in Testim without using the proceeds of the term loan to finance such similar transaction.

References to CPEX in the closing conditions listed above, with respect to the execution of documents and agreements, in all cases (unless otherwise specifically noted) shall be CPEX upon giving effect to the Merger. For purposes of determining compliance with the conditions specified in the Loan Agreement, each

Lender that has funded its pro rata share of the term loan on the closing date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

The commitments of the Lenders under the Loan Agreement shall continue in full force and effect until the maturity date of the loan unless terminated pursuant to:

•	certain voluntary prepayment provisions;

•	the conditions to closing the term loan having not been satisfied or waived; or

•	the Lenders ability to withdraw on May 31, 2011 if the closing of the term loan has not occurred.

Bridge Financing.

In addition, concurrently with the execution and delivery of the Merger Agreement, the Black Horse Lenders entered into the Black Horse Commitment Letter with CPEX and the Buyer Entities pursuant to which the Black Horse Lenders have agreed to provide $10 million in financing to and undertake other obligations on behalf of CPEX and the Buyer Entities. The Black Horse Commitment Letter constitutes the Black Horse Lenders’ irrevocable guaranty to CPEX of FCB I’s obligation to pay the consideration contemplated by the Merger Agreement. Pursuant to the Black Horse Commitment Letter, if the conditions to closing the Merger have been satisfied and the Black Horse Lenders have not funded their commitment, we can sue the Black Horse Lenders to force them to specifically perform their obligations under the Black Horse Commitment Letter.

Also, concurrently with the execution and delivery of the Merger Agreement, Footstar Corp entered into the Footstar Commitment Letter with CPEX and the Buyer Entities pursuant to which Footstar Corp has agreed to provide $3 million in financing to and undertake other obligations on behalf of CPEX and the Buyer Entities. The Footstar Commitment Letter constitutes Footstar Corp’s irrevocable guaranty to CPEX of FCB I’s obligation to pay the consideration contemplated by the Merger Agreement. Pursuant to the Footstar Commitment Letter, if the conditions to closing the Merger have been satisfied and Footstar Corp has not funded its commitment, we can sue Footstar Corp to force it to specifically perform its obligations under the Footstar Commitment Letter.

These Bridge Commitment Letters provide that each of the Black Horse Lenders and Footstar Corp, as applicable, will provide such financing in the form of a bridge loan to be funded in immediately available funds at or prior to the closing of the Merger and which matures four business days following the closing. The bridge loan is to bear interest at 20% per annum and provide for a fee of 3% of the principal amount (less accrued interest) payable to the Black Horse Lenders and Footstar Corp, as applicable, due upon repayment of the bridge loan. The Bridge Commitment Letters provide that the bridge loan shall contain customary events of default, representations and warranties for loans of such nature. Under the terms of the Bridge Commitment Letters, the proceeds of the Bridge Financing are to be used to (a) fund the payment of consideration payable pursuant to the Merger Agreement and related purposes (including the payment of related fees and expenses) or (b) satisfy certain damages awarded to CPEX as a result of fraud or certain breaches by any Buyer Entity of any of the obligations of the Buyer Entities under the Merger Agreement.

Funding under the Bridge Commitment Letters is subject to the satisfaction or waiver of each of the conditions to the Buyer Entities’ obligations to consummate the transactions contemplated by the Merger Agreement (other than those conditions that are to be satisfied only at the closing of the Merger and any conditions which were not satisfied because of fraud or intentional breach by the Buyer Entities). The Bridge Commitment Letters will terminate upon the termination of the Merger Agreement in accordance with its terms. Copies of the Black Horse Commitment Letter and the Footstar Commitment Letter are included as Annex D and Annex E to this document, respectively. We urge you to read these materials carefully.

Specific Performance of the Financing

In addition to the other remedies provided for in the Merger Agreement and the Financing Agreements, the Merger Agreement provides that we may enforce specifically the terms and provisions of the Merger Agreement, including, among others, the obligations of each Buyer Entity to (i) use reasonable best efforts to obtain the Debt Financing, (ii) use reasonable best efforts to obtain the Bridge Financing and (iii) enforce its rights under the Financing Agreements in the event of a breach by the Financing Parties that impedes or delays the closing of the Merger, including seeking specific performance of the Financing Parties’ obligations thereunder.

Delisting and Deregistration of CPEX common stock

If the Merger is completed, the CPEX common stock will be removed from listing on the NASDAQ Capital Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board with respect to the Merger Agreement, holders of shares of CPEX common stock should be aware that our executive officers and directors have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware that these interests existed when it approved the Merger and the Merger Agreement. The material interests are summarized below. See also “The Voting Agreements” beginning on page 42 for a description of the Voting Agreements entered into with certain of our directors and executive officers.

Equity Based Awards

The Merger Agreement provides that, in general, each outstanding stock option of CPEX, whether or not exercisable, and each outstanding restricted stock unit of CPEX, including options and restricted stock units held by our directors and executive officers, will be accelerated and become exercisable in full immediately prior to the completion of the Merger. Upon consummation of the Merger, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $27.25 over the per share exercise price for the option multiplied by (ii) the number of shares of CPEX common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the Merger. Upon consummation of the Merger each outstanding restricted stock unit will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) $27.25 and (ii) the total number of shares underlying such restricted stock unit (assuming full vesting).

Our directors and executive officers holding unvested stock options and outstanding restricted stock units will receive cash payments at or shortly following the closing of the Merger in the approximate amounts

(before withholding) indicated in the following table, which assumes that the closing of the Merger occurs on April 4, 2011:

			Shares of	Value of
	Shares of	Value of	Outstanding	Outstanding	Total Value of
	Unvested Stock	Unvested Stock	Restricted	Restricted	Accelerated
Name	Options	Options	Stock Units	Stock Units	Equity

Executive Officers
Nils Bergenhem	11,667	$135,920.55	3,894	$106,111.50	$242,032.05
Lance Berman	17,204	$341,094.00	4,096	$111,616.00	$452,710.00
Robert P. Hebert	21,404	$225,119.00	344	$9,374.00	$234,493.00
John A. Sedor	39,251	$435,192.28	908	$24,743.00	$459,935.28
Directors
Miguel Fernandez(1)	—	—	—	—	—
Robert Forrester	—	—	3,000	$81,750.00	$81,750.00
Michael McGovern	—	—	4,000	$109,000.00	$109,000.00
James R. Murphy	—	—	7,000	$190,750.00	$190,750.00
John W. Spiegel	—	—	5,600	$152,600.00	$152,600.00
Total	89,526	$1,137,325.83	28,842	$785,944.50	$1,923,270.33

(1)	Mr. Fernandez did not stand for re-election at and thus ceased being a director following our annual meeting of stockholders held on May 26, 2010.

Severance Benefits Following a Change in Control

Each of our executive officers is party to an employment agreement with us, which may require us to make certain payments and provide certain benefits to such executive officer in the event of a change in control of CPEX, including the Merger, followed by a qualifying termination of his employment within 12 months after such change in control. Generally, such employment agreements provide that in such circumstance we would be obligated to pay the terminated executive two times either (A) the average of his aggregate annual compensation paid during the two prior calendar years (including base salary and bonuses, if any) or (B) if he has not been so employed for two full prior calendar years, 12 times his monthly base salary immediately prior to the change in control plus the greater of his (X) most recent bonus, if any, paid before the change in control and (Y) his target bonus most recently determined prior to the change in control. Such terminated executive would also be entitled to health benefits for a period of up to two years and the right to continue life insurance coverage at our expense for up to two years. In addition, any of his then outstanding equity awards would vest and become fully exercisable immediately. The following table summarizes the potential payments to each executive officer, including payments related to the accelerated equity awards contemplated in the table above, assuming that the closing of the Merger and the immediate termination of such executive officer occur on April 4, 2011.

		Cashed Out	Life Insurance
Name	Cash Payment	Equity Awards	Premium	Health Coverage	Total

Nils Bergenhem	$630,000	$309,987	$3,030	$43,153	$986,170
Lance Berman	$863,520	$1,077,870	$400	$14,536	$1,956,326
Robert P. Hebert	$537,748	$705,248	$465	$43,153	$1,286,614
John A. Sedor	$1,196,116	$1,822,684	$32,987	$43,153	$3,094,940

Director and Officer Indemnification and Insurance

The Buyer Entities agree that, for a period of six years after the effective time of the Merger, any rights to indemnification or exculpation and all limitations on the personal liability of each present and former director, officer, employee, fiduciary or agent of CPEX or our subsidiaries provided for in our organizational documents as of the effective time of the Merger shall continue in full force and effect for a period of six years after the effective time of the Merger. During such six year period, the Buyer Entities shall not amend, repeal or otherwise modify such provisions for indemnification in a manner that would materially and adversely affect any individual who was a director, officer, employee, fiduciary or agent of CPEX or our subsidiaries prior to the effective time of the Merger unless such modification is required by law; provided; however, that in the event any claim or claims are asserted prior to the effective time of the Merger or within the six-year period, all rights and indemnifications with respect to such claim or claims shall continue until the disposition of any and all such claims.

For a period of six years after the effective time of the Merger, each Buyer Entity shall, or cause the surviving corporation to, indemnify and hold harmless each present and former director or officer of CPEX or our subsidiaries, to the fullest extent of the law, against all costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the effective time of the Merger), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the effective time of the Merger (including the transactions contemplated by the Merger Agreement).

At or prior to the effective time of the Merger, we shall purchase directors’ and officers’ liability insurance (“D&O Insurance”) for our directors and officers, which shall provide such directors and officers with coverage for six years following the effective time of the Merger on terms acceptable to us so long as the aggregate cost does not exceed 250% of the most recent annual premium paid for D&O Insurance in effect prior to the execution of the Merger Agreement. The Buyer Entities shall, and cause the surviving corporation to, maintain such policy in full force and effect and continue to honor the obligations under such insurance.

If the Buyer Entities, the surviving corporation or any or its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets, then, the Merger Agreement requires that proper provision be made so that the successors and assigns of such Buyer Entity or the surviving corporation will assume all of the applicable obligations described above.

THE VOTING AGREEMENTS

Approximately 19.6% of the outstanding CPEX shares on the record date for the CPEX special meeting are subject to the Voting Agreements as, contemporaneously with the execution and delivery of the Merger Agreement, each of Nils Bergenhem, Lance Berman, Robert P. Hebert, Paul McCollum, Michael McGovern, James R. Murphy, Robert Prentiss, John A. Sedor and John W. Spiegel who were the directors, executive officers and key members of management of CPEX holding stock as of the date of the Merger Agreement, entered into Voting Agreements with the Buyer Entities. The shares covered by the Voting Agreements are referred to in this proxy statement as the “subject CPEX shares.”

The following is a summary description of the Voting Agreements. The form of Voting Agreement is attached as Annex C to this proxy statement. Please read it carefully.

Each individual who entered into a Voting Agreement with the Buyer Entities entered into it in his capacity as a CPEX stockholder and agreed to appear at any meeting of the stockholders of CPEX or any adjournment or postponement thereof with respect to the Merger or otherwise cause their shares to be counted as present for purposes of calculating a quorum and to vote the subject CPEX shares at the CPEX special meeting:

•	in favor of adoption and approval of the Merger Agreement and to take any other actions necessary to support the consummation of the Merger;

•	against any action, proposal or agreement that, to the knowledge of the individual signing the Voting Agreement, would reasonably be expected to result in a material breach of any representation or warranty of CPEX under the Merger Agreement or that would be reasonably expected to result in any of the conditions to our obligations under the Merger Agreement not being fulfilled;

•	against any other Acquisition Proposal, or any agreement, transaction, proposal or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement; and

•	against any material change in the present capitalization of CPEX or any amendment to our charter or by-laws.

The individuals signing the Voting Agreements also agreed to grant to the Buyer Entities an irrevocable proxy to vote the subject CPEX shares on any of the foregoing matters at the special meeting if the individual is unable to perform his obligations under the Voting Agreement.

The individuals signing the Voting Agreements have agreed that they will be bound by non-solicitation restrictions that are substantially the same as the non-solicitation provisions of the Merger Agreement described below under “The Merger Agreement — No Solicitations” beginning on page 55. These individuals further agreed to certain restrictions on the transfer of their CPEX shares. These individuals further agreed to waive and not exercise any rights of appraisal or rights to dissent from the Merger that they may be entitled to under Delaware law.

REGULATORY MATTERS

Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission (the “FTC”) to determine whether they comply with applicable antitrust laws. Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds may not be completed until the expiration of a waiting period that follows the filing of notification forms by the parties to the transaction with the Department of Justice and the FTC. We and the Buyer Entities each determined that the Merger does not meet the jurisdictional thresholds and therefore (i) no filing of notification forms by any of the parties to the transaction is necessary under the HSR Act and (ii) the waiting period that would follow such a filing is inapplicable to the Merger and the related transactions.

In addition, the Buyer Entities and CPEX do not expect that the Merger will be subject to any other state or federal regulatory requirements other than filings under applicable securities laws and the filing of certain Merger documents with the Secretary of State of the State of Delaware. The Buyer Entities and CPEX intend to comply with all such requirements; however, there can be no assurance that we will obtain the regulatory approvals necessary to complete the Merger or that the granting of these approvals, if any, will not involve the imposition of conditions on completion of the Merger or require changes to the terms of the Merger. These conditions or changes could result in conditions to the Merger not being satisfied. See “The Merger Agreement — Conditions to and Closing of the Merger,” beginning on page 61. For additional details on the parties’ respective regulatory obligations under the Merger Agreement, see “The Merger Agreement — Other Covenants and Agreements — Third Party Consents and Regulatory Approvals,” beginning on page 58.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences to our stockholders of the receipt of cash in exchange for shares of CPEX common stock pursuant to the Merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis. This discussion generally assumes that the shares of CPEX common stock are held as capital assets (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of the stockholder’s personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, partnerships, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, stockholders who hold shares of CPEX common stock as part of a hedging, “straddle,” conversion or other integrated transaction, stockholders who acquired their shares of CPEX common stock through the exercise of employee stock options or other compensation arrangements or stockholders who receive cash pursuant to the exercise of appraisal rights). In addition, this discussion does not address any aspect of foreign, state or local alternative minimum or estate and gift taxation that may be applicable to a stockholder.

We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of CPEX common stock pursuant to the Merger.

If a partnership (or an entity or arrangement taxable as a partnership for U.S. federal income tax purposes) holds shares of CPEX common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding CPEX common stock, you should consult your own tax advisor.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of CPEX common stock that is:

•	a citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes) of CPEX common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash in the Merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of shares of CPEX common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in shares of CPEX common stock and the amount of cash received. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the shares of CPEX common stock have been held for more than one year at the effective time of the Merger, the gain or loss will be long-term capital gain or loss, subject (in the case of non-corporate U.S. holders) to tax at the current maximum U.S. federal income tax rate of 15%, and will be short-term capital gain or loss if the shares have been held for one year or less. The deductibility of a capital loss recognized on the exchange is subject to limitation.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the Merger, unless the U.S. holder is an exempt recipient. Under the U.S. federal income tax backup withholding rules, the Buyer Entities generally may be required to and may withhold 28% of all payments to which a U.S. holder or other payee is entitled in the Merger, unless the U.S. holder or other payee (i) is a corporation or comes within other exempt categories and demonstrates this fact or (ii) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the paying agent for the Merger the substitute Form W-9 that each stockholder will receive with the letter of transmittal following completion of the Merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be credited against a holder’s U.S. federal income tax liability, if any, or refunded provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the Merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	we are or have been a “United States real property holding corporation” (as defined under the Code) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of the Merger or the period that the non-U.S. holder held the CPEX common stock and the non-U.S. holder owned more than 5% of CPEX common stock at any time during such period, in which case the non-U.S. holder generally will be taxed on the holder’s net gain realized in the Merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code).

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 28%) may apply to the cash received pursuant to the Merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a signed Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding” or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be credited against a non-U.S. holder’s U.S. federal income tax liability, if any, or refunded provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

The foregoing discussion of material U.S. federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of CPEX common stock. We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of CPEX common stock pursuant to the Merger.

THE MERGER AGREEMENT

The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.

The Merger

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will be merged with and into CPEX and, as a result of the Merger, the separate corporate existence of Merger Sub will cease and CPEX will continue as the surviving corporation and become a wholly-owned subsidiary of FCB I. At the effective time of the Merger, the surviving corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of CPEX and Merger Sub, as provided by law, including Section 259 of the DGCL.

Merger Sub and the surviving corporation will take all necessary actions such that, at the effective time of the Merger, our charter will be amended to read in its entirety as set forth in the form attached to the Merger Agreement and, as so amended, will be the certificate of incorporation of the surviving corporation and the by-laws of the surviving corporation will be those of Merger Sub as in effect immediately prior to the Merger. From and after the effective time of the Merger, the directors of Merger Sub shall become the directors of the surviving corporation, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s charter and by-laws. From and after the effective time of the Merger, our officers shall be the officers of the surviving corporation, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s charter and by-laws.

The closing of the Merger will occur as soon as practicable but in any event within three business days after all of the conditions set forth in the Merger Agreement (other than those conditions that relate to action to be taken at closing) and described under “— Conditions to and Closing of the Merger” are satisfied or waived, unless the Merger Agreement has been terminated pursuant to its terms or unless extended by mutual agreement of the parties. In any event, the Merger Agreement provides that the closing of the Merger may not occur prior to April 4, 2011.

The Merger will become effective upon the filing of the certificate of merger with the Delaware Secretary of State. It is currently anticipated that the effective time of the Merger will occur during the second quarter of calendar year 2011. However, the parties cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

As of the effective time of the Merger, by virtue of the Merger, each share of CPEX common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $27.25 in cash, without interest and less any applicable withholding taxes, other than:

•	shares of CPEX common stock owned by CPEX or by any wholly-owned subsidiary of CPEX and any shares of CPEX common stock owned by the Buyer Entities or by any wholly-owned subsidiary of any of the Buyer Entities immediately prior to the effective time of the Merger, which shares will be cancelled and will cease to exist and no consideration will be delivered in exchange for such shares; and

•	shares that are held by any CPEX stockholders who, in accordance with Section 262 of the DGCL (i) have not voted in favor of adopting the Merger Agreement, (ii) have properly demanded appraisal for his, her or its shares in writing, (iii) have otherwise complied in all respects with Section 262 of the DGCL and (iv) have not effectively withdrawn, lost or failed to perfect his, her or its rights to appraisal, which shares will not be converted into the Merger consideration, but at the effective time, by virtue of the Merger and without any action on the part of the holder thereof, will be cancelled and will cease to exist and will represent the right to receive only those rights provided under Section 262 of the DGCL.

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the surviving corporation.

Payment Procedures

At least four business days prior to the closing, the Buyer Entities will designate a paying agent, which shall be a bank or trust company, that is reasonably acceptable to CPEX. The Buyer Entities will enter into a paying agent agreement, in form and substance reasonably acceptable to CPEX, with such paying agent to act as agent for the payment of the Merger consideration. On or before the effective time of the Merger, the Buyer Entities will deposit into an account maintained and designated by the paying agent, which we refer to as the exchange account, cash in an amount sufficient to make the payments contemplated by the Merger Agreement. The exchange account will not be used for any other purpose.

Promptly after the effective time of the Merger (and in no event later than two business days thereafter), the Buyer Entities or the surviving corporation will cause the paying agent to mail to each holder of record of a certificate or book-entry shares, which immediately prior to the effective time of the Merger represented outstanding shares of CPEX common stock whose shares were converted pursuant to the Merger Agreement into the right to receive the Merger consideration, a letter of transmittal and instructions for effecting the surrender of the certificates or book-entry shares in exchange for the Merger consideration. The letter of transmittal will specify how to deliver the certificates or book-entry shares and how the risk of loss and title to the certificates or book-entry shares, as applicable, will pass. Upon surrender of a certificate or book-entry share to the paying agent for cancellation, together with a properly completed and executed letter of transmittal and such other documents which may be required pursuant to such instructions, the holder of such certificate or such book-entry share will be entitled to receive in exchange therefor cash equal to the Merger consideration payable in respect of the shares of CPEX common stock previously represented by such certificate or such book-entry share and the surrendered certificate or book-entry share will immediately be cancelled. If transfers of ownership of CPEX common stock have been made but have not been registered in the transfer records of CPEX, payment may be made to a person other than the person in whose name the surrendered certificate or book-entry share is registered, if such certificate or such book-entry share is presented to the paying agent along with all documents reasonably required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Until they are surrendered, each certificate or book-entry share will be deemed at any time after the effective time of the Merger to represent only the right to receive, upon such surrender, the Merger consideration. No interest will be paid or accrue on any cash payable upon surrender of any certificate or book-entry share.

The Merger consideration delivered upon the surrender of certificates or book-entry shares shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of CPEX common stock, and from and after the effective time of the Merger, the stock transfer books of CPEX will be closed and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of CPEX common stock which were outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, certificates or book-entry shares are presented to the surviving corporation or the paying agent for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.

Any portion of the exchange account that remains undistributed to the holders of certificates or book-entry shares six months after the effective time of the Merger will be delivered to the Buyer Entities, upon demand, and any holder of a certificate or a book-entry share who has not previously complied with the payment procedures set forth in the Merger Agreement prior to the end of such six month period shall thereafter look only to the Buyer Entities for payment of its claim for the Merger consideration.

To the extent permitted by applicable law, none of any Buyer Entity, CPEX, the surviving corporation or the paying agent or any of their respective affiliates will be liable to any person in respect of Merger consideration delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

The paying agent will invest any cash included in the exchange account as directed by the Buyer Entities, provided that such investments will be in obligations of or guaranteed by the United States. Any net profit resulting from, or interest or income produced by, such investments will be placed in the exchange account and be payable to the Buyer Entities.

Each of the Buyer Entities, the surviving corporation and the paying agent will be entitled to deduct and withhold from the Merger consideration or consideration otherwise payable pursuant to the Merger Agreement to any holder of a certificate, a book-entry share, a CPEX restricted stock unit or a CPEX stock option, such amounts as it reasonably determines it is required to deduct and withhold with respect to the making of such payment under U.S. tax law or any other applicable provision of law. To the extent that amounts are withheld by any Buyer Entity, the surviving corporation, or the paying agent, as the case may be, such deducted and withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to such security holder.

In order for the paying agent to issue the Merger consideration in exchange for shares represented by a lost, stolen or destroyed certificate, a CPEX stockholder whose certificate has been lost, stolen or destroyed, should make an affidavit of that fact and, if required by the surviving corporation, should post a bond as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

Treatment of Options and Restricted Stock Unit Awards

Unvested Stock Options.  In accordance with the provisions of our existing equity compensation plan, each CPEX stock option that is outstanding immediately prior to the effective time of the Merger, and that is not then vested and exercisable, shall become fully vested and exercisable immediately prior to the effective time of the Merger. As of the effective time of the Merger, each CPEX stock option that was outstanding immediately prior to the effective time shall be cancelled in exchange for the right to receive from the Buyer Entities or the surviving corporation a lump-sum cash payment (without interest and less any applicable withholding taxes) immediately after the effective time of the Merger. The lump-sum cash payment shall be equal to the product of (i) the excess, if any, of $27.25 over the per share exercise price for such CPEX stock option and (ii) the total number of shares underlying such CPEX stock option. CPEX shall ensure that following the effective time of the Merger no holder of a CPEX stock option (or former holder of a CPEX stock option) shall have any right thereunder to acquire any capital stock of CPEX or the surviving corporation or any other equity interest therein (including “phantom” stock or stock appreciation rights).

Unvested Restricted Stock Units.  In accordance with the provisions of our existing equity compensation plan, each CPEX restricted stock unit that is outstanding immediately prior to the effective time of the Merger shall become fully vested and cancelled immediately prior to the effective time of the Merger in exchange for the right to receive from the Buyer Entities or the surviving corporation a lump-sum cash payment (without interest and less any applicable withholding taxes) immediately after the effective time of the Merger, equal to the product of (i) $27.25 and (ii) the total number of shares underlying such CPEX restricted stock unit.

Stockholders’ Meeting and Proxy Statement

Pursuant to the terms of the Merger Agreement, we have agreed to, as soon as practicable after the date of the Merger Agreement, take all action necessary to call, give notice of, convene and hold a special meeting to consider and vote on a proposal to adopt and approve the Merger Agreement. Unless required by law, we have agreed not to postpone the special meeting or adjourn the special meeting if a quorum is present, without the prior consent of the Buyer Entities. We agreed that the special meeting would be held on a date we selected in consultation with the Buyer Entities as promptly as practicable after the mailing of this proxy statement.

We agreed to prepare and file with the SEC as promptly as practicable after the date of the Merger Agreement, a proxy statement relating to the special meeting to be held to consider the adoption and approval of the Merger Agreement. We agreed that the proxy statement would comply in all material respects in form and substance with the rules and regulations promulgated by the SEC. In addition, we agreed to respond promptly to any comments of the SEC or its staff with respect to the proxy statement. Each Buyer Entity agreed to furnish to us all information concerning themselves as reasonably requested in connection with the preparation of the proxy statement or which may be legally required. We agreed to promptly notify the Buyer Entities upon receipt of any comments from the SEC or its staff, or any request from the SEC or its staff for amendments or supplements to the proxy statement. We further agreed to consult with the Buyer Entities prior to responding to any such comments or requests or filing any amendment or supplement to the proxy statement and to provide the Buyer Entities with copies of all correspondence between CPEX and our representatives on the one hand and the SEC and its staff on the other hand. We will cause the proxy statement to be mailed to our stockholders as promptly as practicable following the clearance of the proxy statement by the SEC (or expiration of applicable period for comments) and shall furnish the information required to be provided to our stockholders pursuant to the DGCL and any other applicable laws.

Representations and Warranties

The Merger Agreement contains representations and warranties made by CPEX to the Buyer Entities and representations and warranties made by the Buyer Entities to CPEX. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, these representations and warranties have been qualified by certain disclosures that we have made to the Buyer Entities in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information. The representations and warranties in the Merger Agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC. This description of the representations and warranties is included to provide CPEX’s stockholders with information regarding the terms of the Merger Agreement.

In the Merger Agreement, CPEX has made representations and warranties to the Buyer Entities with respect to, among other things:

•	the due incorporation, valid existence, good standing, power and authority of CPEX and our subsidiary;

•	our capitalization and that of our subsidiary;

•	our authority to enter into the Merger Agreement and to complete the transactions contemplated by the Merger Agreement and the Merger Agreement has been duly and validly executed and delivered by CPEX such that it constitutes the valid and binding obligations of CPEX, enforceable against us in accordance with its terms;

•	our having taken all actions necessary to render the Rights Agreement inapplicable to the Merger Agreement and the Voting Agreements, and the transactions contemplated by the Merger Agreement, the Voting Agreements and the Merger;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

•	our having properly filed or furnished all registration statements, forms, reports, certifications and other documents required to be filed or furnished with the SEC in connection with our being an SEC reporting company;

•	our system of internal accounting controls and our disclosure controls and procedures and violations or possible violations of Section 806 of the Sarbanes-Oxley Act;

•	our financial statements;

•	the absence of undisclosed liabilities;

•	the conduct of our business, the absence of certain changes or events, and changes, circumstances or events which have had, or would reasonably be expected to have, a material adverse effect on CPEX, all since December 31, 2009;

•	broker’s fees;

•	the absence of certain litigation;

•	our compliance with the terms of our permits, licenses, authorizations, consents, approvals and franchises from governmental authorities;

•	tax matters;

•	matters related to our employee benefit plans;

•	labor and employment matters;

•	our material contracts;

•	our real property;

•	compliance with environmental laws and regulations;

•	the inapplicability of state takeover statutes to the Merger;

•	intellectual property matters;

•	matters related to CPEX’s insurance policies;

•	our regulatory compliance, including whether we hold all permits, licenses, variances, registrations, exemptions, orders, consents and approvals from the FDA and certain other governmental authorities;

•	receipt by our board of an opinion from our financial advisor;

•	statements contained in the proxy statement and any other documents filed with the SEC in connection with the Merger Agreement; and

•	the absence of criminal acts of CPEX, our subsidiary and our officers and certain key members of management.

Many of the representations and warranties we make in the Merger Agreement are qualified by a “materiality” or a “CPEX material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect to CPEX). For purposes of the Merger Agreement, a “CPEX material adverse effect” means (i) any change, event, circumstance, development or effect, each referred to as a change, that, individually or in the aggregate with all other changes occurring or existing prior to the determination of a CPEX material adverse effect, has or would reasonably be expected to have a material adverse effect on our or our subsidiary’s business, assets, liabilities, condition (financial or other) or results of operations, taken as a whole; our ability to consummate the transactions contemplated by the Merger Agreement; the validity of U.S. Patent No. 7,320,968; or the enforceability of our contractual rights under our license agreement with Auxilium, (ii) the withdrawal by the FDA of its approval to market Testim or (iii) the termination of our license agreement with Auxilium. However, none of the following shall be considered a CPEX material adverse effect and a change resulting from any of the following will be excluded from determining whether a CPEX material adverse effect has occurred (in each of cases (i), (ii), (iii), (vi) and (vii) below, other than changes that affect us and our subsidiary, taken as a whole, in a disproportionate manner as compared to our industry peers):

(i) any change resulting from general economic conditions in the United States or any other country or region in the world;

(ii) any change resulting from conditions in the industries in which we and our subsidiary conduct business;

(iii) any change resulting from acts of war, sabotage or terrorism in the United States or any other country or region in the world;

(iv) any change resulting from the taking of any action required by the Merger Agreement or the failure to take any action prohibited by the Merger Agreement;

(v) any change resulting from any actions taken, or failure to take action, in each case which the Buyer Entities have requested in writing or approved in writing or to which the Buyer Entities have consented in writing;

(vi) any change resulting from changes in law or other legal or regulatory conditions;

(vii) any change resulting from changes in GAAP;

(viii) any change resulting from changes in our stock price or the trading volume, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes may be deemed to constitute, or be taken into account in determining whether there has been, or would be, a CPEX material adverse effect);

(ix) any change resulting from any failure by CPEX to meet any internal or public estimates, projections, budgets, forecasts or expectations of our revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or would be, a CPEX material adverse effect); and

(x) any change resulting from the pendency or announcement of the Merger or the transactions contemplated by the Merger Agreement, including the termination of relationships by customers, suppliers or any other person having a contractual relationship with us or our subsidiary or the termination by our employees of their employment with us.

In the Merger Agreement, the Buyer Entities made customary representations and warranties to CPEX with respect to, among other things:

•	the due incorporation, valid existence, good standing and power of each Buyer Entity;

•	the availability of cash and cash equivalents, in immediately available funds, of $3 million to the Buyer Entities as of the date of the Merger Agreement, such cash balance to be maintained until the earlier of the closing of the Merger or the termination of the Merger Agreement;

•	the Buyer Entities’ authority to enter into the Merger Agreement and to complete the transactions contemplated by the Merger Agreement and that the Merger Agreement has been duly and validly executed and delivered by the Buyer Entities such that it constitutes the valid and binding obligations of each Buyer Entity, enforceable against the Buyer Entities in accordance with its terms;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

•	broker’s fees;

•	the absence of certain litigation;

•	statements contained in the proxy statement and any other documents filed with the SEC in connection with the Merger Agreement; and

•	the Buyer Entities’ acknowledgement that, except as expressly set forth in the Merger Agreement, neither CPEX nor our subsidiary or our representatives makes any express or implied representation or warranty to the Buyer Entities or any of their representatives in connection with the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement.

In addition to the representations and warranties listed above, the Buyer Entities represent and warrant in the Merger Agreement that the financing of the Merger will consist of an aggregate of not less than $80 million of financing, comprised of $64 million of Debt Financing in accordance with the terms of the Loan Agreement and $16 million of financing from the Bridge Financing Parties (of which $3 million was funded into Merger Sub and FCB I prior to the execution of the Merger Agreement, and $13 million of Bridge Financing which is committed pursuant to the Bridge Commitment Letters). Pursuant to the Loan Agreement and the documents contemplated thereby and subject to its terms and conditions, each of the parties to the Loan Agreement (other than Borrower) have severally agreed to lend the amounts for the purposes set forth in the Loan Agreement. The Loan Agreement and the Bridge Commitment Letters shall, collectively with their respective schedules, exhibits, amendments, or other annexes, be referred to as the “Financing Agreements.” Subject to the terms and conditions of the Financing Agreements, and assuming the accuracy of certain of our representations and warranties and compliance in all material respects with certain of our covenants, the net proceeds contemplated in the Financing Agreements, together with other financial resources available to FCB I, Merger Sub and Borrower, will, in the aggregate, be sufficient for the satisfaction of all of the Buyer Entities’ obligations under the Merger Agreement or arising as a result of the transactions contemplated by the Merger Agreement, including the payment of the Merger consideration and any other amounts required to be paid pursuant to the Merger Agreement and the payment of all fees and expenses and other payment obligations required to be paid or satisfied by the Buyer Entities and the surviving corporation in connection with the Merger and the Financing Agreements. The Buyer Entities further represent and warrant that as of the date of the Merger Agreement no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of FCB I, Merger Sub or Borrower under the Financing Agreements or, to the knowledge of FCB I, Merger Sub or any other party to the Financing Agreements. The Buyer Entities also represent and warrant that they have fully paid, or have caused to be fully paid, all commitment or other fees required to be paid prior to the date of the Merger Agreement pursuant to the Financing Agreements and, subject to the satisfaction of certain closing conditions, none of the Buyer Entities has any reason to believe that any of the conditions to the financing contemplated in the Financing Agreements will not be satisfied or that such financing or any other funds necessary for the satisfaction of all of the Buyer Entities’ obligations under the Merger Agreement or arising as a result of the transactions contemplated by the Merger Agreement will not be available to the Buyer Entities on the closing date of the Merger.

Further, the Buyer Entities represent and warrant that, assuming the accuracy of the representations and warranties of CPEX in the Merger Agreement, and the performance of our obligations under the Merger Agreement, the amount of funds expected to be provided pursuant to the Debt Financing and the Bridge Financing, together with immediately available funds held in deposit accounts by the Buyer Entities, is in an amount in excess of the Merger consideration.

The representations and warranties contained in the Merger Agreement and in any certificate or other writing delivered pursuant to the Merger Agreement will not survive the effective time of the Merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the Merger.

Covenants Regarding Conduct of Business by CPEX Pending the Merger

Except for matters contemplated by the Merger Agreement, as required by applicable law or agreed to in writing by the Buyer Entities, from the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, we will, and will cause each of our subsidiaries to, conduct our and its business in the ordinary course, consistent with past practice and in material compliance with applicable laws, and use our commercially reasonable efforts in light of our available cash to:

•	preserve substantially intact our business organizations and goodwill; and

•	keep available the services of our officers and employees and preserve the relationships with those persons having business dealings with CPEX or our subsidiary.

In addition, except as required by the terms of the Merger Agreement or applicable law or agreed to in writing by Buyer Entities (which will not be unreasonably withheld) and except as set forth in the disclosure schedules contemplated in the Merger Agreement, from the date of the Merger Agreement until the earlier of the consummation of the Merger or the termination of the Merger Agreement, CPEX will not, nor will it permit our subsidiary to, among other things:

•	amend our charter or articles of organization, or by-laws, or any joint venture documents, partnership agreements or equivalent organizational documents;

•	issue, deliver, sell, pledge, transfer, dispose of or encumber any shares of our or our subsidiaries’ capital stock or other equity or voting interests, or any securities convertible into, exchangeable or exercisable for or representing the right to subscribe for, purchase or otherwise receive any such shares or interests or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock or other rights that are linked to the value of our common stock or the value of CPEX or our subsidiary or any part thereof;

•	effect any stock split, stock combination, stock reclassification, reverse stock split, stock dividend, recapitalization or other similar transaction;

•	grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date hereof to acquire any of our shares of capital stock or shares of deferred stock, restricted stock awards, restricted stock units, stock appreciation rights, “phantom” stock awards or other similar rights that are linked to the value of our common stock or the value of CPEX or our subsidiary or any part thereof (whether or not pursuant to our existing equity plan);

•	increase any compensation or benefit, or grant any bonuses, except to the extent required under existing or disclosed plans or arrangements, enter into or amend in any material respect any employment or severance agreements, adopt any new pension or benefit plans or materially amend or modify any existing plan, provide any funding for any rabbi trust or similar arrangement, or take any other action to fund or secure the payment of any compensation or benefit, grant any right to receive any severance, change-in-control, retention, termination or similar compensation or benefits or increases therein, hire or otherwise employ any individual other than in the ordinary course of business consistent with past practice or terminate any key employee other than for cause (including misconduct or breach of company policy);

•	declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or other property or any combination thereof) with respect to any shares of our capital stock or other equity or voting interests or directly or indirectly adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of our shares of capital stock of, or other equity or voting interest in, us or our subsidiary, or any options, warrants, calls or rights to acquire any such stock or other securities, other than in connection with tax withholdings and exercise price settlement upon the exercise of stock options or the conversion of restricted stock units outstanding on the date of the Merger Agreement;

•	other than in the ordinary course of business consistent with past practice, transfer, sell, lease, sublease, license, sublicense or otherwise dispose of any of our or our subsidiary’s material assets or properties or mortgage or pledge any of such property or assets, or subject any such property or assets to any other encumbrance;

•	except in the ordinary course of business consistent with past practice, enter into, or amend or terminate certain contracts or any lease or sublease;

•	enter into any procurement contracts which require or involve the payment of more than $150,000 individually or $600,000 in the aggregate;

•	make any capital expenditures in excess of $150,000 individually or $600,000 in the aggregate;

•	merge with, enter into a consolidation with or otherwise acquire a material portion of the outstanding equity interests in any person or acquire any portion of the assets or business of any person (or any division or line of business thereof) having a fair market value in excess of $65,000 or otherwise acquire (including, through leases, subleases and licenses of real property) any assets, except in the ordinary course of business consistent with past practice;

•	undertake any acquisitions that will make it more difficult in any material respect to obtain any approval or authorization required in connection with the transactions contemplated by the Merger Agreement under any law or that would reasonably be expected to prevent, delay, or impede consummation of the transactions contemplated by the Merger Agreement;

•	write down or write up or fail to write down or write up the value of any receivables or revalue any assets other than in the ordinary course of business and in accordance with GAAP;

•	create, incur or assume any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for letters of credit entered into in the ordinary course of business and consistent with past practice; any intra-company indebtedness, or purchase money debt, capital leases or guarantees in the ordinary course of business not involving indebtedness of more than $65,000 individually or $300,000 in the aggregate;

•	create, incur or assume any encumbrance affecting the material assets or properties of CPEX or our subsidiary;

•	change any of our methods, principles or practices of financial accounting currently in effect other than as required by GAAP as concurred by our independent registered accountants;

•	modify, amend, accelerate, terminate or cancel certain contracts, enter into, amend or modify any agreement or arrangement with persons that are affiliates, or enter into, extend or renew any material contract, other than, in each case, in the ordinary course of business consistent with past practice;

•	enter into, amend or modify any agreement which grants exclusive supply, manufacturing, production, marketing or distribution rights with respect to any products or technologies of CPEX or our subsidiary;

•	transfer or license on an exclusive basis any rights to our intellectual property assets; sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any of our intellectual property assets or amend or modify in any respect any existing material agreements with respect to our intellectual property assets; enter into any material agreement with respect to our intellectual property assets or with respect to the intellectual property of any third party, other than, in the case of intellectual property of any third party, in the ordinary course of business;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of CPEX or our subsidiary;

•	form any subsidiary;

•	make any material tax election or settle or compromise any material tax liability, if such election, settlement or compromise would have the effect of increasing our or our subsidiary’s tax liability for any period;

•	materially reduce the amount of any insurance coverage provided by our existing insurance policies;

•	settle, pay or discharge certain litigation;

•	knowingly take or fail to take any action in breach of the Merger Agreement for the purpose of (or which would be reasonably expected to have the effect of) materially delaying or preventing the consummation of the transactions contemplated by the Merger Agreement (other than as required by law); and

•	authorize or commit, resolve, offer, agree or announce an intention to take any of, the foregoing actions or any other action inconsistent with the foregoing.

No Solicitations

We agreed that, upon execution of the Merger Agreement, we would, and that we would cause our subsidiaries and any of our or their directors, officers, employees, affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders, consultants or representatives acting in such capacity (whom we refer to collectively as representatives) to immediately cease and terminate activities, discussions or negotiations with anyone with respect to or that may reasonably be expected to lead to, an Acquisition Proposal (as defined below). We have agreed to promptly instruct those persons with whom we have entered into confidentiality agreements relating to an Acquisition Proposal to promptly return or destroy all information, documents, and materials furnished to such persons in accordance with the terms of those confidentiality agreements.

We have agreed that neither CPEX nor any of our subsidiaries will, nor will CPEX or any of our subsidiaries cause any of our or their representatives to, directly or indirectly:

•	initiate, solicit or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•	participate in any discussions or negotiations regarding, or furnish any non-public information to any person (other than the Buyer Entities) in connection with, an Acquisition Proposal;

•	enter into any letter of intent or agreement related to an Acquisition Proposal (other than a confidentiality agreement discussed below); or

•	approve or recommend an Acquisition Proposal.

However, if, prior to receiving stockholder adoption and approval of the Merger Agreement, CPEX or our representatives receive an unsolicited bona fide written Acquisition Proposal that our board determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined below), we may take the following actions:

•	furnish information with respect to CPEX and our subsidiary or our business to the third party making such Acquisition Proposal, which we refer to as a qualified bidder, if we receive an executed confidentiality agreement from the qualified bidder (with terms no less favorable to us than those contained in our confidentiality agreement with the Buyer Entities and provided that such confidentiality agreement with the qualified bidder does not contain any provisions that would prevent us from complying with our obligations to provide the Buyer Entities with the required notices described below) provided that all such information provided to such qualified bidder has been previously provided to the Buyer Entities prior to or concurrently with the time it is provided to such qualified bidder; and

•	engage in discussions or negotiations with the qualified bidder and its representatives with respect to the Acquisition Proposal.

Except as provided below, neither our board nor any committee of our board may withdraw or change, in a manner adverse to the Buyer Entities, its recommendation that our stockholders adopt and approve the Merger Agreement. In addition, neither our board nor any committee of our board may propose publicly to adopt or recommend any Acquisition Proposal. We refer to any such recommendation as an adverse recommendation change.

At any time prior to our receipt of stockholder adoption and approval of the Merger Agreement, our board may, in response to an Acquisition Proposal that is a Superior Proposal (as defined below) that did not result from our breach of this non-solicitation provision, (i) effect an adverse recommendation change and/or (ii) enter into a definitive agreement, which we refer to as an acquisition agreement, with respect to the Superior Proposal, and simultaneously terminate the Merger Agreement if our board determines in good faith after consultation with our outside legal counsel that failure to do so would reasonably be likely to result in a breach of its fiduciary obligations under applicable law. Such actions are permitted; however, only after the fourth business day following the Buyer Entities’ receipt of our written notice that our board is prepared to take such action. We have agreed that such notice will identify the person making the Superior Proposal and we will attach the most current version of any agreement relating to the Superior Proposal. Any material amendment to such Superior Proposal will require the delivery of a new notice and will commence a new four business day period. During any such four business day period, the Buyer Entities are entitled to deliver to CPEX one or more counterproposals to such Acquisition Proposal, and we shall give the Buyer Entities the opportunity to meet and negotiate with us and our representatives. At the end of such period, an adverse recommendation change and/or entry into a definitive agreement are permitted only if our board has determined in good faith, after taking into account all amendments or revisions irrevocably committed to by the Buyer Entities and after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal.

In addition, at any time prior to our receipt of stockholder adoption and approval of the Merger Agreement, our board may, in response to a material development or change in circumstances, which we refer to as an intervening event, occurring or arising after the date of the Merger Agreement that was neither known to the board nor reasonably foreseeable (and not relating to any Acquisition Proposal), withdraw or modify its recommendation of the Merger Agreement or the Merger if the board has concluded in good faith, after consultation with outside counsel, that, in light of such intervening event, its fiduciary obligations require it to take such action. The board shall not be permitted to take such action unless we have provided the Buyer Entities with at least four business days prior written notice advising the Buyer Entities that the board intends to take such action and specifying the reasons therefor in reasonable detail. In addition, during such four business day period, if requested by the Buyer Entities, we must provide any information related to the intervening event reasonably requested by the Buyer Entities and engage in good faith negotiations with the Buyer Entities to amend the Merger Agreement in such a manner that obviates the need for taking such action as a result of the intervening event. Any adverse recommendation change will not change the approval of the Merger Agreement or any other approval of the board, nor shall any adverse recommendation change have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions, including the Merger.

An “Acquisition Proposal” means any inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving CPEX, (ii) a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of CPEX and our subsidiaries, taken as a whole or (iii) a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of beneficial ownership (the term “beneficial ownership” having the meaning assigned thereto in Section 13(d) of the Exchange Act and its rules and regulations) of securities representing 15% or more of the voting power of CPEX or any of our subsidiaries. The term “Acquisition Proposal” does not include the Merger or the other transactions contemplated by the Merger Agreement.

A “Superior Proposal” means any bona fide unsolicited written Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being treated as references to 50% for these purposes) made by a third party that did not result from a breach of the non-solicitation provisions of the Merger Agreement that our board determines in good faith, after consultation with outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable from a financial point of view to our stockholders than the Merger (and, to the extent applicable, all amendments or revisions irrevocably committed to by the Buyer Entities in any proper counterproposals) taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal, including, without limitation, the likelihood of consummation.

We have agreed to notify the Buyer Entities promptly (but in any event within 24 hours) of the receipt of any Acquisition Proposal or inquiries, discussions, negotiations, proposals or expressions of interest that would be reasonably expected to lead to, an Acquisition Proposal. This notice shall include (i) the identity of the person or group making any such Acquisition Proposal, request or inquiry, (ii) a copy of all written materials provided by such person in connection with such Acquisition Proposal, request or inquiry and (iii) a written summary, if it is not in writing, of any such Acquisition Proposal, request or inquiry. After receipt of the Acquisition Proposal, request or inquiry, we will keep the Buyer Entities informed promptly (but in any event within 24 hours) of all material developments regarding the status and material details of any such Acquisition Proposal, request or inquiry (including, but not limited to, notice of all material amendments with respect thereto).

The non-solicitation provisions of the Merger Agreement will not prohibit CPEX from complying with Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal if, in the good faith judgment of our board or a committee of the board, after consultation with outside legal counsel, failing to take such action would be inconsistent with its obligations under applicable law (it being understood that any such compliance with Rule 14e-2 or Item 1012(a) may constitute an adverse recommendation change). In addition, it is understood and agreed that, for purposes of the Merger Agreement, a factually accurate public statement by CPEX that describes our receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto or any “stop, look and listen” communication by our board pursuant to Rule 14d-9(f) of the Exchange Act or any similar communication to our stockholders, shall not constitute an adverse recommendation change or an approval or recommendation with respect to any Acquisition Proposal.

Subject to the provisions described above, our board agreed to recommend that CPEX’s stockholders adopt and approve the Merger Agreement (which we refer to as the board recommendation). Our board also agreed to include the board recommendation in this proxy statement and we agreed to use our reasonable best efforts to obtain the required vote of our stockholders.

Financing the Merger Covenant

Each of the Buyer Entities has agreed to use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing of the Merger on the terms and conditions described in the Financing Agreements, including:

•	maintaining in effect the Financing Agreements;

•	satisfying on a timely basis all conditions applicable to the Buyer Entities or Borrower in the Financing Agreements that are within its control and complying with its obligations thereunder; and

•	enforcing its rights under the Financing Agreements in the event of a breach by any of the Financing Parties that impedes or delays the closing of the Merger, including seeking specific performance of the parties thereunder, provided that all conditions to the Buyer Entities’ obligations to effect the Merger contained in the Merger Agreement have been satisfied or waived by the parties entitled to waiver (or with respect to certificates to be delivered at closing, are capable of being satisfied, if not waived by the parties entitled to waiver, upon closing).

In the event that all conditions to the Merger Agreement have been satisfied, the Buyer Entities have agreed to use reasonable best efforts to cause the Debt Financing Parties to fund on the closing date of the Merger the Debt Financing required to consummate the Merger and the other transactions contemplated by the Merger Agreement (including by taking enforcement action, including seeking specific performance, to cause the Debt Financing Parties to fund such Debt Financing).

If any portion of the financing of the Merger becomes unavailable or the Buyer Entities become aware of any event or circumstance that makes any portion of the financing of the Merger unavailable and such portion is required to fund the Merger consideration, the Buyer Entities will use their best efforts to arrange and obtain alternative financing from alternative sources, including alternative financial institutions and investment funds, in an amount sufficient to consummate the transactions contemplated by the Merger Agreement as promptly as practical following the occurrence of such event. The Buyer Entities will keep us promptly informed of all material developments regarding the Financing Agreements including providing written and oral notice within

24 hours of the occurrence of any material breach of the Financing Agreements, the possibility that a condition thereto will not be satisfied or the termination of the Financing Agreements.

We have agreed to provide, and shall cause our representatives to provide reasonable cooperation in connection with the arrangement of the financing of the Merger as may be reasonably requested by the Buyer Entities in advance written notice to CPEX (provided that such requested cooperation does not unreasonably interfere with our ongoing operations), including without limitation, the provision of a copy of resolutions of our board approving the Merger and provided that we shall not be required to pay any fees (including commitment or other similar fees) or incur any costs in connection with the financing of the Merger (or any replacement thereof) prior to the effective time of the Merger.

In the event that the Financing Agreements are amended, replaced, supplemented or otherwise modified, including as a result of obtaining alternative financing as discussed above, or if the Buyer Entities substitute other debt or equity financing for all or a portion of the financing of the Merger, each of the Buyer Entities and CPEX shall comply with its respective terms described above with respect to the Financing Agreements as so amended, replaced, supplemented or otherwise modified and with respect to such other financing to the same extent that the Buyer Entities and CPEX would have been obligated to comply with respect to the financing of the Merger.

Other Covenants and Agreements

Third Party Consents and Regulatory Approvals.  Subject to the terms and conditions of the Merger Agreement, each Buyer Entity and CPEX will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable after the date of the Merger Agreement, including:

•	preparing and filing, in consultation with the other party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary to be obtained from any third party and/or any governmental authority in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement; and

•	taking all reasonable steps as may be necessary to obtain all such material consents, clearances, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals.

Notwithstanding the foregoing, each Buyer Entity has agreed to, and shall cause its subsidiaries to, propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of such Buyer Entity or any of its subsidiaries, or effective as of the effective time of the Merger, CPEX or our subsidiaries, or otherwise offer to take or offer to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of any Buyer Entity, any of their subsidiaries, the surviving corporation or its subsidiaries) which it is lawfully capable of taking and if the offer is accepted, take or commit to take such action, in each case, as may be required in order to avoid the commencement of any action to prohibit the Merger or any other transaction contemplated by the Merger Agreement, or if already commenced, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action so as to enable the closing of the Merger to occur as soon as reasonably possible (and in any event, not later than the end date, as may be extended). Notwithstanding anything in the Merger Agreement to the contrary, we have agreed not to, without the consent of the Buyer Entities, publicly or before any governmental authority or other third party, offer, suggest, propose or negotiate, and shall not commit to or effect, by consent decree, hold separate order or otherwise, any sale, divestiture, disposition, prohibition or limitation or other action of a type described in this paragraph.

Employment and Benefit Matters.  The Buyer Entities have agreed that, for a one-year period commencing at the effective time of the Merger, they will cause the surviving corporation to maintain base salary, bonus opportunity and CPEX’s benefit plans (other than stock-based benefits) for CPEX’s employees who remain employed after the effective time of the Merger at the same levels that are, in the aggregate, no less favorable than the benefit levels that were in effect on the date of the Merger Agreement to the extent that, with respect to CPEX’s benefit plans, the provider of such benefits is willing to make such benefits available to CPEX’s employees. Each Buyer Entity has agreed to, and will cause the surviving corporation to, treat and cause any new benefit plans in which CPEX’s employees are entitled to participate to treat, the service of CPEX’s employees with CPEX or any of our subsidiaries attributable to any period before the effective time of the Merger as service rendered to the Buyer Entities, the surviving corporation or any subsidiary of the Buyer Entities for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation and vacation accrual, but excluding benefit accrual under any defined benefit pension plan and eligibility for early retirement or for retiree welfare benefit plans. Each Buyer Entity agreed to cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any new health or similar plan to be waived with respect to CPEX’s employees and their eligible dependents, to the extent waived or satisfied under the corresponding plan in which CPEX’s employees participated immediately prior to the transition to the new plan, and any deductibles paid by CPEX’s employees under any of our or our subsidiaries’ health plans in the plan year in which the transition to the new plan occurs shall be credited towards deductibles under such new health plans. Each Buyer Entity agreed to, and shall cause the surviving corporation to, use commercially reasonable efforts to make appropriate arrangements with any new insurance carriers to ensure such result. CPEX’s employees will be considered to be employed by a Buyer Entity or the surviving corporation “at will” and nothing in the Merger Agreement shall be construed to limit the ability of any Buyer Entity or the surviving corporation to terminate the employment of any CPEX employee at any time. The Buyer Entities agreed to cooperate with CPEX, and assume all costs, in respect of consultation obligations and similar notice and bargaining obligations owed to any of our or our subsidiaries’ employees or consultants in accordance with all applicable laws and bargaining agreements, if any. Except and to the extent provided above, the Buyer Entities shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any CPEX employee benefit plans and programs provided that the Buyer Entities shall continue to maintain such CPEX employee benefit plans and programs (other than stock based benefits) until the CPEX employees are permitted to participate in the plans and programs of a Buyer Entity or the surviving corporation as provided. In addition, except as may otherwise expressly be provided in the Merger Agreement, the Buyer Entities have agreed to, and shall cause the surviving corporation to, continue to be obligated to perform, in accordance with their terms, all contractual rights of current and former employees of CPEX, or obligations of CPEX under any severance or change-in-control policy we maintained as of the date of the Merger Agreement with the understanding that that the occurrence of the closing of the Merger will constitute a “change-in-control” and a “change of control” of CPEX and that our executive officers and directors and, as applicable, employees shall be entitled to the applicable payments and benefits as set forth in such change-in-control arrangements in accordance with the terms thereof, and that such executive officers, directors and employees shall be third party beneficiaries of the employment provision of the Merger Agreement and shall be entitled to enforce the covenants contained therein.

Access to Information.  Upon reasonable prior notice and subject to applicable laws relating to the exchange of information, we have agreed to, and will cause our subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Buyer Entities, reasonable access without undue interruption, during normal business hours during the period from the date of the Merger Agreement until the effective time of the Merger, or the date, if any, on which the Merger Agreement is properly terminated, to all of our properties, books, contracts, commitments and records (other than confidential information contained in personnel files to the extent the disclosure of such information is prohibited by privacy laws) and our accountants and accountants’ work papers. We have agreed to provide the Buyer Entities with such access to the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of our business, properties, prospects and personnel as the Buyer Entities may reasonably request. Neither we nor any of our subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of the Merger Agreement or would reasonably be expected to violate or result in a loss or impairment of any attorney-client or work product privilege. We and the Buyer Entities agreed that we will all use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. In addition, no information identifying individual employees or consultants of CPEX or our subsidiaries, or protected personal information regarding such employees or consultants, will be disclosed under the Merger Agreement or its schedules in respect of employees or consultants that are employed (or were employed and remain domiciled) in any country that has enacted legislation implementing the EU Personal Data Privacy Directive or similar legislation, except to the extent permitted by a contractual undertaking entered into by CPEX and the Buyer Entities regarding maintenance of privacy of such data in a form reasonably necessary to effect compliance with such legislation. With respect to all information furnished by one party to the other party or its representatives under the Merger Agreement, the parties have agreed to comply with, and shall cause their respective representatives to comply with, all of their respective obligations under the confidentiality agreement between CPEX and the Buyer Entities.

Additional Agreements.  In case at any time after the effective time of the Merger any further action is necessary or desirable to carry out the purposes of the Merger Agreement or to vest the surviving corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to the Merger Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Buyer Entities.

Advice of Changes.  The Buyer Entities and CPEX shall each promptly notify the other party of any change or event having a material adverse effect or which it believes would otherwise be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in the Merger Agreement, provided, that the delivery of any notice pursuant to the advice of changes provision of the Merger Agreement shall not limit or otherwise affect the remedies available thereunder to the party receiving such notice.

Publicity.  Except with respect to any action taken pursuant to, and in accordance with the non-solicitation or termination provisions of the Merger Agreement, for so long as the Merger Agreement is in effect, none of the Buyer Entities nor CPEX shall, or shall permit any of its respective subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by the Merger Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed, except as may be required by applicable law or the applicable rules of any stock exchange, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other parties to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto, provided that the party seeking to issue or cause the publication of any press release or other announcement with respect to the Merger or the Merger Agreement shall not be required to provide any such review or comment to the other party in connection with any disclosure contemplated by the non-solicitation provision of the Merger Agreement or any disclosure of the Buyer Entities in response thereto or in connection therewith.

Rule 16b-3 Actions.  The Buyer Entities and CPEX agreed that, in order to most effectively compensate and retain those officers and directors of CPEX who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, both prior to and after the effective time of the Merger, it is desirable that such persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the transactions contemplated by the Merger Agreement, and for that compensatory and retentive purpose agree to the provisions of the Rule 16b-3 provision of the Merger Agreement. Promptly after the date of the Merger Agreement and prior to the effective time of the Merger, we will take all such steps as may be required to cause any dispositions of shares of our common stock resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to

CPEX to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

Other Actions by the Buyer Entities.  Subject to the conditions to closing related to the Buyer Entities’ obligations to effect the Merger and the termination provisions of the Merger Agreement, each Buyer Entity will refrain (and shall use its reasonable best efforts to cause its affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by the Merger Agreement. FCB I agreed to cause Merger Sub to, promptly following execution of the Merger Agreement, approve and adopt the Merger Agreement and deliver to CPEX evidence of Merger Sub’s vote or action by written consent approving and adopting the Merger Agreement in accordance with applicable law and the organizational documents of Merger Sub. FCB I agreed to cause Borrower to, or shall cause Merger Sub to, promptly following execution of the Merger Agreement, approve the performance of all actions required by it in connection with the transactions contemplated by the Merger Agreement and deliver to CPEX evidence of Borrower’s vote or action by written consent approving and adopting the Merger Agreement in accordance with applicable law and the organizational documents of Merger Sub.

State Takeover Laws.  If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal laws becomes or is deemed to become applicable to CPEX, the Merger, the Voting Agreements or any other transaction contemplated by the Merger Agreement, then our board shall take all action necessary to render such statute inapplicable to the foregoing.

Notification of Certain Litigation.  We have agreed to notify the Buyer Entities within 24 hours if and after we receive notice of any actions, suits, claims, investigations or proceedings instituted or threatened against us or any of our directors, officers or affiliates, including by any CPEX stockholder, before any court or governmental authority relating to the Merger Agreement, the Voting Agreements, the Merger or the other transactions contemplated thereby, or seeking damages or discovery in connection with such transactions. We will consult with the Buyer Entities regarding the defense or settlement of any such actions, suits, claims, investigations or proceedings and shall not settle any such litigation without the Buyer Entities’ written consent, which the Buyer Entities agreed shall not be unreasonably withheld, conditioned or delayed.

Director and Officer Indemnification and Insurance.  The Buyer Entities and CPEX have agreed to provide or take action regarding certain indemnification and exculpation rights to our directors and executive officers as discussed above, see “Interests of Our Directors and Officers in the Merger — Director and Officer Indemnification Insurance” beginning on page 41.

401(k).  Except with the prior written consent of the Buyer Entities, during the period from the date of the Merger Agreement to the effective time of the Merger, we have agreed not to: (i) make any employer contribution to our 401(k) plan, other than employer matching contributions at the rate in effect immediately prior to the date of the Merger Agreement or (ii) make any employer contribution to our 401(k) plan in the form of CPEX common stock.

Conditions to and Closing of the Merger

The obligations of the Buyer Entities, on the one hand, and CPEX, on the other hand, to consummate the Merger are subject to the satisfaction of the following conditions:

•	approval and adoption of the Merger Agreement by an affirmative vote of a majority of the outstanding shares of CPEX common stock entitled to vote at the special meeting;

•	any required regulatory approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods applicable to the Merger shall have expired or been terminated;

•	no order, injunction, judgment, ruling or decree issued by any court or agency of competent jurisdiction or any governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and

•	no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, deemed applicable to the Merger or enforced by any governmental authority which prohibits, or makes illegal, consummation of the Merger.

The obligations of the Buyer Entities to consummate the Merger are subject to the satisfaction of the additional following conditions:

•	the representations and warranties of CPEX contained in the Merger Agreement shall be true and correct as of the date thereof (except for representations and warranties that relate to a specific date or time which need only be true and correct in all material respects as of such date or time) and as of the effective time of the Merger without giving effect to the words “materially” or “material” or to any qualification related to a CPEX material adverse effect (except for representations and warranties that relate to a specific date or time which need only be true and correct in all material respects as of such date or time), except where the failure to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a CPEX material adverse effect;

•	CPEX shall have performed in all material respects any obligation, agreement or covenant required to be performed by us under the Merger Agreement at or prior to the closing date of the Merger and the Buyer Entities shall have received a certificate to such effect signed by our chief executive officer and our chief financial officer;

•	between the date of the Merger Agreement and the closing date of the Merger, there shall not have occurred and be continuing a CPEX material adverse effect;

•	CPEX shall have a balance of at least $15 million in cash and cash equivalents as of the closing date of the Merger, after giving effect to all fees, costs and expenses incurred by CPEX in connection with the Merger and the transactions contemplated by the Merger Agreement; and

•	the Buyer Entities shall have received for delivery to Agent a certificate executed by one of our authorized officers certifying that all of the closing conditions set forth in the Merger Agreement have been satisfied or waived.

The obligation of CPEX to consummate the Merger is subject to the satisfaction of the additional following conditions:

•	the representations and warranties of each Buyer Entity contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement (except for representations and warranties that relate to a specific date or time which need only be true and correct in all material respects as of such date or time) and as of the effective time of the Merger without giving effect to the words “materially” or “material” or to any qualification related to a Buyer Entity material adverse effect (except for representations and warranties that relate to a specific date or time which need only be true and correct in all material respects as of such date or time), except where the failure to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a Buyer Entity material adverse effect; and

•	each Buyer Entity shall have performed in all material respects any obligation, agreement or covenant required to be performed by it under the Merger Agreement at or prior to the closing date of the Merger and CPEX shall have received a certificate signed by the chief executive officer and the chief financial officer of each Buyer Entity to such effect.

The above conditions may be amended or waived prior to the effective time of the Merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, subsequent to the approval and adoption of the Merger Agreement by CPEX’s stockholders, no such amendment or waiver will be made that requires the approval of our stockholders unless the required further stockholder approval is obtained.

Subject to the terms and conditions of the Merger Agreement, the closing of the Merger shall occur no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions to closing described above (other than those conditions that relate to action to be taken at the closing of the Merger), unless the Merger Agreement has been terminated pursuant to its terms or unless extended by mutual agreement of the parties, provided, the closing of the Merger may not occur prior to April 4, 2011.

Specific Performance

We and the Buyer Entities agree that (i) irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required thereunder to consummate the Merger) and (ii) the parties to the Merger Agreement will be entitled to specific performance of the terms under the Merger Agreement in addition to any other remedy to which such party is entitled at law or in equity. Accordingly, (a) the Buyer Entities shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of the Merger Agreement by CPEX and to enforce specifically the terms and provisions of the Merger Agreement and (b) we shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including the obligations of each and every Buyer Entity to:

•	use reasonable best efforts to obtain the Debt Financing;

•	use reasonable best efforts to obtain the Bridge Financing;

•	enforce its rights under the Financing Agreements in the event of a breach by the Financing Parties that impedes or delays closing of the Merger, including seeking specific performance of the Financing Parties’ obligations thereunder; and

•	satisfy the conditions to closing of the Merger to be performed by the Buyer Entities and consummate the transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, CPEX and the Buyer Entities explicitly agreed that (i) we shall be entitled to seek specific performance of the Buyer Entities’ obligation to cause the Bridge Financing to be funded to fund the Merger in the event that all conditions to be performed by us have been satisfied or waived by the parties entitled to waiver (or with respect to certificates to be delivered at the closing of the Merger, are capable of being satisfied, if not waived by the parties entitled to waiver, upon the closing of the Merger), (ii) the financing provided for by the Debt Financing Agreements has been funded or will be funded at the closing of the Merger if the Bridge Financing is funded at the closing of the Merger and (iii) we have confirmed that if specific performance is granted and the Bridge Financing and Debt Financing are funded, then the closing of the Merger will occur.

Thus, either CPEX or the Buyer Entities may contemporaneously commence an action for specific performance and seek any other form of remedy at law or in equity that may be available for breach under the Merger Agreement or otherwise in connection with the Merger Agreement or the transactions contemplated thereby (including monetary damages), but no such alternative remedy may be granted unless and until the court has declined to award specific performance. If a court of competent jurisdiction has declined to specifically enforce the obligations of a party to the Merger Agreement to consummate the Merger pursuant to a claim for specific performance brought against such party in connection with the Merger Agreement, any award of damages may be granted by such court for such breach by such party in accordance with the termination provisions of the Merger Agreement. However, from and after the effective time of the Merger, nothing in the specific performance provision of the Merger Agreement will limit the rights or remedies of any indemnified party under the indemnification provisions of the Merger Agreement.

FCB I Guarantee

FCB I agreed to cause Merger Sub and Borrower to comply in all respects with each of its representations, warranties, covenants, obligations, agreements and undertakings pursuant to or otherwise in connection with the Merger Agreement, the Financing Agreements, the Merger and the other transactions contemplated by the Merger Agreement. As a material inducement to our willingness to enter into the Merger Agreement and perform our obligations under the Merger Agreement, FCB I unconditionally guarantees full performance and payment by Merger Sub and Borrower of each of its respective covenants, obligations and undertakings pursuant to or otherwise in connection with the Merger Agreement, the Financing Agreements, the Merger and the other transactions contemplated by the Merger Agreement. FCB I represents, acknowledges and agrees that any breach of, or other failure to perform, any such representation, warranty, covenant, obligation, agreement or undertaking of Merger Sub and Borrower shall also be deemed to be a joint and several breach or failure to perform by the Buyer Entities, and CPEX or any of our permitted successors and assigns, if applicable, shall have the right, exercisable in CPEX’s or such person’s sole discretion, to pursue any and all available remedies we or such person may have arising out of any such breach or nonperformance directly against any Buyer Entity in the first instance.

Termination of the Merger Agreement

CPEX and the Buyer Entities may terminate the Merger Agreement by mutual written consent at any time before the consummation of the Merger. In addition, with certain exceptions, either the Buyer Entities or CPEX may terminate the Merger Agreement at any time before the consummation of the Merger if:

•	any governmental authority of competent jurisdiction shall have issued a final and non-appealable order, decree, judgment, injunction or ruling or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Merger (provided that the party seeking to terminate the Merger Agreement shall have used its reasonable best efforts to have such order, decree, judgment, injunction or ruling lifted if and to the extent required by the Merger Agreement);

•	the Merger is not consummated on or before May 31, 2011 (which we refer to as the end date); provided that this right to terminate shall not be available to any party who failed to perform any of its obligations under the Merger Agreement, or otherwise violated the Merger Agreement, or failed to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement, and such failure or violation has been a principal cause of, or resulted in, the failure of the Merger to be consummated on or before the end date (any such termination event referred to as an end date termination event); or

•	our stockholders do not adopt and approve the Merger Agreement at the special meeting or at any adjournment or postponement thereof (any such termination event referred to as a CPEX stockholder approval termination event).

The Buyer Entities may also terminate the Merger Agreement if:

•	the Buyer Entities are not in material breach of any representation, warranty or covenant contained in the Merger Agreement and we breach or fail to perform in any material respect any of our covenants or obligations required to be performed by us under the Merger Agreement, or we breach any representation or warranty contained in the Merger Agreement (or if a representation or warranty becomes untrue), and which situation is not cured pursuant to the Merger Agreement and would result in a failure of a condition to the obligations of the Buyer Entities to consummate the Merger (any such termination event referred to as a CPEX breach termination event); or

•	prior to our stockholders’ adoption and approval of the Merger Agreement, (i) our board withdraws or changes in a manner adverse to the Buyer Entities its recommendation that our stockholders adopt and approve the Merger Agreement or proposes publicly to approve, adopt or recommend any Acquisition Proposal, (ii) our board approves, or recommends that our stockholders accept or approve, an Acquisition Proposal, (iii) we or any of our subsidiaries or representatives materially breach the non-solicitation provisions in the Merger Agreement, and such violation or breach results in our receipt of an Acquisition Proposal, (iv) our board fails to reaffirm its approval and recommendation of the Merger Agreement within five business days after it receives a written request to such effect from the Buyer Entities, (v) any third party publicly commences a tender or exchange offer or other transaction constituting an Acquisition Proposal and we, if necessary, fail to file with the SEC, or publish, send or give to our security holders, a statement pursuant to Rule 14e-2 of the Exchange Act within ten business days after such tender or exchange offer is first published, sent or given, disclosing that we recommend that our stockholders reject such tender or exchange offer or (vi) our board resolves to do any of the foregoing (any such termination event referred to as an adverse recommendation termination event).

CPEX may also terminate the Merger Agreement if:

•	we are not in material breach of any representation, warranty or covenant contained in the Merger Agreement and in the event that any Buyer Entity breaches or fails to perform in any material respect any of its covenants or obligations required to be performed by it under the Merger Agreement or any Buyer Entity breaches any of its representations or warranties, which breach or failure would reasonably be expected to prevent or materially delay the consummation of the Merger and is either incurable or has not been cured pursuant to the Merger Agreement;

•	prior to adoption and approval of the Merger Agreement by our stockholders, our board withdraws or changes in a manner adverse to the Buyer Entities its recommendation that our stockholders adopt and approve the Merger Agreement or proposes publicly to approve, adopt or recommend a Superior Proposal and in connection with such termination, we enter into an acquisition agreement with respect to such Superior Proposal (any such termination event referred to as a Superior Proposal termination event); or

•	the closing has not occurred within five business days of our delivering written notice to the Buyer Entities confirming that we are prepared to effect the closing and all conditions to closing (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied or waived (and provided that the closing may not occur prior to April 4, 2011).

Termination Fees and Expenses

We have agreed to pay the Buyer Entities a termination fee of $1.9 million in the event that the Merger Agreement is terminated by the Buyer Entities pursuant to the provisions related to an adverse recommendation termination event or by CPEX pursuant to the provisions related to a Superior Proposal termination event. In addition, in the event that we have not complied with the non-solicitation provisions in the Merger Agreement and the Merger Agreement is terminated by the Buyer Entities or CPEX pursuant to the provisions related to an end date termination event, a CPEX breach termination event or a CPEX stockholder approval termination event, we will pay the Buyer Entities the termination fee if, prior to such termination event, a transaction qualifying as an Acquisition Proposal meeting the conditions provided for in the Merger Agreement has been publicly announced and is then pending and if, within 12 months following such termination, we enter into a definitive agreement to engage in an Acquisition Proposal with a third party. Except as expressly provided in the Merger Agreement, in the event the termination fee becomes due and payable our payment of the termination fee to the Buyer Entities (together with any costs, expenses or interest owed as discussed below) shall be the sole and exclusive remedy available to the Buyer Entities with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement and we shall have no further liability to the Buyer Entities.

Each of CPEX and the Buyer Entities are required to pay their own expenses in connection with the Merger Agreement and consummation of the transactions contemplated thereby; however, if we are required to pay the termination fee and fail to do so in a timely manner and, in order to obtain such payment, the Buyer Entities make a claim that results in a judgment against us, we shall pay the reasonable costs and expenses incurred in connection with such suit, together with any interest on the termination fee.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any record holder of CPEX common stock who does not wish to accept the Merger consideration may elect to exercise appraisal rights in lieu of receiving the Merger consideration. A stockholder who exercises appraisal rights in compliance with Section 262 may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, and receive payment of fair value in cash, together with a fair rate of interest, if any. The appraisal amount, as determined by the Delaware Court of Chancery, could be more than, the same as or less than the amount a stockholder would be entitled to receive under the Merger Agreement. In order to seek appraisal rights, the stockholder must comply with the provisions of Section 262 of the DGCL.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex F. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex F. Any holder of CPEX common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex F carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the Merger consideration described in the Merger Agreement. All references in this summary to a “stockholder” or holders of shares of stock are to the record holder or holders of the shares of CPEX common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the Merger Agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the record holders of CPEX common stock and the applicable statutory provisions are attached to this proxy statement as Annex F.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•	the stockholder must deliver to CPEX a written demand for appraisal before the vote on the Merger Agreement at the special meeting;

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or vote to abstain;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the Merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the Merger; and

•	the stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the Merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to adopt the Merger Agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of CPEX common stock issued and outstanding immediately prior to the effective time of the Merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform CPEX of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its CPEX common stock.

A person having a beneficial interest in shares of CPEX common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of CPEX common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of CPEX common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of CPEX common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

CPEX PHARMACEUTICALS, INC.
Attn: Secretary
2 Holland Way
Exeter, New Hampshire 03833
(603) 658-6100

If the Merger is completed, CPEX will give written notice of the effective time of the Merger within 10 days after such effective time to each former CPEX stockholder who did not vote in favor of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the Merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy to be served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of CPEX common stock held by all dissenting stockholders. A person who is the beneficial owner of shares of CPEX common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the Merger, any stockholder who has theretofore complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which CPEX has received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of CPEX common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition. At the hearing on such petition, the Delaware Court of

Chancery will determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with such direction, the court may dismiss the proceedings as to the stockholder.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted, as to the shares of CPEX common stock owned by such stockholders, in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will determine the fair value of the shares of CPEX common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Merger, but together with the interest, if any, to be paid on the amount determined to be fair value. Unless the court in its discretion determines otherwise for good cause shown, such interest from the effective date of the Merger through the date of payment of the judgment, shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge).

Although the Company believes that the Merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger consideration. Moreover, the Company does not anticipate offering more than the Merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of CPEX common stock is less than the Merger consideration. In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his, her or its attorneys’ and expert witness expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the Merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the Merger.

At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed within 120 days after the effective date of the Merger, or if a stockholder delivers a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Merger within 60 days after the effective date of the Merger, then the right of the stockholder to appraisal will cease and all holders of shares of CPEX common stock will be entitled to receive the Merger consideration. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to the surviving corporation a written withdrawal of his, her or its demand for appraisal and acceptance of the Merger consideration, except that (1) any attempt to withdraw made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the Merger consideration.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A CPEX STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

MARKET PRICE

CPEX common stock is listed on the NASDAQ Capital Market under the trading symbol “CPEX.” Since July 1, 2008, our common stock was traded on the NASDAQ Capital Market. The following table sets forth the high and low sales prices of CPEX common stock, as reported by the NASDAQ Capital Market, for each of the periods listed.

	Common Stock
	High	Low

Fiscal Year Ended December 31, 2008
Third Quarter	$19.98	$9.17
Fourth Quarter	$19.77	$7.49
Fiscal Year Ended December 31, 2009
First Quarter	$12.58	$5.90
Second Quarter	$11.54	$6.76
Third Quarter	$11.00	$8.23
Fourth Quarter	$12.75	$8.00
Fiscal Year Ending December 31, 2010
First Quarter	$17.42	$11.02
Second Quarter	$29.47	$15.11
Third Quarter	$27.00	$22.50
Fourth Quarter	$25.25	$22.71

The following table sets forth the closing sales prices per share of CPEX common stock, as reported on the NASDAQ Capital Market on January 3, 2011, the last full trading day before the public announcement of the proposed Merger, and on February 1, 2011, the latest practicable date before the printing of this proxy statement:

Common Stock

January 3, 2011	$24.55
February 1, 2011	$26.91

If the Merger is consummated, each share of CPEX common stock will be converted into the right to receive $27.25 in cash, without interest and less any applicable withholding taxes, and CPEX common stock will be removed from quotation on the NASDAQ Capital Market and there will be no further public market for shares of CPEX common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of CPEX common stock as of January 31, 2011: (i) by each person who is known by CPEX to beneficially own more than 5% of the outstanding shares of CPEX common stock; (ii) by each director of CPEX; (iii) by each named executive officer of CPEX and (iv) by all directors and executive officers of CPEX as a group.

The applicable ownership percentage is based upon 2,616,936 shares of CPEX common stock outstanding as of January 31, 2011.

		Percent
	Shares	of Common
	Beneficially	Stock
Name and Address of Beneficial Owner	Owned(1)	Outstanding(2)

George P. Bauer(3)	195,287	7.46%
205 Dudley Road
Wilton, Connecticut 06897
Porter Orlin LLC(4)	147,000	5.62%
666 Fifth Avenue, 34th Floor
New York, New York 10103
The Mangrove Partners Fund, L.P.(5)	139,017	5.31%
10 East 53rd Street, 31st Floor
New York, New York 10022
IsZo Capital GP LLC(6)	132,294	5.06%
415 Madison Avenue
15th Floor, New York, New York 10017
Nantahala Capital Management, LLC(7)	135,071	5.16%
265 Church Street, Suite 201
New Haven, Connecticut 06510
John A. Sedor(8)	126,563	4.65%
Robert P. Hebert(9)	51,435	1.93%
Nils Bergenhem(10)	8,332	*
Lance Berman(11)	40,800	1.54%
James R. Murphy(12)	134,168	5.09%
Robert Forrester(13)	2,250	*
Michael McGovern(14)	374,137	14.25%
John W. Spiegel(15)	21,100	*
All executive officers and directors as a group (eight persons)(16)	758,785	26.54%

*	Less than 1%.

Unless otherwise noted, the address of each person listed on the table is c/o CPEX Pharmaceuticals, Inc., 2 Holland Way, Exeter, New Hampshire 03833. Unless otherwise noted, each stockholder has sole voting and dispositive power with respect to the shares such stockholder beneficially owns.

(1) Except as noted below, totals do not include unvested restricted stock units, the holders of which are not considered “beneficial owners” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Specifically, the holders of such units do not have voting or investment power with respect to such units and only obtain voting and investment power when shares of common stock are issued upon settlement of the restricted stock units.

(2) Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options and restricted stock units held by the respective person or group that are currently exercisable or may be exercised or issued within 60 days of January 31, 2011.

(3) The number of shares is based solely on information contained in a Schedule 13G filed by this stockholder on March 19, 2010. Mr. Bauer filed the Schedule 13G with Carol B. Bauer and Bradley T. Bauer as a group. George Bauer has sole voting and dispositive power with respect to 173,971 of the shares and shared voting and dispositive power with respect to 195,287 of the shares. Carol B. Bauer has shared voting and dispositive power with respect to 10,216 of the shares and Bradley T. Bauer has shared voting and dispositive power with respect to 11,100 of the shares. Neither Carol B. Bauer nor Bradley T. Bauer has sole voting or dispositive power with respect to the shares.

(4) The number of shares is based solely on information contained in a Schedule 13G filed by this stockholder on April 7, 2010. Porter Orlin LLC filed the Schedule 13G with A. Alex Porter, Paul Orlin, Geoffrey Hulme and Jonathan W. Friedland (collectively with Porter Orlin LLC, the “Porter Orlin Reporting Persons”). The Schedule 13G reported that the Porter Orlin Reporting Persons have shared voting and dispositive power with respect to all shares owned by Porter Orlin LLC.

(5) The number of shares is based solely on information contained in a Schedule 13D filed by this stockholder on January 31, 2011. The Mangrove Partners Fund, L.P. (“Mangrove Fund”) filed the Schedule 13D with Mangrove Partners, Mangrove Capital and Nathaniel August (“Mr. August”). Mangrove Capital is the general partner of Mangrove Fund. Mangrove Partners is the investment manager of Mangrove Fund. Mr. August is Director of Mangrove Partners. Mangrove Fund, Mangrove Partners, Mangrove Capital and Mr. August have shared voting and dispositive power with respect to all 139,017 shares.

(6) The number of shares is based solely on information contained in a Schedule 13G filed by this stockholder on June 21, 2010. IsZo Capital LP (the “Fund”) filed the Schedule 13G with IsZo Capital GP LLC (“IsZo GP”), IsZo Capital Management LP (“ICM”) and Brian L. Sheehy (“Mr. Sheehy”). IsZo GP is the general partner of the Fund. ICM is the investment manager of the Fund. Mr. Sheehy is the managing member of IsZo GP and the President of the general partner of ICM. IsZo GP, ICM and Mr. Sheehy have shared voting and dispositive power with respect to all 132,294 shares.

(7) The number of shares is based solely on information contained in a Schedule 13G filed by this stockholder on May 21, 2010.

(8) Includes 1,200 shares of common stock owned by Mr. Sedor’s children, as to which Mr. Sedor disclaims beneficial ownership, and includes 2,850 shares of common stock held in Mr. Sedor’s 401(k) Retirement Plan account. Also includes 107,624 shares of common stock issuable pursuant to presently exercisable stock options.

(9) Includes 3,250 shares of common stock held in Mr. Hebert’s 401(k) Retirement Plan account. Also includes 43,801 shares of common stock issuable pursuant to presently exercisable stock options.

(10) Includes 553 shares of common stock held in Mr. Bergenhem’s 401(k) Retirement Plan account. Also includes 5,833 shares of common stock issuable upon stock options that will vest within 60 days of

January 31, 2011 and 1,946 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2011.

(11) Includes 2,142 shares of common stock held in Mr. Berman’s 401(k) Retirement Plan account. Also includes 16,102 shares of common stock issuable pursuant to presently exercisable stock options and 15,000 shares of common stock issuable upon stock options that will vest within 60 days of January 31, 2011 and 3,673 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2011.

(12) Includes 1,211 shares of common stock held in an individual retirement account. Also includes 10,000 shares of common stock issuable pursuant to presently exercisable stock options and 7,000 shares of common stock issuable upon settlement of vested restricted stock units.

(13) Includes 1,500 shares of common stock issuable upon settlement of vested restricted stock units and 750 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2011.

(14) Includes 10,000 shares of common stock owned by Mr. McGovern’s spouse, as to which Mr. McGovern disclaims beneficial ownership, 5,000 shares of common stock issuable pursuant to presently exercisable stock options and 4,000 shares of common stock issuable upon settlement of vested restricted stock units.

(15) Includes 1,500 shares held in a revocable trust over which Mr. Spiegel possesses shared voting and dispositive power, 14,000 shares of common stock issuable pursuant to presently exercisable stock options and 5,600 shares of common stock issuable upon settlement of vested restricted stock units.

(16) Includes 196,527 shares of common stock issuable pursuant to presently exercisable stock options. Also includes 6,369 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2011. Also includes 18,100 shares of common stock issuable upon settlement of vested restricted stock units. Also includes 20,833 shares of common stock issuable upon stock options that will vest within 60 days of January 31, 2011. Also includes 10,006 shares of common stock held in 401(k) Retirement Plan accounts and/or individual retirement accounts of certain of our executive officers. See footnotes 8 through 15 above.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the Merger is not completed, we plan to hold our 2011 Annual Meeting of Stockholders. Proposals of stockholders of CPEX intended for inclusion in the proxy statement and proxy card to be furnished to all stockholders entitled to vote at the 2011 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must have been received at our principal executive offices by December 13, 2010.

Stockholders wishing to make a proposal at the next annual meeting of our stockholders — other than one that will be included in our proxy statement — must have notified us between December 27, 2010 and January 26, 2011. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail — Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with the voting procedures, you should contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or (212) 929-5500 (call collect) or at cpex@mackenziepartners.com.

Board of Directors
CPEX Pharmaceuticals, Inc.

February 4, 2011

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE VIA THE INTERNET. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
FCB I HOLDINGS INC.,
FCB I ACQUISITION CORP.
and
CPEX PHARMACEUTICALS, INC.
Dated as of January 3, 2011

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of January 3, 2011, by and among FCB I Holdings Inc., a Delaware corporation (“NewCo”), FCB I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub” and each of NewCo and Merger Sub a “Buyer Entity” and collectively, the “Buyer Entities”) and CPEX Pharmaceuticals, Inc., a Delaware corporation (“Seller”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Section 9.13.

WHEREAS, the boards of directors of each Buyer Entity and Seller have unanimously approved this Agreement and declared that it is advisable and in the best interests of the Buyer Entities and Seller and their respective stockholders to consummate the transactions provided for herein, pursuant to which, subject to the terms and conditions set forth herein, Merger Sub will merge with and into Seller (the “Merger”);

WHEREAS, as an inducement and condition to the Buyer Entities entering into this Agreement, certain Seller Stockholders are entering into voting agreements (collectively, the “Voting Agreements”) with NewCo and Merger Sub simultaneously with the execution of this Agreement, whereby, among other things, such stockholders have agreed, upon the terms and subject to the conditions set forth therein, to vote the shares of Seller’s common stock, par value $0.01 per share (“Seller Common Stock”), held by such stockholders in favor of adoption and approval of this Agreement and to take other actions necessary to support the consummation of the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Seller to enter into this Agreement, Footstar Corporation and Black Horse Capital LP and Black Horse Capital Master Fund Ltd. (collectively, the “FB Financing Parties”) have entered into letter agreements, dated as of the date hereof, with Seller and the Buyer Entities pursuant to which the FB Financing Parties have agreed to provide certain financing to and undertake other obligations on behalf of Seller and the Buyer Entities (the “FB Commitment Letters”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Buyer Entities to enter into this Agreement, Seller and American Stock Transfer & Trust Company, LLC (“AST”) are entering into an amendment (the “Rights Plan Amendment”) to that Rights Agreement between Seller and AST, dated as of June 13, 2008 (the “Rights Agreement”), so as to render inapplicable to this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby (collectively, the “Transaction”) those preferred stock purchase rights associated with shares of Seller Common Stock (the “Seller Rights”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Buyer Entities and Seller to enter into this Agreement, NB Athyrium LLC, Columbia NB Crossroads Fund LP, NB PEP Investments I LP (Incorporated), NB Crossroads 2010 — SS Holdings LP, Siguler Guff Distressed Opportunities Fund III, LP, Siguler Guff Distressed Opportunities Fund III (P), LP, Siguler Guff Distressed Opportunities Fund III (T), LP, Siguler Guff Distressed Opportunities Fund III (F), LP, Siguler Guff Distressed Opportunities Fund IV, LP, PEPI Capital, L.P., ISZO Capital LP, Black Horse Capital LP, Black Horse Capital Master Fund Ltd. (collectively, the “Debt Financing Parties”), FCB I LLC, a limited liability company and wholly-owned subsidiary of Merger Sub (the “Borrower”) and The Bank of New York Mellon, as Agent, have entered into the Loan Agreement, dated as of the date hereof (the “Loan Agreement”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transaction and to prescribe certain conditions to the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall merge with and into Seller. Seller shall continue as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Seller, with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate. Upon consummation of the Merger, Borrower shall become a wholly-owned subsidiary of the Surviving Corporation.

1.2 Closing; Effective Time.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, unless another place is agreed to in writing by the parties hereto, at 10:00 a.m., local time, on a date (the “Closing Date”) specified by the parties, which shall be no later than three (3) Business Days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in ARTICLE VII (other than those conditions that relate to action to be taken at the Closing), unless this Agreement has been theretofore terminated pursuant to its terms or unless extended by mutual agreement of the parties, provided, the Closing shall occur no earlier than April 4, 2011. As soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VII, the Merger shall become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of merger or other appropriate document (the “Certificate of Merger”), and the parties shall make all other filings or recordings required by the DGCL. The term “Effective Time” shall be the date and time when the Merger becomes effective.

1.3 Effects of the Merger.  At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the appropriate provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of Seller and Merger Sub, as provided under Section 259 of the DGCL.

1.4 Certificate of Incorporation and Bylaws.  At the Effective Time, the Certificate of Incorporation, as amended, of Seller, as in effect immediately prior to the Effective Time, shall be amended to be identical to the Certificate of Incorporation of Merger Sub, in the form attached hereto as Exhibit A (which shall contain such provisions as are necessary to give full effect to the exculpation and indemnification provided for in Section 6.7 hereof), except that the name of Seller as the Surviving Corporation shall continue to be “CPEX Pharmaceuticals, Inc.” and the provisions of the Certificate of Incorporation of Merger Sub relating to the incorporator of Merger Sub shall be omitted, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable Law (the “Surviving Corporation Charter”). From and after the Effective Time, the Bylaws, as amended, of Seller, as in effect immediately prior to the Effective Time, shall be amended and restated to be identical to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to the exculpation and indemnification provided for in Section 6.7 hereof), and as so amended shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable Law (the “Surviving Corporation Bylaws”).

1.5 Directors and Officers.

(a) From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Charter and the Surviving Corporation Bylaws.

(b) From and after the Effective Time, the officers of Seller at the Effective Time shall be the officers of the Surviving Corporation, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Charter and the Surviving Corporation Bylaws.

ARTICLE II

EFFECT OF THE MERGER ON SELLER
CAPITAL STOCK; EXCHANGE OF SHARES

2.1 Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or of the holder of any shares of the capital stock of Seller or capital stock of Merger Sub:

(a) Capital Stock of Merger Sub.  Each share of the common stock, $0.01 par value per share, of Merger Sub (the “Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

(b) Cancellation of Certain Stock.  All shares of Seller Common Stock that are owned by Seller or by any wholly-owned Subsidiary of Seller, and any shares of Seller Common Stock owned by the Buyer Entities or by any wholly-owned Subsidiary of any Buyer Entities immediately prior to the Effective Time, shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Seller Common Stock.  Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than (x) shares to be cancelled in accordance with Section 2.1(b) and (y) Dissenting Shares as defined in Section 2.3(a)) shall be automatically converted into the right to receive $27.25 per share, payable to the holder thereof in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Seller Common Stock, when converted as provided in this Section 2.1(c), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (each, a “Certificate” and collectively, the “Certificates”) or book-entry share (each, a “Book-Entry Share” and collectively, the “Book-Entry Shares”) representing any such shares of Seller Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.2.

2.2 Exchange of Certificates.  The procedures for exchanging outstanding shares of Seller Common Stock for the Merger Consideration are as follows:

(a) Paying Agent.  At least four (4) Business Days prior to the Closing Date, the Buyer Entities shall (i) designate, or cause to be designated, a bank or trust company that is reasonably acceptable to Seller (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to Seller, with such Paying Agent to act as agent for the payment of the Merger Consideration. Subject to the terms of this Agreement, on or prior to the Closing Date, the Buyer Entities shall deposit (or cause to be deposited) into an account maintained and designated by the Paying Agent (the “Exchange Account”) a cash amount in immediately available funds sufficient to make the payments contemplated by Section 2.1 in accordance with the procedures set forth in Section 2.2(b).  The Paying Agent shall make the payments contemplated by Section 2.1 out of the Exchange Account in accordance with this Agreement. The Exchange Account shall not be used for any other purpose.

(b) Exchange Procedures.  Promptly after the Effective Time (and in no event later than two (2) Business Days thereafter), the Buyer Entities or the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Shares which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(h) hereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as the Buyer Entities and Seller may mutually agree or the Paying Agent may reasonably specify), and (ii) instructions for effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate or Book-Entry Share, as applicable, for cancellation to the Paying Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate or such Book-Entry Share shall be entitled to receive in exchange therefor cash equal to the Merger Consideration payable in respect of the shares of Seller Common Stock previously represented by such Certificate or such Book-Entry Share, and the Certificate or Book-Entry Share so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of Seller, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate or such Book-Entry Share is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate or Book-Entry Share, as applicable, shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

(c) No Further Ownership Rights in Seller Common Stock.  The Merger Consideration delivered upon the surrender for exchange of Certificates (or affidavit of loss in lieu thereof) or Book-Entry Shares, as applicable, in accordance with the terms hereof shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to such shares of Seller Common Stock, and from and after the Effective Time the stock transfer books of Seller shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Seller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II.

(d) Termination of Exchange Account.  Any portion of the Exchange Account that remains undistributed to the holders of Certificates or Book-Entry Shares six (6) months after the Effective Time shall be delivered to the Buyer Entities, upon demand, and any holder of a Certificate or a Book-Entry Share who has not previously complied with this Section 2.2 prior to the end of such six (6) month period shall thereafter look only to the Buyer Entities for payment of its claim for the Merger Consideration.

(e) No Liability.  To the extent permitted by applicable Law, none of any Buyer Entity, Seller, the Surviving Corporation or the Paying Agent or any of their respective Affiliates shall be liable to any Person in respect of Merger Consideration delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Account.  The Paying Agent shall invest any cash included in the Exchange Account as directed by the Buyer Entities; provided, however, that such investments shall be in obligations of or guaranteed by the United States. Any net profit resulting from, or interest or income produced by, such investments shall be placed in the Exchange Account and be payable to the Buyer Entities.

(g) Withholding Rights.  Each of the Buyer Entities, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration or consideration otherwise payable pursuant to this Agreement to any holder of a Certificate, a Book-Entry Share, a Seller Restricted Stock Unit or a Seller Stock Option, as the case may be, such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of Law. To the extent that amounts are so withheld by any Buyer Entity, the Surviving Corporation or the Paying Agent, as the case may be, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate, Book-Entry Share, Seller Restricted Stock Unit or Seller Stock Option, as applicable, in respect of which such deduction and withholding was made by such Buyer Entity or Buyer Entities, the Surviving Corporation or the Paying Agent, as the case may be.

(h) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such

Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

2.3 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, any shares (the “Dissenting Shares”) of Seller Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by the Seller Stockholders who, in accordance with Section 262 of the DGCL (the “Appraisal Rights Provisions”), (i) have not voted in favor of adopting this Agreement, (ii) shall have demanded properly in writing appraisal for such shares, (iii) have otherwise complied in all respects with the Appraisal Rights Provisions, and (iv) have not effectively withdrawn, lost or failed to perfect their rights to appraisal (the “Dissenting Stockholders”), will not be converted into the Merger Consideration, but at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the Appraisal Rights Provisions; provided, however, that all shares of Seller Common Stock held by the Seller Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Seller Common Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been cancelled and to have been converted, as of the Effective Time, into the right to receive the Merger Consideration relating thereto, without interest, in the manner provided in Section 2.1 and Section 2.2.

(b) Seller shall give the Buyer Entities prompt notice of any demands received by Seller for the exercise of appraisal rights with respect to shares of Seller Common Stock, and the Buyer Entities shall have the right to participate in all negotiations and proceedings with respect to such demands subject, prior to the Effective Time, to consultation with Seller. Seller shall not, except with the prior written consent of the Buyer Entities, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

(c) Each Dissenting Stockholder who becomes entitled under the Appraisal Rights Provisions to payment for Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights Provisions), and such shares of Seller Common Stock shall be cancelled.

2.4 Treatment of Options and Restricted Stock Units.

(a) Each Seller Stock Option that is outstanding immediately prior to the Effective Time, and that is not then vested and exercisable, shall become fully vested and exercisable immediately prior to the Effective Time. As of the Effective Time, each Seller Stock Option that is outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right to receive from the Buyer Entities or the Surviving Corporation immediately after the Effective Time, a lump sum cash payment (without interest), less any applicable withholding Taxes, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Seller Stock Option and (ii) the total number of shares underlying such Seller Stock Option (giving effect to the acceleration of vesting contemplated by this Section 2.4(a)).  Seller shall ensure that following the Effective Time and subject to Section 2.4(b), no holder of a Seller Stock Option (or former holder of a Seller Stock Option) shall have any right thereunder to acquire any capital stock of Seller or the Surviving Corporation or any other equity interest therein (including “phantom” stock or stock appreciation rights).

(b) Each Seller Restricted Stock Unit that is outstanding immediately prior to the Effective Time shall become fully vested and cancelled immediately prior to the Effective Time in exchange for the right to receive from the Buyer Entities or the Surviving Corporation immediately after the Effective Time, a lump sum cash payment (without interest), less any applicable withholding Taxes, equal to the product of (i) the Merger Consideration and (ii) the total number of shares underlying such Seller Restricted Stock Unit (giving effect to the acceleration of vesting contemplated by this Section 2.4(b)).

(c) The Seller Board (or, if appropriate, any committee thereof administering the Seller Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the foregoing provisions of this Section 2.4.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE BUYER ENTITIES

Except as set forth in the disclosure schedules delivered concurrently with the execution of this Agreement to Seller (the “Buyer Disclosure Schedule”), which schedules shall identify any exceptions to the representations, warranties and covenants contained in this Agreement (with reference to the particular Section to which such information relates; provided that an item disclosed in any Section shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other Section of this Agreement is reasonably inferable on the face of such disclosure), each Buyer Entity hereby jointly and severally represent and warrant to Seller as follows:

3.1 Corporate Organization.

(a) NewCo is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware. Merger Sub is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware.

(b) Each Buyer Entity has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each Buyer Entity is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, either individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. The certificate of incorporation, articles of organization, bylaws or other organizational documents, as applicable, of each Buyer Entity, copies of which have previously been made available to Seller, are true, correct and complete copies of such documents as currently in effect.

(c) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub, which, as of the date hereof, consists of 1,000 shares of Merger Sub Common Stock, is validly issued, fully-paid and nonassessable and all of which is owned, beneficially and of record, by NewCo free and clear of any Encumbrance. Except for obligations and liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person that would impair in any material respect the ability of any Buyer Entity to perform its respective obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(d) NewCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of NewCo, which, as of the date hereof, consists of 1,000 shares of NewCo Common Stock, is validly issued, fully-paid and nonassessable and all of which is owned, beneficially and of record, by Footstar Corporation and Cheval Holdings, Ltd. free and clear of any Encumbrance. Except for obligations and liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, NewCo has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person that would impair in any material respect the ability of any Buyer Entity to perform its respective obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

3.2 Capitalization of the Buyer Entities.  As of the date hereof, Merger Sub and NewCo have, and as of the Closing Date Merger Sub and NewCo will have, cash and cash equivalents, in immediately available funds, of $3,000,000 in the aggregate. Merger Sub and NewCo hereby covenant and agree to maintain cash and cash equivalents, in immediately available funds, of at least $3,000,000 in the aggregate until the earlier of the Closing or the termination of this Agreement pursuant to its terms.

3.3 Authority.  Each Buyer Entity has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder. The adoption, execution, delivery and performance of this Agreement and the approval of the consummation of the transactions contemplated hereby have been recommended by, and are duly and validly authorized by all necessary action of, each Buyer Entity. Except for the filing of the Certificate of Merger, no other corporate proceedings on the part of a Buyer Entity are necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Buyer Entity, and (assuming due authorization, execution and delivery by Seller), constitutes the valid and binding obligations of each Buyer Entity, enforceable against the Buyer Entities in accordance with its terms.

3.4 Consents and Approvals.  Except (a) for filings, permits, authorizations, consents, and approvals and for the termination or expiration, as applicable, of any applicable waiting periods, as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the HSR Act and other Regulatory Laws, and state securities or state “Blue Sky” laws, (b) for filing of the Certificate of Merger, and (c) as otherwise set forth in Section 3.4 of the Buyer Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Buyer Entities, the consummation by the Buyer Entities of the transactions contemplated hereby, including the Merger, or compliance by the Buyer Entities with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Buyer Entities, (ii) require any of the Buyer Entities to make any filing with, give any notice to, or obtain any permit, authorization, consent, or approval of, any Governmental Authority, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which a Buyer Entity is a party or by which it or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to a Buyer Entity or any of their respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults that, individually or in the aggregate, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by any Buyer Entity of its respective material obligations under this Agreement, or (C) reasonably be expected to have a Buyer Material Adverse Effect.

3.5 Broker’s Fees.  None of the Buyer Entities, nor any of their respective officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement (including the Merger) except for legal, accounting and other professional fees payable to such advisors to the Buyer Entities in connection with the transactions contemplated hereby, all of which will be paid by the Buyer Entities.

3.6 Legal Proceedings.  There is no claim, suit, action, proceeding or investigation of any nature pending or, to the knowledge of any Buyer Entity, threatened, against a Buyer Entity, or any Subsidiary of a Buyer Entity, challenging the validity or propriety of the transactions contemplated by this Agreement, which, if adversely determined, would, either individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

3.7 Financing.  The financing of the Merger contemplated hereby will consist of an aggregate of not less than $80,000,000 of financing, comprised of $16,000,000 of financing from the FB Financing Parties (of which $3,000,000 has already been funded into Merger Sub and NewCo and $13,000,000 of which is committed pursuant to the FB Commitment Letters) (the “FB Financing”) and $64,000,000 of debt financing in accordance with the terms of the Loan Agreement (the “Debt Financing”). With regard to the Debt Financing, the Buyer Entities have delivered to Seller true, correct and complete fully-executed copies of the Loan Agreement, and all other agreements signed in connection with such Loan Agreement, including all exhibits, schedules, annexes and amendments to the Loan Agreement and such other agreements (the “Debt Financing Agreements”), pursuant to which and subject to the terms and conditions thereof each of the parties thereto (other than Borrower) have severally agreed to lend the amounts set forth therein for the purposes set forth in such Debt Financing Agreements. With regard to the FB Financing, the Buyer Entities have delivered to Seller true and complete copies of the FB Commitment Letters, including all exhibits, schedules, annexes and amendments thereto in effect on the date of this Agreement. The Debt Financing Agreements and the FB Commitment Letters shall, collectively, be referred to as the “Financing Agreements” and the provisions of the debt and equity funding as set forth respectively therein, shall be referred to as the “Financing.” The Financing Agreements have not been amended, restated or otherwise modified or waived prior to the execution of this Agreement, and the respective commitments contained in the Financing Agreements have not been withdrawn, modified or rescinded in any respect prior to the execution of this Agreement. The Financing Agreements are in full force and effect and constitute the legal, valid and binding obligation of each and every Buyer Entity, and, to the knowledge of the Buyer Entities, the other parties thereto. There are no conditions precedent or contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Agreements, and there are no side letters or other contracts or arrangements related to the Financing other than the Financing Agreements. Subject to the terms and conditions of the Financing Agreements, assuming the accuracy of Seller’s representations and warranties contained in Section 4.2(a) and Section 4.2(b) and assuming compliance by Seller in all material respects with its covenants contained in Section 5.1, the net proceeds contemplated from the Financing, together with other financial resources of, and immediately available to, NewCo, Merger Sub and Borrower, including cash on hand on the Closing Date, will, in the aggregate, be sufficient for the satisfaction of all of NewCo’s and Merger Sub’s obligations under this Agreement or arising as a result of the Transaction, including (i) the payment of the Merger Consideration and any other amounts required to be paid pursuant to ARTICLE II, and (ii) the payment of all fees and Expenses and other payment obligations required to be paid or satisfied by NewCo or Merger Sub and the Surviving Corporation in connection with the Merger and the Financing. As of the date of this Agreement, (i) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of NewCo, Merger Sub or Borrower under the Financing Agreements or, to the knowledge of NewCo, Merger Sub or any other party to the Financing Agreements. The Buyer Entities have fully paid, or have caused to be fully paid, all commitment or other fees required to be paid prior to the date of this Agreement pursuant to the Financing Agreements, and (ii) subject to the satisfaction of the conditions contained in Section 7.1 and Section 7.2 hereof, none of the Buyer Entities has any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing or any other funds necessary for the satisfaction of all of NewCo’s or Merger Sub’s obligations under this Agreement or arising as a result of the Transaction will not be available to the Buyer Entities on the Closing Date.

3.8 Financial Condition of the Buyer Entities.  Assuming the accuracy of the representations and warranties of Seller set forth in this Agreement, and the performance of Seller’s obligations hereunder, the amount of funds expected to be provided pursuant to the Financing together with immediately available funds held in deposit accounts by the Buyer Entities is in an amount in excess of the Merger Consideration.

3.9 Proxy Statement; the Buyer Entities’ Information.  The information relating to the Buyer Entities and their respective Affiliates to be contained in the Proxy Statement (the “Proxy Statement”) and any other documents filed with the SEC in connection with the Merger, will not, on the date the Proxy Statement is first mailed to the Seller Stockholders or at the time of the Seller Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.

3.10 No Other Representations or Warranties.  Each Buyer Entity acknowledges and agrees that except as expressly set forth in ARTICLE IV, neither Seller nor Seller Subsidiary nor any of their Representatives has made any representation or warranty, express or implied, to any Buyer Entity or any of their Representatives in connection with this Agreement, the Merger or any of the other transactions contemplated hereby. Without limiting the generality of the foregoing, each Buyer Entity acknowledges and agrees that neither Seller nor Seller Subsidiary nor any of their Representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller or Seller Subsidiary made available to the Buyer Entities, the Financing Parties or any of their Representatives, except as expressly set forth in ARTICLE IV and as limited by the preceding sentence, and neither Seller nor any other Person shall be subject to any liability to the Buyer Entities or any other Person, resulting from Seller’s having made available to the Buyer Entities, the Financing Parties or any of their Representatives such information, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, neither Seller nor Seller Subsidiary nor any of their Representatives makes any representation or warranty to the Buyer Entities with respect to any financial projection or forecast relating to Seller or Seller Subsidiary.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller SEC Documents filed prior to the execution of this Agreement or as set forth in the disclosure schedules delivered concurrently with the execution of this Agreement to the Buyer Entities (the “Seller Disclosure Schedule”), which schedules shall identify any exceptions to the representations, warranties and covenants contained in this Agreement (with reference to the particular Section to which such information relates; provided that an item disclosed in any Section shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other Section of this Agreement is reasonably inferable on the face of such disclosure), Seller hereby represents and warrants to the Buyer Entities as follows:

4.1 Corporate Organization.

(a) Seller is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect. The Certificate of Incorporation and the Bylaws of Seller, copies of which have previously been made available to the Buyer Entities, are true, correct, and complete copies of such documents as currently in effect.

(b) CPEX Park, LLC (the “Seller Subsidiary”) is the sole Subsidiary of Seller. Seller Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller Subsidiary has all requisite power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Seller Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing has not had and would not reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect. The organizational documents of Seller Subsidiary, copies of which have previously been made available to the Buyer Entities, are true, correct, and complete copies of such documents as currently in effect.

4.2 Capitalization.

(a) The authorized capital stock of Seller consists of 35,000,000 shares of Seller Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share (the “Seller Preferred Stock”). At the close of business on the day prior to the date of this Agreement, there were 2,616,936 shares of Seller Common Stock and no shares of Seller Preferred Stock issued and outstanding. As of the day prior to the date of this Agreement, all shares of Seller Preferred Stock were designated as “Series A Preferred Stock” and reserved for issuance pursuant to the Rights Agreement. At the close of business on the day prior to the date of this Agreement, there were no shares of Seller Common Stock and no shares of Seller Preferred Stock held in the treasury of Seller. In addition, at the close of business on the day prior to the date of this Agreement, there were 152,187 shares of Seller Common Stock reserved for future issuance under the Seller Stock Plan, subject to adjustment on the terms set forth in the Seller Stock Plan. All issued and outstanding shares of Seller Common Stock have been, and all shares of Seller Common Stock that may be issued pursuant to the exercise or conversion, as applicable, of outstanding Seller Stock Options and Seller Restricted Stock Units will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully-paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof except as required by Law. There are no bonds, debentures, notes or other indebtedness having general voting rights, or convertible into securities having such rights (“Voting Debt”), of Seller or its Subsidiary issued and outstanding. Except for the Seller Stock Plan or as reflected in Section 4.2(a) of the Seller Disclosure Schedule, Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock or Seller Preferred Stock or any other equity security or Voting Debt of Seller or Seller Subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or Seller Preferred Stock or any other equity security or Voting Debt of Seller or Seller Subsidiary or obligating Seller or Seller Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or any other similar agreements. Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests or Voting Debt in Seller or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, Seller Subsidiary. Seller Subsidiary does not own any shares of Seller Common Stock.

(b) As of December 30, 2010, Seller had outstanding Seller Stock Options to purchase 330,286 shares of Seller Common Stock and outstanding Seller Restricted Stock Units convertible into 36,737 shares of Seller Common Stock, under the Seller Stock Plan and subject to adjustment on the terms set forth therein. All of such Seller Stock Options and Seller Restricted Stock Units have been granted to service providers of Seller and its Subsidiaries in the ordinary course of business pursuant to the Seller Stock Plan. Section 4.2(b) of the Seller Disclosure Schedule sets forth (i) (A) the name of each holder of a Seller Stock Option, (B) the date each Seller Stock Option was granted, (C) the number of shares of Seller Common Stock subject to each such Seller Stock Option, and (D) the price at which each such Seller Stock Option may be exercised and (ii) (A) the name of each holder of Seller Restricted Stock Units, (B) the date such Seller Restricted Stock Unit was granted and (C) the number of shares of Seller Common Stock subject to each such Seller Restricted Stock Unit grant. Except as set forth in Section 4.2(b) of the Seller Disclosure Schedule, there are no shares of Seller Common Stock outstanding that are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of Seller.

(c) Seller Subsidiary and the other entities, if any, listed on in Section 4.2(c) of the Seller Disclosure Schedule are or have been wholly-owned Subsidiaries of Seller. Except as set forth in Section 4.2(c) of the Seller Disclosure Schedule, no Subsidiary of Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements. There are no outstanding contractual obligations of any Subsidiary of Seller to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests. All of the interests or shares of capital stock of each of the Subsidiaries of Seller are validly issued, fully-paid (to the extent required under the applicable governing documents) and nonassessable and, with respect to such interests or shares held directly or indirectly by Seller, are owned by Seller free and clear of any Encumbrance.

(d) There are no voting trusts or other agreements to which Seller or any of its Subsidiaries is a party with respect to the voting of any shares of Seller Common Stock or any capital stock of, or other equity interest of, Seller or any of its Subsidiaries. Except as set forth in Section 4.2(d) of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect.

4.3 Authority.

(a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder, subject to adoption and approval of this Agreement by the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote on such matter (the “Seller Requisite Vote”) at a meeting of the Seller Stockholders duly called and held for such purpose (the “Seller Stockholders’ Meeting”). The adoption, execution, delivery and performance of this Agreement and the approval of the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the adoption, execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby, except for the adoption and approval of this Agreement by the Seller Stockholders and the filing of the Certificate of Merger with the Secretary of the State of Delaware. The Seller Board has unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Seller and the Seller Stockholders, (ii) approved the Merger in accordance with the DGCL, (iii) adopted this Agreement and (iv) recommended that the Seller Stockholders adopt and approve this Agreement. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by the Buyer Entities) constitutes the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

(b) Seller has taken all actions necessary to: (i) render the Rights Agreement inapplicable to this Agreement and the Voting Agreements, and the transactions contemplated by this Agreement, the Voting Agreements and the Merger, (ii) ensure that in connection with the transactions contemplated by this Agreement and the Voting Agreements (A) none of the Buyer Entities will be an “Acquiring Person” (as defined in the Rights Agreement) and (B) none of a “Stock Acquisition Date,” a “Distribution Date,” a “Section 11(a)(ii) Event” or a “Section 13 Event” (as such terms are defined in the Rights Agreement) occurs, in each case of clauses (A) and (B), solely by reason of the execution of this Agreement or the Voting Agreements, or the consummation of the Merger or the other transactions contemplated by this Agreement or the Voting Agreements and (iii) provide that the “Expiration Date” (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time. Except as described in this Section 4.3(b), the Rights Agreement has not been amended or modified.

4.4 No Violation; Required Filings and Consents.  Assuming the adoption and approval of this Agreement by the Seller Stockholders and except (a) for filings, permits, authorizations, consents and approvals, and for the termination or expiration, as applicable, of any applicable waiting periods, as may be required under, and other applicable requirements of the Exchange Act, the Securities Act, the HSR Act and other Regulatory Laws, and state securities or state “Blue Sky” laws, (b) for filing of the Certificate of Merger, and (c) as otherwise set forth in Section 4.4 of the Seller Disclosure Schedule, none of the execution, delivery or performance of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby or compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Seller, (ii) require Seller or Seller Subsidiary to make any filing with, give any notice to, or obtain any permit, authorization, consent or approval of, any Governmental Authority, (iii) (A) require Seller or Seller Subsidiary to give any notice to, or obtain any consent from, any Person under, or (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which it or any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, defaults or rights of termination, cancellation or acceleration that, individually or in the aggregate, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by

Seller of its material obligations under this Agreement, or (C) reasonably be expected to have a Seller Material Adverse Effect.

4.5 SEC Filings; Controls and Procedures.

(a) Seller has filed or furnished (as applicable) all registration statements, forms, reports, certifications and other documents required to be filed or furnished by Seller with the SEC since Seller became a SEC reporting company, and has made available to the Buyer Entities complete and accurate copies of all registration statements, forms, reports, certifications and other documents filed by Seller with the SEC since Seller became a SEC reporting company, including all certifications and statements required by (i) Rule 13a-14 or 15d-14 of the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act). All such registration statements, forms, reports, certifications and other documents (including those that Seller may file after the date hereof until the Closing) are referred to herein as the “Seller SEC Documents.” All of the Seller SEC Documents are publicly available on the SEC’s EDGAR system. Seller has made available to the Buyer Entities complete and accurate copies of all comment letters received by Seller from the staff of the SEC and all responses to such comment letters by or on behalf of Seller, in each case since Seller became a SEC reporting company. The Seller SEC Documents (i) were or will be filed or furnished on a timely basis, (ii) at the time filed or furnished, were or will be prepared in compliance as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Documents, and (iii) did not or will not at the time they were or are filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Documents or necessary in order to make the statements in such Seller SEC Documents, in the light of the circumstances under which they were made, not misleading.

(b) Seller: (i) maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (C) access to assets is permitted only in accordance with management’s general or specific authorization; (ii) has implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information relating to Seller, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller by others within those entities as appropriate to allow timely decisions regarding required disclosure; and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to Seller’s outside auditors and the audit committee of the Seller Board, (A) any significant deficiencies and material weaknesses of which Seller has knowledge in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Seller’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal control over financial reporting.

(c) Except as previously disclosed by Seller to the Buyer Entities, since Seller became a SEC reporting company, to Seller’s knowledge, no Key Employee or member of the Seller Board has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, of the violation or possible violation of any applicable Laws of the type described in Section 806 of the Sarbanes-Oxley Act by Seller or Seller Subsidiary.

4.6 Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Seller SEC Documents at the time filed (the “Seller Financial Statements”) (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X), (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present the consolidated financial position of Seller and its consolidated Subsidiaries as of the dates thereof and the consolidated statement of operations, cash flows and changes in stockholders’ equity for the periods indicated, consistent with the books and records of Seller and its consolidated Subsidiaries, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or will not be material in amount or effect. The consolidated, audited balance sheet of Seller as of December 31, 2009 is referred to herein as the “Seller Balance Sheet.”

4.7 Absence of Undisclosed Liabilities.  Except as set forth in Section 4.7 of the Seller Disclosure Schedule, neither Seller nor any of its consolidated Subsidiaries has any obligations or liabilities (whether or not accrued, contingent or otherwise, and whether or not required to be reflected in financial statements in accordance with GAAP), except for: (i) liabilities disclosed in the Seller Financial Statements contained in the Seller SEC Documents filed with the SEC prior to the date of this Agreement; (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Seller Balance Sheet; (iii) liabilities incurred in connection with the transactions contemplated by this Agreement (including the Merger); and (iv) liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Seller Material Adverse Effect.

4.8 Absence of Certain Changes or Events.  Except as set forth in Section 4.8 of the Seller Disclosure Schedule, since the date of the Seller Balance Sheet, (a) Seller and Seller Subsidiary have conducted its respective business in all material respects in the ordinary course consistent with their past practice, (b) other than as a result of the transactions contemplated by this Agreement, there has not been: (i) any adverse change in the financial condition, operations or business of Seller that would reasonably be expected to have a Seller Material Adverse Effect; (ii) any declaration, setting aside, or payment of any dividend or other distribution in respect of the Seller Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Seller of any Seller Common Stock; (iii) any transfer, sale, lease, sublease or license or other disposition of material assets or properties of Seller or Seller Subsidiary, other than in the ordinary course of business consistent with past practice; (iv) any write down or write up of the value of any receivable or revalue of any assets of Seller or Seller Subsidiary other than in the ordinary course of business consistent with past practice; or (v) any settlement, payment or discharge of any litigation, investigation, or arbitration, other than the settlement, payment, discharge or satisfaction in the ordinary course of business consistent with past practice, and (c) there has not been any change, circumstance or event which has had, or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

4.9 Broker’s Fees.  Neither Seller nor any of its officers, directors, employees, or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement (including the Merger), except for fees and commissions incurred in connection with the engagement of the financial advisor set forth in Section 4.9 of the Seller Disclosure Schedule (the “Seller’s Financial Advisor”) and for legal, accounting and other professional fees payable in connection with the transactions contemplated hereby, all of which will be payable by Seller. True, correct and complete copies of all agreements between Seller and Seller’s Financial Advisor concerning this Agreement and the Transaction, including, without limitation, any fee arrangements, have been previously made available to the Buyer Entities.

4.10 Legal Proceedings.  Except as set forth in Section 4.10 of the Seller Disclosure Schedule, (a) there is no suit, claim, action, arbitration, investigation of a Governmental Authority, alternative dispute resolution action or any other judicial, administrative or arbitral proceeding (any of the foregoing, an “Action”) pending or, to the knowledge of Seller, threatened against Seller or Seller Subsidiary, and (b) neither Seller nor Seller Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Authority, which, in the case of (a) or (b), (i) would, individually or in the aggregate, (A) prevent or materially delay the consummation of the Merger, or (B) otherwise prevent or materially delay performance by Seller of any of its material obligations under this Agreement, or (ii) has or would reasonably be expected to, individually or in the aggregate, result in a Seller Material Adverse Effect.

4.11 Permits; Compliance with Applicable Laws.  To the knowledge of Seller, Seller and Seller Subsidiary are in compliance with the terms of all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their respective businesses as currently conducted (the “Seller Governmental Approvals”), and no suspension or cancellation of any such Seller

Governmental Approvals is pending or, to the knowledge of Seller, threatened in writing, except for such noncompliance, suspensions or cancellations that would not, individually or in the aggregate, have a Seller Material Adverse Effect. Seller and Seller Subsidiary are in compliance with all applicable Laws, except for any noncompliance that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

4.12 Taxes and Tax Returns.  Each of Seller and its Subsidiaries has (i) timely filed (or has caused to be timely filed on its behalf), after taking into account any extension of time within which to file, all material Tax Returns required to be filed by it; and (ii) timely paid (or has caused to be timely paid on its behalf all material Taxes required to have been paid by it, except for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. The most recent financial statements contained in the Seller SEC Documents reflect, to the knowledge of Seller, an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all unpaid Taxes payable by Seller and Seller Subsidiary for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP.

4.13 Employee Benefit Programs.

(a) Except as set forth in Section 4.13(a) of the Seller Disclosure Schedule, none of Seller, Seller Subsidiary or any other ERISA Affiliate contributes to or maintains (or is obligated to contribute to or maintain), and none of Seller, Seller Subsidiary or any other ERISA Affiliate may incur any liability under any “employee pension benefit plan” (the “Seller Pension Plans”), as such term is defined in Section 3(2) of ERISA, “employee welfare benefit plan” (the “Seller Benefit Plans”), as such term is defined in Section 3(1) of ERISA, employment, severance or similar agreement, contract or policy, stock option plan, restricted stock plan, stock purchase plan, deferred compensation plan, bonus or incentive plan, or other employee benefit plan for Seller Personnel, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of Seller, Seller Subsidiary or any other ERISA Affiliate (collectively, the “Seller Other Plans”).

(b) Seller has made available to the Buyer Entities complete and accurate copies of each of the following with respect to each of the Seller Pension Plans, Seller Benefit Plans and Seller Other Plans: (i) plan document and any amendments thereto and a description if such Seller Pension Plan, Seller Benefit Plan or Seller Other Plan is not in writing; (ii) trust agreement or insurance contract (including any fiduciary liability policy or fidelity bond), if any; (iii) most recent IRS determination or opinion letter, if any; (iv) the most recent annual report on Form 5500; (v) the most recent financial and/or actuarial report, if any; and (vi) summary plan description, any summary of material modifications thereto, and any material employee communications.

(c) Except as set forth in Section 4.13(c) of the Seller Disclosure Schedule, each of the Seller Pension Plans, Seller Benefit Plans and Seller Other Plans, which are maintained or contributed to by Seller, Seller Subsidiary or any other ERISA Affiliate, has been and is administered in material compliance with its terms and has been and is in material compliance with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and all other applicable Laws.

(d) No Seller Pension Plan is or was at any time subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, and neither Seller nor any ERISA Affiliate is subject to any liability under Title IV or Part 3 of Title I of ERISA. Each of the Seller Pension Plans that is intended to be a qualified plan within the meaning of Code Section 401(a) has received a favorable determination or opinion letter from the IRS.

(e) Except as set forth in Section 4.13(e) of the Seller Disclosure Schedule, neither Seller nor Seller Subsidiary provides or has agreed to provide healthcare or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or state health continuation Laws).

(f) Except as set forth in Section 4.13(f) of the Seller Disclosure Schedule, no lawsuits, governmental administrative proceedings, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Authority have been filed, are pending, or to the knowledge of Seller, threatened with respect to any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan. Except as set forth in Section 4.13(f) of the Seller Disclosure Schedule, there is no material written correspondence between Seller, Seller Subsidiary or any other ERISA Affiliate and any Governmental Authority related to any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan concerning any matter that would result in any material liability to the Buyer Entities, Seller, or any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan.

(g) Except with respect to the agreements disclosed in Section 4.13(g) of the Seller Disclosure Schedule, neither Seller nor Seller Subsidiary is a party to (i) any oral or written agreement with any stockholder, director, officer or employee of Seller or Seller Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement or (ii) any agreement or plan binding Seller or Seller Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement.

(h) Each Seller Pension Plan, Seller Benefit Plan and Seller Other Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated in material compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code, and the regulations and guidance issued thereunder. The exercise price of all Seller Stock Options is at least equal to the fair market value of the Seller Common Stock on the date such options were granted based on Treasury Regulation Section 1.409A-1(b)(5)(iv) and applicable guidance.

4.14 Labor and Employment Matters.

(a) Seller and Seller Subsidiary are in material compliance with all federal, state, and foreign Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, state anti-discrimination laws and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages except for possible violations or arrearages, which, individually or in the aggregate, are not and would not be, individually or in the aggregate, material in magnitude. To Seller’s knowledge, as of the date hereof, (i) there are no material audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of Seller and (ii) no written complaints relating to employment practices of Seller have been made to any Governmental Authority or submitted to Seller.

(b) Neither Seller nor Seller Subsidiary is a party to, or otherwise bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization except outside of the United States in the ordinary course of business. To the knowledge of Seller, neither Seller nor Seller Subsidiary is subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor is there pending or threatened, any labor strike or lockout involving Seller or Seller Subsidiary.

4.15 Material Contracts.  Except as set forth in Section 4.15 of the Seller Disclosure Schedule or as filed as exhibits to the Seller SEC Documents prior to the date of this Agreement, and except for this Agreement, neither Seller nor Seller Subsidiary is a party to or is bound by any contract, arrangement, commitment or understanding (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act), (ii) which limits the ability of Seller or Seller Subsidiary to compete or engage in any line of business or to solicit business in any geographic area, (iii) which provides for exclusivity by Seller or Seller Subsidiary with respect to any material products or services sold or purchased by Seller or Seller Subsidiary, or (iv) that by its terms would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described above in this Section 4.15, whether or not set forth in Section 4.15 of the Seller Disclosure Schedule, is referred to herein as a “Seller Contract.” All of the Seller Contracts are valid and binding on Seller or Seller Subsidiary, as the case may be, and, to Seller’s knowledge, each other party thereto, as applicable, and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity. Neither Seller nor Seller

Subsidiary has, and to the knowledge of Seller, none of the other parties thereto have, violated in any material respect any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a material default under the provisions of any Seller Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect and neither Seller nor Seller Subsidiary has received written notice of any of the foregoing.

4.16 Properties.

(a) Section 4.16(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all real property owned by Seller and Seller Subsidiary (collectively, the “Owned Real Property”). Seller or Seller Subsidiary, as applicable, has good and marketable title to the Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.

(b) Section 4.16(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by Seller or Seller Subsidiary (collectively “Seller Leases”) and the location of the premises. Neither Seller nor Seller Subsidiary nor, to Seller’s knowledge, any other party to any Seller Lease, is in default under any of the Seller Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Seller Material Adverse Effect. Each of the Seller Leases is in full force and effect and is enforceable against Seller or Seller Subsidiary, as the case may be, and, to Seller’s knowledge, against each other party thereto, in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither Seller nor Seller Subsidiary leases, subleases or licenses any real property to any Person other than Seller and Seller Subsidiary. Seller has made available to the Buyer Entities complete and accurate copies of all Seller Leases.

4.17 Environmental Liability.  There are, and have been, no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations pending or, to Seller’s knowledge, threatened, of any nature seeking to impose, or that are reasonably likely to result in the imposition, on Seller or Seller Subsidiary of any liability or obligation arising under common law, under any lease or sublease, or under any foreign, local, state or federal environmental statute, regulation, ordinance or Law including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, which liability or obligation has had or would reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect. To the knowledge of Seller, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would be reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. Neither Seller nor Seller Subsidiary is, or has been, subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Seller Material Adverse Effect.

4.18 State Takeover Laws; Required Stockholder Vote.

(a) The Seller Board has approved this Agreement and the Voting Agreements and has taken all other requisite action such that the provisions of any anti-takeover laws and regulations of any Governmental Authority, including Section 203 of the DGCL and any provisions of Seller’s Certificate of Incorporation relating to special voting requirements for certain business combinations, will not apply to this Agreement, the Voting Agreements or any of the transactions contemplated hereby or thereby.

(b) The only votes of holders of any class of capital stock of Seller that may be necessary to adopt and approve this Agreement and the transactions contemplated hereby is the adoption and approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Seller Common Stock entitled to vote thereon, voting as a single class (any such vote, “Seller Stockholder Approval”).

4.19 Intellectual Property.

(a) Section 4.19(a) of the Seller Disclosure Schedule contains a complete and accurate list of all (i) Patents owned by Seller or Seller Subsidiary (“Seller Patents”), (ii) Patents in-licensed by Seller or Seller Subsidiary (“In-licensed Patents”), (iii) registered Marks owned by Seller or Seller Subsidiary (“Seller Marks”), and (iv) registered Copyrights owned by Seller or Seller Subsidiary (“Seller Copyrights”) in each case that claim the Seller Product or that are used in connection with the Seller’s Business or relate to the nasal spray delivery product, including any composition containing a molecule used in the treatment of nocturia being developed with Serenity Pharmaceuticals Corporation. Complete and correct copies of all Seller Patents listed on Section 4.19(a) of the Seller Disclosure Schedule have been provided or made available to the Buyer Entities.

(b) Except as set forth in Section 4.19(b) of the Seller Disclosure Schedule:

(i) Seller or Seller Subsidiary exclusively owns all right, title and interest in and to the Seller Intellectual Property Assets, listed on Section 4.19(a) of the Seller Disclosure Schedule, free and clear of any and all Encumbrances;

(ii) to the knowledge of Seller, Seller or Seller Subsidiary exclusively owns, licenses or otherwise has the right to use all Intellectual Property Assets necessary for the conduct of Seller’s Business as presently conducted and as proposed to be conducted, including (a) to use, manufacture, market, sell, offer to sell, license, import and distribute the Seller Products and (b) ownership of all pending and accrued causes of action for infringement and misappropriation and the right to bring actions for infringement and misappropriation;

(iii) immediately after the Closing, the Surviving Corporation and its Subsidiaries will be the exclusive owners of, will have valid title to, or will have the full right to use, license and transfer the Seller Intellectual Property Assets in the same manner and on the same terms and conditions that Seller and Seller Subsidiary had immediately prior to the Closing;

(iv) the Seller and Seller Subsidiary have the right and license under the Seller Intellectual Property Assets to commercialize the Seller Products in each jurisdiction in which the Seller or Seller Subsidiary markets or proposes to market such Seller Products;

(v) the execution and delivery of this Agreement and Seller’s performance of its obligations herein and the occurrence of the Closing shall not, whether immediately or through the passage of time, constitute an event of default under or otherwise impair Seller’s rights under any license or similar agreement pursuant to which Seller obtained and maintains a license or similar right to use any Intellectual Property Asset necessary for the conduct of Seller’s Business;

(vi) all Seller Intellectual Property Assets listed in Section 4.19(a) of the Seller Disclosure Schedule that are issued by, registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world have, to the Seller’s knowledge, been timely and duly filed and duly maintained and prosecuted (including the payment of maintenance and related fees), and, except as required by official final deadlines, there are no actions that must be taken within ninety (90) days after the date of this Agreement for the purpose of maintaining, perfecting, preserving or renewing any Seller Intellectual Property Assets;

(vii) Section 4.19(b) of the Seller Disclosure Schedule identifies each agreement currently in effect that: (a) contains a grant of any right or license to any third party in any Seller Intellectual Property Assets; or (b) contains a grant to the Seller of any right or license in any Intellectual Property Assets owned by a third party that either: (1) is material to Seller’s Business; or (2) imposes any ongoing royalty or payment obligations in excess of $25,000 per annum. No third party that has licensed Intellectual Property Assets to Seller or Seller Subsidiary that relate to Seller’s Business has by contract, ownership rights, or license rights to improvements or derivative works made by or for Seller or Seller Subsidiary based on such Intellectual Property Assets;

(viii) as of the date hereof, there are no pending or, to the knowledge of Seller, threatened claims, proceedings or actions against Seller or Seller Subsidiary (A) alleging that the operation of Seller’s Business or any of the Seller Intellectual Property Assets or Seller Products infringes or misappropriates any Intellectual Property Assets owned by a third party (“Third Party Rights”) or (B) that otherwise challenge the right of Seller or Seller Subsidiary to conduct Seller’s Business in the manner conducted as of the date hereof or the ownership of or right to use the Seller Intellectual Property Assets. As of the date hereof, no interference, opposition, reissue, or reexamination is pending or, to Seller’s knowledge, threatened, in which the scope, validity, or enforceability of any of the Intellectual Property Assets owned by Seller or Seller Subsidiary is being contested or challenged. None of the Seller Intellectual Property Assets is subject to any outstanding judgment, decree, order, writ, award, injunction or determination of an arbitrator or court affecting the rights of Seller or Seller Subsidiary with respect thereto;

(ix) to the knowledge of Seller, (a) all Seller Patents, Seller Marks and Seller Copyrights are valid and subsisting under applicable Law, and (b) no event has occurred or circumstance exists that could render any of the Seller Intellectual Property invalid or unenforceable;

(x) to the knowledge of Seller, the operation of Seller’s Business, as currently conducted and as proposed to be conducted, including the manufacture, use, sale, offer for sale, or importation of Seller Products, does not and would not infringe upon, violate or misappropriate any Third Party Rights;

(xi) to the knowledge of Seller, there is no, and has been no, infringement upon or misappropriation by any Person of any of the Seller Intellectual Property Assets;

(xii) neither Seller nor Seller Subsidiary has agreed to indemnify, defend or otherwise hold harmless any other Person with respect to any losses, damages, fines or expenses resulting or arising from the Seller Intellectual Property Assets;

(xiii) Seller and Seller Subsidiary have taken commercially reasonable steps necessary to protect, preserve and maintain the confidentiality of all Trade Secrets owned by Seller or Seller Subsidiary, or other material confidential information included in the Seller Intellectual Property Assets, and used by Seller or Seller Subsidiary in the operation of Seller’s Business (the “Seller Trade Secrets”). Seller and Seller Subsidiary, as the case may be, have entered into written confidentiality and nondisclosure agreements with all Seller Personnel that have received material Seller Trade Secrets or other material confidential information of Seller or Seller Subsidiary, or of Seller’s and Seller Subsidiary’s customers or other third parties possessed or used by Seller and Seller Subsidiary in the operation of Seller’s Business, to protect the confidentiality and secrecy of all Seller Trade Secrets and other such confidential information. Seller and Seller Subsidiary have taken commercially reasonable steps necessary to comply with all duties to protect the confidentiality of information provided to Seller and Seller Subsidiary by any other Person. In each case in which Seller or Seller Subsidiary has acquired any of the Seller Intellectual Property Assets through or from any current or former employee, independent contractor, agent of Seller or Seller Subsidiary or other Person, Seller or Seller Subsidiary, as applicable, has obtained a valid and enforceable written assignment agreement sufficient to irrevocably transfer all rights, title and interest in such Seller Intellectual Property Assets. Without limiting the foregoing, to the knowledge of Seller, no employee, independent contractor or agent of Seller or Seller Subsidiary is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Seller Intellectual Property Assets or the Seller Products;

(xiv) there are no agreements, arrangements or understandings, written or oral, among the parties to the case styled Auxilium Pharmaceuticals, Inc. and CPEX Pharmaceuticals, Inc. v. Upsher-Smith Laboratories, Inc. (the “Upsher-Smith Auxilium Litigation”) that would adversely affect any of the Seller Intellectual Property Assets or the Seller Products or any revenue derived by the Seller therefrom on and after the date of this Agreement; and

(xv) to Seller’s knowledge, no funding, facilities, or personnel of any governmental entity or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the Seller Intellectual Property Assets.

(c) For purposes of this Agreement:

(i) “Intellectual Property Assets” means:

(A) All patents and patent applications of any kind (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all foreign counterparts to such patents and patent applications (collectively, “Patents”);

(B) All registered and unregistered trademarks, service marks, trade names, trade dress, logos, slogans, corporate names, Internet domain names, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Marks”);

(C) All copyrights whether registered or unregistered, in both published and unpublished works, including, without limitation, all computer programs, manuals and other documentation and any and all registrations and applications for registration thereof (collectively, “Copyrights”); and

(D) All trade secrets and other rights, under applicable Law, including, without limitation, U.S. state trade secret Laws, in (1) know-how, (2) inventions (whether or not patentable) and improvements thereto (including as disclosed in invention disclosures and discoveries) and (3) confidential or proprietary information (collectively, “Trade Secrets”).

(ii) “Seller’s Business” means the business of Seller and Seller Subsidiary as currently conducted by Seller and Seller Subsidiary.

(iii) “Seller Intellectual Property Assets” means all Intellectual Property Assets owned by Seller or Seller Subsidiary and includes, without limitation, Seller Patents, Seller Marks, Seller Copyrights and Seller Trade Secrets.

4.20 Insurance.  Section 4.20 of the Seller Disclosure Schedule lists each of the insurance policies of Seller and Seller Subsidiary currently in effect (the “Insurance Policies”).

All such Insurance Policies are in full force and effect, all premiums due and payable thereunder have been paid, neither Seller nor Seller Subsidiary is in material default thereunder, and neither Seller nor Seller Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default of thereunder or permit termination or material modification thereof. Except as set forth in Section 4.20 of the Seller Disclosure Schedule, neither Seller nor Seller Subsidiary has received any written notice of cancellation or termination with respect to any such Insurance Policy of Seller or Seller Subsidiary.

4.21 Regulatory Compliance.

(a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, Seller holds all permits, licenses, variances, registrations, exemptions, orders, consents, and approvals from the U.S. Food and Drug Administration (the “FDA”) and any other Governmental Authority that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of Seller Products (any such Governmental Authority, a “Seller Regulatory Agency”) necessary for the lawful operating of the businesses of Seller or Seller Subsidiary (the “Seller Permits”), including all authorizations required under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and the regulations of the FDA promulgated thereunder, and the Public Health Service Act of 1944, as amended. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, all such Seller Permits are valid, and in full force and effect. Since Seller became a SEC reporting company, to the knowledge of Seller, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Seller Permit except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. To the knowledge of Seller, Seller is in compliance in all material respects with the terms of all Seller Permits, and no event has occurred that, to the knowledge of the Seller, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Seller Permit, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

(b) Neither Seller nor, to the knowledge of Seller, any director, officer, employee, agent or Representative thereof, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or for any other Seller Regulatory Agency to invoke any similar policy. Neither Seller nor, to the knowledge of Seller, any director, officer, employee, agent or Representative thereof, has engaged in any activity prohibited under U.S. federal or state criminal or civil health care laws (including without limitation the U.S. federal Anti-Kickback Statute, Stark Law, False Claims Act, Health Insurance Portability and Accountability Act, and any comparable state laws), or the regulations promulgated pursuant to such laws (each, a “Health Care Law”). There is no civil, criminal, administrative or other proceeding, notice or demand pending, received or, to the knowledge of Seller, threatened against Seller that relates to an alleged violation of any Health Care Law. Neither Seller nor any director, officer, employee, agent or Representative thereof, or person providing services in any capacity to Seller, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar law or authorized by 21 U.S.C. sec. 335a(b) or any similar law. There are no consent decrees (including plea agreements) or similar actions to which Seller and its directors, officers, employees, agents or Representatives are bound or which relate to Seller Products.

(c) To the knowledge of Seller, Seller is and has been in compliance with all applicable statutes, rules, regulations, decrees, writs and orders of the FDA and any other Seller Regulatory Agency with respect to the labeling, storing, testing, development, manufacture, packaging and distribution of the Seller Products. All required pre-clinical toxicology studies and Seller-sponsored clinical trials conducted or being conducted with respect thereto, have been and are being conducted in compliance in all material respects with applicable Law, including, without limitation, the applicable requirements of the FDA’s Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices. The results of any such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Buyer Entities. Each Seller-sponsored clinical trial with respect to Seller Products has been conducted in accordance with its clinical trial protocol, and in compliance in all material respects with all applicable Laws, including Good Clinical Practices, Informed Consent and all other applicable requirements contained in 21 CFR Parts 312, 50, 54, 56 and 11. Seller has filed all required notices (and made available to the Buyer Entities copies thereof) of serious and unexpected adverse drug experiences relating to clinical trials of such Seller Products, or any finding from tests in laboratory animals that suggests a significant risk for human subjects, and Seller has filed all required notices of any such occurrence.

(d) All applications, submissions, information and data utilized by Seller as the basis for, or submitted by or on behalf of Seller in connection with any and all requests for a Seller Permit relating to Seller, when submitted to the FDA or other Seller Regulatory Agency, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or other Seller Regulatory Agency.

(e) Neither Seller nor any Representative of Seller, nor, to the knowledge of Seller, any of Seller’s licensors, licensees, assignors or assignees has received any notice that the FDA or any other Seller Regulatory Agency has initiated, or threatened to initiate, any Action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Seller or otherwise restrict the preclinical research or clinical study of any Seller Product or any drug product being developed by any licensee or assignee of the Seller Intellectual Property Assets based on such intellectual property, or to recall, suspend or otherwise restrict the development or manufacture of any Seller Product. Seller is not in receipt of written notice of, or is subject to, any adverse inspection, finding of deficiency, finding of non-compliance, investigation, civil or criminal proceeding, hearing, suit, demand, claim, complaint, inquiry, proceeding, or other compliance or enforcement action relating to any Seller Products. To the knowledge of Seller, there is no act or omission that would reasonably be expected to give rise to any such action.

(f) Seller has made available to the Buyer Entities copies of any and all applications, approvals, licenses, written notices of inspectional observations, establishment inspection reports and any other material documents it has received from the FDA or other Seller Regulatory Agency, including documents that indicate or suggest lack of compliance with the regulatory requirements of the FDA or other Seller Regulatory Agency. Seller has made available to the Buyer Entities for review all of its material correspondence to or from the FDA or other Seller Regulatory Agency, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA or other Seller Regulatory Agency, notices of inspectional observations, establishment inspection reports, and all other material documents concerning communications to or from the FDA or other Seller Regulatory Agency, or prepared by the FDA or other Seller Regulatory Agency or which bear in any way on Seller’s compliance with regulatory requirements of the FDA or any other Seller Regulatory Agency, or on the likelihood or timing of approval of any Seller Products.

4.22 Opinion of Financial Advisor.  The Seller Board has received the opinion of Seller’s Financial Advisor, to the effect that, subject to the assumptions, qualifications and other matters set forth therein, as of the date of such opinion, the consideration to be received pursuant to this Agreement by the Seller Stockholders (other than the Buyer Entities and their respective Affiliates) is fair, from a financial point of view, to such holders.

4.23 Proxy Statement; Seller Information.  The information relating to Seller and Seller Subsidiary to be contained in the Proxy Statement, and any other documents filed with the SEC in connection herewith, will not, on the date the Proxy Statement is first mailed to the Seller Stockholders or at the time of the Seller Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

4.24 Criminal Acts.  Neither Seller nor any of its Subsidiaries nor any of its officers or any of the persons listed on Section 9.13 of the Seller Disclosure Schedule has been indicted on felony charges which have not been dismissed or, to Seller’s knowledge, is under active investigation for a felony crime. Neither Seller nor any of its Subsidiaries nor any of its officers or any of the persons listed on Section 9.13 of the Seller Disclosure Schedule (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079) (2001)), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business Pending the Effective Time.  At all times from the execution of this Agreement until the Effective Time, except as set forth in Section 5.1 of the Seller Disclosure Schedule or as expressly permitted elsewhere in this Agreement, Seller shall, and shall cause Seller Subsidiary to, conduct its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws, and use commercially reasonable efforts in light of its available cash to, preserve substantially intact its business organizations and goodwill, keep available the services of its officers and employees and preserve the relationships with those Persons having business dealings with Seller or Seller Subsidiary. Furthermore, except as set forth in Section 5.1 of the Seller Disclosure Schedule or as expressly permitted elsewhere in this Agreement, Seller agrees not to take any of the following actions (and to cause Seller Subsidiary not to take such actions) without the prior written consent of the Buyer Entities (which will not be unreasonably withheld):

(a) amend its articles of organization, certificate of incorporation or bylaws, joint venture documents, partnership agreements or equivalent organizational documents;

(b) (i) issue, deliver, sell, pledge, transfer, dispose of or encumber any shares of capital stock or other equity or voting interests of Seller or Seller Subsidiary or any securities convertible into, exchangeable or exercisable for or representing the right to subscribe for, purchase or otherwise receive any such shares or interests or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock or other rights that are linked to the value of Seller Common Stock or the value of Seller or Seller Subsidiary or any part thereof, provided, however that none of the foregoing shall prohibit the issuance of Seller Common Stock (and the issuance of associated Seller Rights) upon the exercise of Seller Stock Options or the conversion of Seller Restricted Stock Units (and the issuance of associated Seller Rights), in each case outstanding as of the date of this Agreement, or (ii) effect any stock split, stock combination, stock reclassification, reverse stock split, stock dividend, recapitalization or other similar transaction;

(c) grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date hereof to acquire any of its shares of capital stock or shares of deferred stock, restricted stock awards, restricted stock units, stock appreciation rights, “phantom” stock awards or other similar rights that are linked to the value of Seller Common Stock or the value of Seller or Seller Subsidiary or any part thereof (whether or not pursuant to existing Seller Stock Plan);

(d) (i) except to the extent required under existing plans or arrangements or as set forth in Section 4.13(a) of the Seller Disclosure Schedule, increase any compensation or benefit (other than in the ordinary course of business consistent with past practice to non-Key Employees) of, or enter into or amend in any material respect any employment or severance agreement with (or pay any amounts (other than in the ordinary course of business consistent with past practice to non-Key Employees) under any Seller Benefit Plans or Seller Other Plans not otherwise due to) any Seller Personnel, (ii) grant any bonuses (including grants of bonuses to new hires) to any Seller Personnel, (iii) adopt any new Seller Pension Plan, Seller Benefit Plan or Seller Other Plan (including any stock option, stock benefit or stock purchase plan) or amend or modify any existing Seller Pension Plan, Seller Benefit Plan or Seller Other Plan in any material respect, or accelerate the vesting of any compensation (including equity-based awards) for the benefit of any Seller Personnel or grant or amend in any material respect any award under any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan (including the grant of any equity or equity-based or related compensation), (iv) provide any funding for any rabbi trust or similar arrangement, or take any other action to fund or secure the payment of any compensation or benefit, (v) grant to any Seller Personnel any right to receive any severance, change-in-control, retention, termination or similar compensation or benefits or increases therein (other than, in the case of any non-Key Employee, the payment of cash severance or the provision of continued welfare benefits in the ordinary course of business consistent with past practice), (vi) hire or otherwise employ any individual other than in the ordinary course of business consistent with past practice or (vii) terminate any Key Employee other than for cause (including misconduct or breach of company policy);

(e) (i) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or other property or any combination thereof) with respect to any shares of its capital stock or other equity or voting interests (other than dividends or distributions from a wholly-owned Subsidiary of Seller to another Subsidiary of Seller or to Seller) or (ii) directly or indirectly adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of its shares of capital stock of, or other equity or voting interest in, any of Seller or Seller Subsidiary, or any options, warrants, calls or rights to acquire any such stock or other securities, other than in connection with Tax withholdings and exercise price settlement upon the exercise of Seller Stock Options or the conversion of Seller Restricted Stock Units outstanding on the date of this Agreement;

(f) (i) transfer, sell, lease, sublease, license, sublicense or otherwise dispose of any material assets or properties of Seller or Seller Subsidiary or (ii) mortgage or pledge any of the property or assets of Seller or Seller Subsidiary, or subject any such property or assets to any other Encumbrance (except Permitted Encumbrances), other than, in the case of both (i) and (ii), in the ordinary course of business consistent with past practice;

(g) except in the ordinary course of business consistent with past practice, enter into, or amend or terminate any Seller Contract or any lease or sublease (excluding contracts with respect to capital expenditures, which are governed by clause (h) below); provided that in no event shall Seller enter into any procurement contracts which require or involve the payment by Seller or Seller Subsidiary of more than $150,000 individually or $600,000 in the aggregate;

(h) make any capital expenditures in excess of $150,000 individually or $600,000 in the aggregate;

(i) (A) merge with, enter into a consolidation with or otherwise acquire a material portion of the outstanding equity interests in any Person or acquire any portion of the assets or business of any Person (or any division or line of business thereof) having a fair market value in excess of $65,000 or (B) otherwise acquire (including, through leases, subleases and licenses of real property) any assets, except, in the case of this clause (B), in the ordinary course of business consistent with past practice; provided that no acquisitions that make it more difficult in any material respect to obtain any approval or authorization required in connection with the transactions contemplated hereby under any Law or that would reasonably be expected to prevent, delay, or impede consummation of the transactions contemplated hereby shall be permitted without consent;

(j) write down or write up or fail to write down or write up the value of any receivables or revalue any assets of Seller other than in the ordinary course of business and in accordance with GAAP;

(k) create, incur or assume any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the indebtedness of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for (i) letters of credit or replacement letters of credit entered into in the ordinary course of business and consistent with past practice; (ii) any indebtedness owed to Seller by any of its direct or indirect wholly-owned Subsidiaries; or (iii) purchase money debt, capital leases or guarantees in the ordinary course of business not involving indebtedness of more than $65,000 individually or $300,000 in the aggregate;

(l) create, incur or assume any Encumbrance affecting the material assets or properties of Seller or Seller Subsidiary;

(m) change any of its methods, principles or practices of financial accounting currently in effect other than as required by GAAP as concurred by its independent registered accountants;

(n) (i) modify, amend, accelerate, terminate or cancel any Seller Contract, (ii) enter into, amend or modify any agreement or arrangement with Persons that are Affiliates, or (iii) enter into, extend or renew any contract which, if executed prior to the date of this Agreement, would have been required to be disclosed pursuant to Section 4.15, other than, in each case, in the ordinary course of business consistent with past practice;

(o) enter into, amend or modify any agreement which grants to any Person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any products or technologies of Seller or Seller Subsidiary;

(p) transfer or license on an exclusive basis to any Person any rights to Seller Intellectual Property Assets;

(q) sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any Seller Intellectual Property Assets or amend or modify in any respect any existing material agreements with respect to any Seller Intellectual Property Assets;

(r) enter into any material agreement with respect to Seller Intellectual Property Assets or with respect to the intellectual property of any third party, other than, in the case of intellectual property of any third party, in the ordinary course of business;

(s) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Seller or Seller Subsidiary;

(t) form any Subsidiary;

(u) make any material Tax election or settle or compromise any material Tax liability, if such election, settlement or compromise would have the effect of increasing the Tax liability of Seller or Seller Subsidiary for any period;

(v) materially reduce the amount of any insurance coverage provided by the existing insurance policies of Seller or Seller Subsidiary;

(w) settle, pay or discharge (i) the Upsher-Smith Auxilium Litigation or (ii) any litigation, investigation, or arbitration, other than the settlement, payment, discharge or satisfaction thereof in the ordinary course of business consistent with past practice as long as the amount paid to settle, pay or discharge such litigation, investigation or arbitration does not exceed $100,000;

(x) knowingly take or fail to take any action in breach of this Agreement for the purpose of (or which would be reasonably expected to) materially delaying or preventing the consummation of the transactions contemplated hereby (other than as required by Law); and

(y) authorize any of, or commit, resolve, offer, agree or announce an intention to take any of, the foregoing actions or any other action inconsistent with the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, Seller shall prepare and cause to be filed with the SEC the Proxy Statement relating to the Seller Stockholders’ Meeting to be held to consider the adoption and approval of this Agreement. Seller shall cause the Proxy Statement to comply in all material respects in form and substance with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff with respect to the Proxy Statement. Each Buyer Entity shall furnish to Seller all information concerning themselves as Seller may reasonably request in connection with the preparation of the Proxy Statement or which may be required under applicable Law. Seller shall promptly notify the Buyer Entities upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, shall consult with the Buyer Entities prior to responding to any such comments or requests or filing any amendment or supplement to the Proxy Statement, and shall provide the Buyer Entities with copies of all correspondence between Seller and its Representatives on the one hand and the SEC and its staff on the other hand. Seller will cause the Proxy Statement to be mailed to the Seller Stockholders as promptly as practicable following the clearance of the Proxy Statement by the SEC (or expiration of applicable period for comments) and shall furnish the information required to be provided to the Seller Stockholders pursuant to the DGCL and any other applicable Law.

(b) Notwithstanding anything to the contrary stated above, prior to filing and mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Seller shall provide the Buyer Entities with a reasonable opportunity to review and comment on such document or response and shall discuss with the Buyer Entities, and include in such document or response, comments reasonably proposed by the Buyer Entities.

6.2 Seller Stockholders’ Meeting.

(a) Seller shall, in accordance with applicable Law and its Certificate of Incorporation and Bylaws, take all action necessary to call, give notice of, convene and hold the Seller Stockholders’ Meeting to consider and vote on a proposal to adopt and approve this Agreement as soon as practicable following the date of this Agreement and in no event later than forty (40) days (or such other later date which the parties may agree upon in writing) after the date on which all SEC comments to the Proxy Statement have been resolved. Unless required by applicable Law, Seller shall not postpone the Seller Stockholders’ Meeting or adjourn the Seller Stockholders’ Meeting if a quorum is present, without the prior consent of the Buyer Entities. The Seller Stockholders’ Meeting shall be held on a date selected by Seller in consultation with the Buyer Entities as promptly as practicable after mailing of the Proxy Statement.

(b) Subject to the provisions of Section 6.4, the Seller Board shall recommend that the Seller Stockholders adopt and approve this Agreement (the “Seller Recommendation”), Seller shall include such Seller Recommendation in the Proxy Statement and Seller shall use its reasonable best efforts to obtain the Seller Requisite Vote.

6.3 Third Party Consents and Regulatory Approvals.

(a) Subject to the terms and conditions of this Agreement, each Buyer Entity and Seller will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger) as soon as practicable after the date hereof, including (i) preparing and filing, in consultation with the other party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits, Tax rulings and authorizations necessary to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, clearances, waivers, licenses, registrations, permits, authorizations, Tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make or cause to be made, in consultation and cooperation with the other and as promptly as practicable and advisable after the date hereof, (i) any necessary filing of a Notification and Report Form pursuant to the HSR Act and (ii) all other necessary registrations, declarations, notices and filings relating to the Merger with other Governmental Authorities under any other antitrust, competition, trade regulation or other Regulatory Law with respect to the transactions contemplated hereby and to respond to any inquiries received and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as practicable and not extend any waiting period under the HSR Act or any other Regulatory Law or enter into any agreement with a Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. If necessary to obtain any regulatory approval pursuant to any Regulatory Law, or if any administrative or judicial Action, including any Action by a Governmental Authority or a private party, is instituted (or threatened to be instituted), challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each Buyer Entity and Seller shall cooperate with each other and use its reasonable best efforts to (x) obtain any regulatory approval, (y) contest and resist any such Action, or (z) avoid the entry of or have vacated or terminated, lifted, reversed or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Closing or the other transactions contemplated herein.

(b) To the extent permissible under applicable Law, each Buyer Entity and Seller shall, in connection with the efforts referenced in Section 6.3(a) to obtain all requisite approvals, clearances and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other party, or the other party’s legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, (iv) give the other party the opportunity to attend and participate in such meetings and conferences to the extent allowed by applicable Law or by the applicable Governmental Authority, (v) in the event one party is prohibited by applicable Law or by the applicable Governmental Authority from participating in or attending any meetings or conferences, keep the other promptly and reasonably apprised with respect thereto and (vi) cooperate in the filing of any memoranda, white papers, filings, correspondence, or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any Action, whether judicial or administrative, is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each Buyer Entity and Seller shall use its reasonable best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein); and/or (ii) take such action as reasonably necessary to overturn any regulatory action by any Government Authority to block consummation of this Agreement (and the transactions contemplated herein), including by defending any Action brought by any Governmental Entity in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement, provided that each Buyer Entity and Seller shall cooperate with one another in connection with all proceedings related to the foregoing and the Buyer Entities shall have final decision-making authority on any action or decision required to insure that each Buyer Entity can meet its obligations in this Section 6.3 and its ability to consummate the transaction.

(d) Notwithstanding the foregoing, each Buyer Entity shall and, shall cause its Subsidiaries to, propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of such Buyer Entity or any of its Subsidiaries, or effective as of the Effective Time, Seller or its Subsidiaries, or otherwise offer to take or offer to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of any Buyer Entity, any of their Subsidiaries, the Surviving Corporation or its Subsidiaries) which it is lawfully capable of taking and if the offer is accepted, take or commit to take such action, in each case, as may be required in order to avoid the commencement of any Action to prohibit the Merger or any other transaction contemplated by this Agreement, or if already commenced, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action so as to enable the Closing to occur as soon as reasonably possible (and in any event, not later than the Termination Date, as may be extended pursuant to Section 8.1(c)).

(e) Notwithstanding anything in this Agreement to the contrary, Seller shall not, without the consent of the Buyer Entities, publicly or before any Governmental Authority or other third party, offer, suggest, propose or negotiate, and shall not commit to or effect, by consent decree, hold separate order or otherwise, any sale, divestiture, disposition, prohibition or limitation or other action of a type described in Section 6.3(d).

6.4 No Solicitation.

(a) Upon execution of this Agreement, Seller shall and shall cause its Subsidiaries and its and their respective Representatives to cease immediately and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to, or that may reasonably be expected to lead to, an Acquisition Proposal. Seller shall promptly after the date of this Agreement instruct each Person which has heretofore executed a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of Seller to promptly return or destroy all information, documents, and materials relating to the Acquisition Proposal or to Seller or its businesses, operations or affairs heretofore furnished by Seller or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person.

(b) Except as authorized or permitted in this Section 6.4, Seller agrees that neither it nor any of its Subsidiaries shall, and that it shall cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person (other than the Buyer Entities) in connection with, an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.4(c)), or (iv) approve or recommend an Acquisition Proposal.

(c) Notwithstanding Section 6.4(b), from the date hereof and prior to the receipt of the Seller Stockholder Approval, if Seller or its Representatives receive an unsolicited bona fide written Acquisition Proposal that the Seller Board determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal, Seller may take the following actions: (i) furnish information with respect to Seller and Seller Subsidiary or their business to the third party making such Acquisition Proposal (a “Qualified Bidder”), provided Seller receives from the Qualified Bidder an executed confidentiality agreement (the terms of which are no less favorable to Seller than those contained in the Confidentiality Agreement) provided that such confidentiality agreement shall not contain any provisions that would prevent Seller from complying with its obligations to provide the Buyer Entities with the required notices under Sections 6.4(e) and (g), and further provided that all such information provided to such Qualified Bidder has been previously provided to the Buyer Entities prior to or concurrently with the time it is provided to such Qualified Bidder; and (ii) engage in discussions or negotiations with the Qualified Bidder and its Representatives with respect to the Acquisition Proposal.

(d) Except as otherwise provided in Section 6.4(e), neither the Seller Board nor any committee of the Seller Board may withdraw or change in a manner adverse to the Buyer Entities the Seller Recommendation, or propose publicly to approve, adopt or recommend any Acquisition Proposal (an “Adverse Recommendation Change”).

(e) Notwithstanding Section 6.4(d), at any time prior to receipt of the Seller Stockholder Approval, the Seller Board may in response to a Superior Proposal that did not result from a breach by Seller of this Section 6.4, (i) effect an Adverse Recommendation Change, and/or (ii) enter into a definitive agreement with respect to such Superior Proposal (an “Acquisition Agreement”) and simultaneously terminate this Agreement in accordance with Section 8.1(h) if the Seller Board determines in good faith, after consultation with Seller’s outside legal counsel that failure to do so would reasonably be likely to result in a breach of its fiduciary obligations under applicable Law; provided, however, that such actions may only be taken at a time that is (A) after the fourth (4th) Business Day following a Buyer Entity’s receipt of written notice from Seller that the Seller Board is prepared to take such action (the “Subsequent Determination Notice”), such notice will identify the Person making such Superior Proposal and attach the most current version of any agreement relating to the Superior Proposal (it being understood and agreed that any material amendment to such Superior Proposal, including the financial terms of such Superior Proposal, shall require the delivery of a new Subsequent Determination Notice and the commencement of a new four (4) Business Day period), and (B) at the end of such period, the Seller Board determines in good faith, after taking into account all amendments or revisions irrevocably committed to by the Buyer Entities and after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal. During any such four (4) Business Day period, the Buyer Entities shall be entitled to deliver to Seller one or more counterproposals to such Acquisition Proposal, and Seller shall give the Buyer Entities the opportunity to meet and negotiate with Seller and its Representatives.

(f) In addition, and notwithstanding the foregoing, at any time prior to receipt of the Seller Stockholder Approval, the Seller Board may, in response to a material development or change in circumstances occurring or arising after the date hereof that was neither known to the Seller Board nor reasonably foreseeable as of or prior to the date hereof (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an “Intervening Event”), withdraw or modify its recommendation of this Agreement or the Merger if the Seller Board has concluded in good faith, after consultation with its outside counsel, that, in light of such Intervening Event, its fiduciary obligations require it to take such action; provided that, the Seller Board shall not be entitled to take such action pursuant to this sentence unless Seller has (x) provided to the Buyer Entities at least four (4) Business Days’ prior written notice advising the Buyer Entities that the Seller Board intends to take such action and specifying the reasons therefor in reasonable detail and (y) during such four (4) Business Day period, if requested by the Buyer Entities, provide any information related to the Intervening Event reasonably requested by the Buyer Entities and engage in good faith negotiations with the Buyer Entities to amend this Agreement in such a manner that obviates the need for taking such action as a result of the Intervening Event. Any Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Seller Board, nor shall any Adverse Recommendation Change have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby, including the Merger.

(g) From and after the execution of this Agreement, Seller shall notify the Buyer Entities promptly (but in any event within twenty-four (24) hours) of the receipt of any Acquisition Proposal or inquiries, discussions, negotiations, proposals or expressions of interest that would be reasonably expected to lead to, an Acquisition Proposal. This notice shall include (i) the identity of the Person or group making any such Acquisition Proposal, request or inquiry, (ii) a copy of all written materials provided by such Person in connection with such Acquisition Proposal, request or inquiry and (iii) a written summary, if it is not in writing, of any such Acquisition Proposal, request or inquiry. After receipt of the Acquisition Proposal, request or inquiry, Seller shall keep the Buyer Entities informed promptly (but in any event within twenty-four (24) hours) of all material developments regarding the status and material details of any such Acquisition Proposal, request or inquiry (including, but not limited to, notice of all material amendments with respect thereto).

(h) Nothing in this Section 6.4 shall be deemed to prohibit Seller from complying with Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal if, in the good faith judgment of the Seller Board or a committee of the Seller Board, after consultation with its outside legal counsel, failing to take such action would be inconsistent with its obligations under applicable Law (it being understood that any such compliance with Rule 14e-2 or Item 1012(a) may constitute an Adverse Recommendation Change). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by Seller that describes Seller’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Seller Board pursuant to Rule 14d-9(f) of the Exchange Act or any similar communication to the stockholders of Seller, shall not constitute an Adverse Recommendation Change or an approval or recommendation with respect to any Acquisition Proposal.

(i) For purposes of this Agreement, “Superior Proposal” shall mean any bona fide unsolicited written Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being treated as references to 50% for these purposes) made by a third party that did not result from a breach of this Section 6.4 that the Seller Board determines in good faith, after consultation with outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable from a financial point of view to the Seller Stockholders than the Merger (and, to the extent applicable, all amendments or revisions irrevocably committed to by the Buyer Entities pursuant to Section 6.4(e)) taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal, including, without limitation, the likelihood of consummation.

(j) For purposes of this Agreement, “Acquisition Proposal” means any inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving Seller, (ii) a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of Seller and its Subsidiaries, taken as a whole, or (iii) a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing 15% or more of the voting power of Seller or any of its Subsidiaries; provided, however, that the term “Acquisition Proposal” shall not include the Merger or the other transactions contemplated by this Agreement.

6.5 Access to Information.

(a) Upon reasonable prior notice and subject to applicable Laws relating to the exchange of information, Seller shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other Representatives of the Buyer Entities, reasonable access without undue interruption, during normal business hours during the period from the date of this Agreement until the Effective Time, or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to all of its properties, books, contracts, commitments and records (other than confidential information contained in personnel files to the extent the disclosure of such information is prohibited by privacy Laws), and their accountants and accountants’ work papers. Seller also shall provide the Buyer Entities with such access to the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of Seller’s business, properties, prospects and personnel as the Buyer Entities may reasonably request. Neither Seller nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement or would reasonably be expected to violate or result in a loss or impairment of any attorney-client or work product privilege. The parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. In furtherance of the foregoing, no information identifying individual employees or consultants of Seller or any Subsidiary of Seller or protected personal information regarding such employees or consultants will be disclosed under this Agreement (including in the Seller Disclosure Schedule) in respect of employees or consultants that are employed (or were employed and remain domiciled) in any country that has enacted legislation implementing the EU Personal Data Privacy Directive or similar legislation, except to the extent permitted by a contractual undertaking entered into by Seller and the Buyer Entities regarding maintenance of privacy of such data in a form reasonably necessary to effect compliance with such legislation.

(b) With respect to all information furnished by one party to the other party or its Representatives under this Agreement, the parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

6.6 Employment and Benefit Matters.

(a) For a one-year period commencing at the Effective Time, each of the Buyer Entities agrees to cause the Surviving Corporation to maintain base salary, bonus opportunity and Seller Benefit Plans (but not any stock-based benefits) for the Seller Personnel who remain employed after the Effective Time (collectively, the “Seller Employees”) at the same levels that are, in the aggregate, no less favorable than the benefit levels in effect on the date hereof to the extent that, with respect to the Seller Benefit Plans, the provider of such benefits is willing to make such benefits available to the Seller Personnel. Each Buyer Entity shall, and shall cause the Surviving Corporation to, treat, and cause any new benefit plans in which Seller Employees are entitled to participate to treat, the service of Seller Employees with Seller or any Subsidiary of Seller attributable to any period before the Effective Time as service rendered to the Buyer Entities, the Surviving Corporation or any Subsidiary of the Buyer Entities for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation and vacation accrual, but excluding benefit accrual under any defined benefit pension plan and eligibility for early retirement or for retiree welfare benefit plans. Without limiting the foregoing, each Buyer Entity shall cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any new health or similar plan to be waived with respect to Seller Employees and their eligible dependents, to the extent waived or satisfied under the corresponding plan in which Seller Employees participated immediately prior to the transition to the new plan, and any deductibles paid by Seller Employees under any of Seller’s or its Subsidiaries’ health plans in the plan year in which the transition to the new plan occurs shall be credited towards deductibles under such new health plans. Each Buyer Entity shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to make appropriate arrangements with any new insurance carrier(s) to ensure such result. Seller Employees shall be considered to be employed by a Buyer Entity or Surviving Corporation “at will” and nothing shall be construed to limit the ability of any Buyer Entity or the Surviving Corporation to terminate the employment of any such Seller Employee at any time. The Buyer Entities will cooperate with Seller, and assume all costs, in respect of consultation obligations and similar notice and bargaining obligations owed to any employees or consultants of Seller or any Subsidiary of Seller in accordance with all applicable Laws and bargaining agreements, if any.

(b) Subject to Section 6.6(a) hereof, the Buyer Entities shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of Seller; provided, however, that the Buyer Entities shall continue to maintain such employee benefit plans and programs of Seller (other than stock based plans) until the Seller Employees are permitted to participate in the plans and programs of a Buyer Entity or the Surviving Corporation in accordance with Section 6.6(a).

(c) Except as otherwise expressly provided in this Agreement, the Buyer Entities shall, and shall cause the Surviving Corporation to, continue to be obligated to perform, in accordance with their terms, all contractual rights of current and former employees of Seller, or obligations of Seller under any severance or change-in-control policy maintained by Seller, existing as of the date of this Agreement and disclosed in Section 6.6(c) of the Seller Disclosure Schedule (the “Change-in-Control Arrangements”). For purposes of the Change-in-Control Arrangements, each Buyer Entity acknowledges that the occurrence of the Closing will constitute a “change-in-control” and a “change of control” of Seller. Without limiting the foregoing, each Buyer Entity acknowledges and agrees that the executive officers and directors and, as applicable, employees of Seller shall be entitled to the applicable payments and benefits as set forth in such Change-in-Control Arrangements in accordance with the terms thereof, including as disclosed in Section 6.6(c) of Seller Disclosure Schedule, and that such executive officers, directors and employees of Seller shall be third party beneficiaries of this Section 6.6(c) and shall be entitled to enforce the covenants contained herein.

6.7 Directors’ and Officers’ Indemnification and Insurance.

(a) Each Buyer Entity agrees that any rights to indemnification or exculpation now existing in favor of, and all limitations on the personal liability of each present and former director, officer, employee, fiduciary or agent of Seller and its Subsidiaries (the “Indemnified Parties” and, each, an “Indemnified Party”) provided for in the respective organizational documents, in effect as of the date hereof shall continue in full force and effect (and with respect to Seller, shall be reflected in the applicable organizational documents of such entity), for a period of six (6) years after the Effective Time. During such period, none of the Buyer Entities shall, nor shall any Buyer Entity permit the Surviving Corporation to, amend, repeal or otherwise modify such provisions for indemnification in any manner that would materially and adversely affect the rights thereunder of any individual who at any time on or prior to the Effective Time was a director, officer, employee, fiduciary or agent of Seller or its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law; provided, however, that in the event any claim or claims are asserted or made either prior to the Effective Time or within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

(b) From and after the Effective Time until the sixth (6th) anniversary of the Effective Time, each Buyer Entity and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of Seller and each Subsidiary of Seller (collectively, the “Covered Parties”) against all costs and expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) Seller, any Buyer Entity or the Surviving Corporation, as the case may be, shall be entitled to control the defense of such claim, action, suit, proceeding or investigation, (ii) if Seller, any Buyer Entity or the Surviving Corporation (or counsel selected by the applicable insurer of Seller, such Buyer Entity or Buyer Entities or the Surviving Corporation) does not elect to control the defense of such claim, action, suit, proceeding or investigation, the Covered Party shall be entitled to select counsel for the Covered Party, which counsel shall be reasonably satisfactory to Seller, the Buyer Entities the Surviving Corporation, as the case may be, and Seller, the Buyer Entities and the Surviving Corporation shall pay the fees and expenses of such counsel promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action), (iii) the Covered Party shall cooperate in the defense of any such matter, and (iv) none of Seller, any Buyer Entities or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

(c) At or prior to the Effective Time, Seller shall purchase directors’ and officers’ liability insurance (“D&O Insurance”) (which by its terms shall survive the Merger) for its directors and officers, which shall provide such directors and officers with coverage for six (6) years following the Effective Time on terms acceptable to Seller, so long as the aggregate cost does not exceed two hundred and fifty percent (250%) of the most recent annual premium paid for the D&O Insurance in effect prior to the date of this Agreement. The Buyer Entities shall, and shall cause the Surviving Corporation to, maintain such policy in full force and effect, and continue to honor the obligations thereunder.

(d) The obligations under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7 and shall be entitled to enforce the covenants contained herein).

(e) In the event any Buyer Entity or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of such Buyer Entity and the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.7.

6.8 Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Buyer Entities.

6.9 Advice of Changes.  The Buyer Entities and Seller shall each promptly notify the other party of any change or event having a Buyer Material Adverse Effect or Seller Material Adverse Effect, as the case may be, or which it believes would otherwise be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.10 Publicity.  Except with respect to any action taken pursuant to, and in accordance with, Section 6.4 or ARTICLE VIII, so long as this Agreement is in effect, none of the Buyer Entities nor Seller shall, or shall permit any of its respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed, except as may be required by applicable Law or the applicable rules of any stock exchange, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other parties to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the party seeking to issue or cause the publication of any press release or other announcement with respect to the Transaction or this Agreement shall not be required to provide any such review or comment to the other party in connection with any disclosure contemplated by Section 6.4 or any disclosure of the Buyer Entities in response thereto or in connection therewith.

6.11 Rule 16b-3 Actions.  The Buyer Entities and Seller agree that, in order to most effectively compensate and retain those officers and directors of Seller who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, both prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this Section 6.11.  Promptly after the date hereof and prior to the Effective Time, Seller shall take all such steps as may be required to cause any dispositions of shares of Seller Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Seller to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

6.12 Other Actions by the Buyer Entities.  Subject to Section 7.1 and Section 7.2 and Article VIII, each Buyer Entity shall refrain (and shall use its reasonable best efforts to cause its Affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement. NewCo shall cause Merger Sub to, promptly following execution of this Agreement, approve and adopt this Agreement and deliver to Seller evidence of Merger Sub’s vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the organizational documents of Merger Sub. NewCo shall cause Borrower to, or shall cause Merger Sub to, promptly following execution of this Agreement, approve the performance of all actions required by it in connection with the Transactions and deliver to Seller evidence of Borrower’s vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the organizational documents of Merger Sub.

6.13 Financing.

(a) Each of the Buyer Entities shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Agreements, including (i) maintaining in effect the Financing Agreements, (ii) satisfying on a timely basis all conditions applicable to the Buyer Entities or Borrower in the Financing Agreements that are within its control and complying with its obligations thereunder and (iii) provided that all conditions in Section 7.1 and Section 7.2 have been satisfied or waived by the parties entitled thereto (or with respect to certificates to be delivered at Closing, are capable of being satisfied, if not waived by the parties entitled thereto, upon Closing), enforcing its rights under the Financing Agreements in the event of a breach by any of the Financing Parties that impedes or delays the Closing, including seeking specific performance of the parties thereunder. In the event that all conditions to this Agreement have been satisfied, the Buyer Entities shall use reasonable best efforts to cause the Debt Financing Parties to fund on the Closing Date the Debt Financing required to consummate the Merger and the other transactions contemplated by this Agreement (including by taking enforcement action, including seeking specific performance, to cause the Debt Financing Parties to fund such Debt Financing).

(b) If any portion of the Financing becomes unavailable or the Buyer Entities become aware of any event or circumstance that makes any portion of the Financing unavailable and such portion is required to fund the Merger Consideration, the Buyer Entities shall use their best efforts to arrange and obtain alternative financing from alternative sources, including alternative financial institutions and investment funds, in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practical following the occurrence of such event. The Buyer Entities shall keep Seller informed promptly of all material developments regarding the Financing Agreements including providing written and oral notice within twenty-four (24) hours of the occurrence of any material breach of the Financing Agreements, the possibility that a condition thereto will not be satisfied or the termination of the Financing Agreements.

(c) Seller agrees to provide, and shall cause its Representatives to provide reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by the Buyer Entities in advance written notice to Seller (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Seller), including without limitation, the provision of a copy of resolutions of the Board of Directors of Seller approving this Transaction; provided that Seller shall not be required to pay any fees (including commitment or other similar fees) or incur any costs in connection with the Financing (or any replacement thereof) prior to the Effective Time.

(d) In the event that the Financing Agreements are amended, replaced, supplemented or otherwise modified, including as a result of obtaining alternative financing in accordance with Section 6.13(b), or if the Buyer Entities substitute other debt or equity financing for all or a portion of the Financing, each of the Buyer Entities and Seller shall comply with its respective covenants in Section 6.13(a), Section 6.13(b) and Section 6.13(c) with respect to the Financing Agreements as so amended, replaced, supplemented or otherwise modified and with respect to such other financing to the same extent that the Buyer Entities and Seller would have been obligated to comply with respect to the Financing.

6.14 State Takeover Laws.  If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal laws becomes or is deemed to become applicable to Seller, the Merger, the Voting Agreements or any other transaction contemplated hereby, then the Seller Board shall take all action necessary to render such statute inapplicable to the foregoing.

6.15 Notification of Certain Litigation.  Seller shall notify the Buyer Entities within twenty-four (24) hours if and after it receives notice of any actions, suits, claims, investigations or proceedings instituted or threatened against Seller or any of its directors, officers or Affiliates, including by any stockholder of Seller, before any court or Governmental Authority relating to this Agreement, the Voting Agreements, the Merger or the other transactions contemplated hereby, or seeking damages or discovery in connection with such transactions. Seller shall consult with the Buyer Entities regarding the defense or settlement of any such actions, suits, claims, investigations or proceedings and shall not settle any such litigation without the Buyer Entities’ written consent, which shall not be unreasonably withheld, conditioned or delayed.

6.16 401(k).  Except with the prior written consent of the Buyer Entities, during the period from the date of this Agreement to the Effective Time, Seller shall not (i) make any employer contribution to Seller’s 401(k) plan, other than employer matching contributions at the rate in effect immediately prior to the date of this Agreement, or (ii) make any employer contribution to Seller’s 401(k) plan in the form of Seller Common Stock.

ARTICLE VII

CONDITIONS PRECEDENT TO THE
CONSUMMATION OF THE MERGER

7.1 Conditions to Each Party’s Obligations To Effect the Merger.  The respective obligations of the Buyer Entities and Seller to consummate the Merger are subject to the satisfaction (or waiver in writing if permissible under applicable Law), at or prior to the Effective Time, of each of the following conditions:

(a) Seller Stockholder Approval.  Seller Stockholder Approval shall have been obtained.

(b) Other Approvals.  Any required approval under the HSR Act and all other regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods applicable to the Merger shall have expired or been terminated.

(c) No Injunctions or Restraints; Illegality.  No order, injunction, judgment, ruling or decree issued by any court or agency of competent jurisdiction or any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, deemed applicable to the Merger or enforced by any Governmental Authority which prohibits, or makes illegal, consummation of the Merger.

7.2 Conditions to the Obligations of the Buyer Entities.  The obligation of the Buyer Entities to effect the Merger is also subject to the satisfaction (or waiver in writing if permissible under applicable Law), at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Seller contained in the Agreement shall be true and correct (1) as of the date of the Agreement except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time) and (2) as of the Effective Time without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Seller Material Adverse Effect” except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), except where the failure to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a Seller Material Adverse Effect.

(b) Performance of Obligations of Seller.  Seller shall have performed in all material respects any obligation, agreement or covenant required to be performed by it under this Agreement at or prior to the Closing Date and the Buyer Entities shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Seller to such effect.

(c) No Seller Material Adverse Effect.  Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing a Seller Material Adverse Effect.

(d) Cash Balance.  The Seller shall have a balance of at least $15,000,000 in cash and cash equivalents as of the Closing Date, after giving effect to all fees, costs and expenses incurred by Seller in connection with the Merger and the transactions contemplated by this Agreement.

(e) Closing Certificate.  The Buyer Entities shall have received for delivery to Agent a certificate executed by an authorized officer of Seller certifying that all of the closing conditions set forth in this Agreement have been satisfied or waived.

7.3 Conditions to the Obligations of Seller.  The obligation of Seller to effect the Merger is also subject to the satisfaction (or waiver in writing if permissible under applicable Law), at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.  The representations and warranties of each Buyer Entity contained in the Agreement shall be true and correct (1) as of the date of the Agreement except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time) and (2) as of the Effective Time without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Buyer Material Adverse Effect” except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), except where the failure to be so true and correct, individually or in the aggregate, does not have or would not reasonably be expected to have a Buyer Material Adverse Effect.

(b) Performance of Obligations of Seller.  Each Buyer Entity shall have performed in all material respects any obligation, agreement or covenant required to be performed by it under this Agreement at or prior to the Closing Date and Seller shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of each Buyer Entity to such effect.

7.4 Frustration of Closing Conditions.  Neither Seller nor the Buyer Entities may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to perform any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, including as required by and subject to Section 6.3 and Section 6.13.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination.  This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time, whether before or after the Seller Stockholder Approval:

(a) by mutual written consent of Seller and the Buyer Entities;

(b) by either the Buyer Entities or Seller if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, decree, judgment, injunction or ruling or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Transaction; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such order, decree, judgment, injunction or ruling lifted if and to the extent required by Section 6.3;

(c) by either the Buyer Entities or Seller if the Merger shall not have been consummated on or before May 31, 2011 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party if such party (i) failed to perform any of its obligations under this Agreement or otherwise violated this Agreement or (ii) failed to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, and such failure or violation has been a principal cause of, or resulted in, the failure of the Merger to be consummated on or before such date;

(d) by the Buyer Entities, in the event that the Seller shall have (x) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (y) breached any representation or warranty contained herein, or if a representation or warranty of Seller shall have become untrue, which situation in either case, (i) would result in a failure of a condition set forth in Section 7.2, and (ii) has not been cured within thirty (30) calendar days following notice by the Buyer Entities, or if the Termination Date is less than thirty (30) calendar days from the notice by the Buyer Entities, has not been or cannot reasonably be expected to be cured by the Termination Date; provided that none of the Buyer Entities is in material breach of any representation, warranty or covenant contained in this Agreement;

(e) by Seller, in the event that any Buyer Entity shall have (x) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (y) breached any of its representations or warranties, in either case which breach or failure would reasonably be expected to prevent or materially delay the consummation of the Merger and is either incurable or, if curable, is not cured by the Buyer Entities within thirty (30) calendar days following notice by Seller or, if the Termination Date is less than thirty (30) calendar days from the notice by Seller, has not been or cannot reasonably be expected to be cured by the Termination Date; provided at the time of the delivery of such written notice Seller is not in material breach of any representation, warranty or covenant contained in this Agreement;

(f) by either the Buyer Entities or Seller if the Seller Stockholders shall have failed to obtain Seller Stockholder Approval at the Seller Stockholders’ Meeting or at any adjournment or postponement thereof;

(g) by the Buyer Entities, if prior to receipt of the Seller Stockholder Approval (i) the Seller Board shall have failed to include the Seller Recommendation in the Proxy Statement, (ii) the Seller Board shall have effected an Adverse Recommendation Change, (iii) the Seller Board shall have approved, or recommended that the Seller Stockholders accept or approve, an Acquisition Proposal, (iv) Seller, any of its Subsidiaries or any of their respective Representatives, shall have breached in any material respect the provisions of Section 6.4, and such violation or breach has resulted in the receipt by Seller of an Acquisition Proposal, (v) the Seller Board shall have failed to reaffirm its approval and recommendation of the Agreement within five (5) Business Days after the Seller Board receives a written request from the Buyer Entities that the Seller Board provide such reaffirmation (provided that the Buyer Entities are only allowed to make two (2) such reaffirmation requests, in the aggregate, prior to the Seller Stockholders’ Meeting), (vi) any third party shall have publicly commenced a tender or exchange offer or other transaction constituting an Acquisition Proposal implicating Rule 14e-2 and Seller shall not have filed with the SEC, or published, sent or given to its security holders, a statement pursuant to Rule 14e-2 within ten (10) Business Days after such tender or exchange offer is first published, sent or given, disclosing that Seller recommends rejection of such tender or exchange offer by Seller’s Stockholders, or (vii) the Seller Board shall have resolved to do any of the foregoing;

(h) by Seller, if prior to receipt of the Seller Stockholder Approval the Seller Board shall have effected an Adverse Recommendation Change in respect of a Superior Proposal in accordance with Section 6.4, and in connection with such termination Seller is entering into an Acquisition Agreement with respect to such Superior Proposal; or

(i) by Seller if the Closing has not occurred within five (5) Business Days of Seller delivering written notice to the Buyer Entities confirming that (A) Seller is prepared to effect the Closing, (B) the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied and (C) the conditions set forth in Section 7.3 have been satisfied or that Seller is willing to waive any unsatisfied conditions in Section 7.3.

8.2 Effect of Termination.

(a) In the event of a termination and abandonment of this Agreement by either the Buyer Entities or Seller as provided in Section 8.1, this Agreement shall immediately become void and have no effect, and none of the Buyer Entities, Seller, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability or obligation of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Section 6.5(b) (Access to Information), Section 6.10 (Publicity), Section 8.2 (Effect of Termination), and ARTICLE IX (Miscellaneous) and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement. Notwithstanding the foregoing, none of the Buyer Entities nor Seller shall be relieved or released from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by such party or such party’s stockholders) arising out of its intentional breach of any provision of this Agreement or any other agreement delivered in connection herewith, or any fraud and provided further, that in circumstances where Seller or the Buyer Entities are obligated to consummate the Merger, the failure by such party to consummate the Merger in accordance with the provisions hereof shall be deemed an intentional breach by such party of this Agreement.

(b) In the event this Agreement is terminated by:

(A) the Buyer Entities pursuant to Section 8.1(g); or

(B) Seller pursuant to Section 8.1(h),

then Seller shall make a cash payment to the Buyer Entities in the aggregate amount of $1,900,000 (the “Termination Fee”).

(c) In the event this Agreement is terminated by the Buyer Entities or Seller pursuant to Section 8.1(c) or 8.1(d), or by the Buyer Entities or Seller pursuant to Section 8.1(f) (but only if Seller, any of its Subsidiaries or any of their respective Representatives has not complied with its obligations under Section 6.4), and prior to such termination an Acquisition Proposal had been publicly announced and is still pending, and if within twelve (12) months following such termination, Seller or any of its Subsidiaries shall have entered into a definitive agreement to engage in a transaction qualifying as an Acquisition Proposal (with all references to 15% in the definition thereof being treated as references to 50% for purposes hereof) with any Person other than the Buyer Entities or any Affiliate of the Buyer Entities, then Seller shall immediately upon the consummation of such transaction, make a cash payment to the Buyer Entities of the Termination Fee.

(d) If required under this Section 8.2, the Termination Fee shall be paid in immediately available funds to an account designated by the Buyer Entities within two (2) Business Days after the date of the event giving rise to the obligation to make such payment; provided, however, if the Termination Fee is payable as a result of a termination pursuant to Section 8.1(h), then the Termination Fee shall be payable simultaneous with such termination.

(e) The parties acknowledge and agree that the provisions for payment of any Termination Fee are an integral part of the transactions contemplated by this Agreement and are included herein in order to induce each Buyer Entity to enter into this Agreement and to reimburse each Buyer Entity entitled to receive such Termination Fee for incurring the costs and Expenses related to entering into this Agreement and attempting to consummate the transactions contemplated by this Agreement. Accordingly, if Seller shall fail to pay in a timely manner the amounts due pursuant to this Section 8.2 and, in order to obtain such payment, any Buyer Entity entitled to receive such Termination Fee makes a claim that results in a judgment against Seller, the Seller shall pay to each Buyer Entity entitled to receive such Termination Fee such Buyer Entity’s reasonable costs and Expenses incurred in connection with such suit, together with interest on the amounts set forth in this Section 8.2 at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

(f) Subject to the provisions of Section 8.2(a), the parties agree that the payment of the Termination Fee to the Buyer Entities (together with any costs, Expenses or interest owed under Section 8.2(e), if applicable) shall be the sole and exclusive remedy available to the Buyer Entities with respect to this Agreement and the Transaction in the event any payment of the Termination Fee to the Buyer Entities becomes due and payable under the terms of this Agreement, and, upon payment of the Termination Fee to the Buyer Entities (together with any costs, Expenses or interest owed under Section 8.2(e), if applicable), Seller shall have no further liability to the Buyer Entities hereunder.

8.3 Amendment.  Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger to the stockholders of Seller; provided, however, that after the approval and adoption of this Agreement by the Seller Stockholders, no amendment of this Agreement shall be made which by Law requires further approval by the stockholders of Seller without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.4 Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the approval and adoption of this Agreement by the Seller Stockholders, no extension or waiver of this Agreement or any portion thereof shall be made which by Law requires further approval by the stockholders of Seller without obtaining such approval. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure or delay to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Notwithstanding the foregoing, this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or relates to delivery of the Exchange Account in full.

9.2 Expenses.  Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.3 Notices.  All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery) or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy or facsimile transmission (providing confirmation of transmission) addressed as follows:

(a) If to the Buyer Entities, a Buyer Entity, or NewCo, Merger Sub or Borrower, to (which shall constitute notice to each and all Buyer Entities):

FCB I Holdings Inc.
FCB I Acquisition Corp.
c/o Footstar Corporation
933 MacArthur Blvd.
Mahwah, NJ 07430
Fax: (201) 327-2130
Attn: Jonathan M. Couchman

and to

Black Horse Capital Management LLC
338 S. Sharon Amity Rd. #202
Charlotte, NC 28211
Fax: (646) 837-0437
Attn: Dale B. Chappell

with required copies to (which shall not constitute notice):

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Fax: (212) 451-2222
Attn: Adam W. Finerman

and to

Baker & McKenzie LLP
One Prudential Plaza, Suite 3500
130 E. Randolph Drive
Chicago, IL 60601
Attention: Carmen Lonstein and Christopher M. Bartoli
Facsimile: (312) 861-2899

(b) If to Seller, to:

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, NH 03833
Fax: (603) 658-6101
Attn: John A. Sedor and Robert P. Hebert

with required copies to (which shall not constitute notice):

Goodwin Procter LLP
Exchange Place
53 State St.
Boston, MA
Fax: (617) 523-1231
Attn: Joseph L. Johnson III, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received by the addressee as provided above; provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day.

9.4 Interpretation.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Except where expressly stated otherwise in this Agreement, including any schedules, annexes or exhibits hereto, the following rules of interpretation apply: (i) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation;” (ii) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, including any schedules, annexes or exhibits hereto, and not to any particular provision; (iii) “date hereof” refers to the date set forth in the initial caption of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if;” (v) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation hereof; (vi) definitions are applicable to the singular as well as the plural forms of such terms; (vii) pronouns shall include the corresponding masculine, feminine or neuter forms; (viii) references to a Person are also to such Person’s permitted successors and assigns; (ix) references to an “Article,” “Section,” “Exhibit,” “Annex” or “Schedule” refer to an Article or Section of, or an Exhibit, Annex or Schedule to, this Agreement; (x) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (xi) references to a federal, state, provincial, local or foreign statute or Law include any rules, regulations and delegated legislation issued thereunder; and (xii) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. For purposes of this Agreement, Seller shall not be deemed to be an Affiliate or Subsidiary of any Buyer Entity. Unless otherwise provided herein, delivery, notice, information being communicated or disclosed, or materials being made available or otherwise directed to one Buyer Entity shall be deemed to have been so delivered, noticed, communicated, disclosed, made available or otherwise directed, as the case may be, to each and all Buyer Entities. Unless otherwise provided herein, the consent of, or delivery, notice, information being communicated or disclosed, or materials being made available by, or otherwise involving an act or omission of, one Buyer Entity shall be deemed to have been consented to, delivered, noticed, communicated, disclosed, made available, or otherwise acted upon or omitted by, as the case may be, by each and all Buyer Entities. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. All references to this Agreement shall be deemed to include references to the “plan of merger” contained herein (as such term is used in the DGCL).

9.5 Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

9.6 Entire Agreement.  This Agreement, together with the exhibits, annexes and schedules hereto, the Confidentiality Agreement, the Financing Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

9.7 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.3. Nothing in this Section 9.7, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH BUYER ENTITY AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER ENTITIES OR SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.8 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.9 Assignment; Reliance of Other Parties.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, however, that any Buyer Entity may assign their rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of such Buyer Entity to the extent NewCo and/or Merger Sub, as applicable, agree to remain liable for the performance of such wholly-owned Subsidiary of its obligations hereunder. Except (i) as provided in Section 6.6 (Employment and Benefit Matters) hereof, (ii) as provided in Section 6.7 (Directors’ and Officers’ Indemnification and Insurance) hereof and (iii) the provisions of ARTICLE I and ARTICLE II concerning payment of the aggregate Merger Consideration, which shall inure to the benefit of the Seller Stockholders but, prior to the Effective Time, may only be enforced by Seller acting on their behalf, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

9.10 Time is of the Essence.  Time is of the essence with respect to the performance of this Agreement.

9.11 NewCo Guarantee.  NewCo shall cause Merger Sub and Borrower to comply in all respects with each of its representations, warranties, covenants, obligations, agreements and undertakings pursuant to or otherwise in connection with this Agreement, the Financing Agreements, the Merger and the other transactions contemplated by this Agreement. As a material inducement to Seller’s willingness to enter into this Agreement and perform its obligations hereunder, NewCo hereby unconditionally guarantees full performance and payment by Merger Sub and Borrower of each of its respective covenants, obligations and undertakings pursuant to or otherwise in connection with this Agreement, the Financing Agreements, the Merger and the other transactions contemplated by this Agreement and hereby represents, acknowledges and agrees that any breach of, or other failure to perform, any such representation, warranty, covenant, obligation, agreement or undertaking of Merger Sub and Borrower shall also be deemed to be a joint and several breach or failure to perform by the Buyer Entities, and Seller or any Person authorized under Section 9.9, if applicable, shall have the right, exercisable in Seller or such Person’s sole discretion, to pursue any and all available remedies Seller or such Person may have arising out of any such breach or nonperformance directly against any Buyer Entity in the first instance.

9.12 Specific Performance.

(a) The parties hereto agree that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached (including failing to take such actions as are required hereunder to consummate the Merger) and (ii) the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which such party is entitled at law or in equity. Accordingly, (a) the Buyer Entities shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by Seller and to enforce specifically the terms and provisions of this Agreement and (b) Seller shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the obligations of each and every Buyer Entity to (i) use reasonable best efforts to obtain the Debt Financing, (ii) use reasonable best efforts to obtain the FB Financing, (iii) enforce its rights under the Financing Agreements in the event of a breach by the Financing Parties that impedes or delays Closing, including seeking specific performance of the Financing Parties’ obligations thereunder, and (iv) satisfy the conditions to Closing set forth in Section 7.1 and Section 7.3 and consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, it is explicitly agreed that Seller shall be entitled to seek specific performance of the Buyer Entities’ obligation to cause the FB Financing to be funded to fund the Merger in the event that (i) all conditions in Section 7.1 and Section 7.2 have been satisfied or waived by the parties entitled thereto (or with respect to certificates to be delivered at Closing, are capable of being satisfied, if not waived by the parties entitled thereto, upon Closing), (ii) the financing provided for by the Debt Financing Agreements has been funded or will be funded at Closing if the FB Financing is funded at Closing and (iii) Seller has confirmed that if specific performance is granted and the FB Financing and Debt Financing are funded, then the Closing pursuant to Article I will occur.

(b) For the avoidance of doubt, either Seller or the Buyer Entities may contemporaneously commence an action for specific performance and seek any other form of remedy at law or in equity that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages), but no such alternative remedy may be granted unless and until the court has declined to award specific performance. If a court of competent jurisdiction has declined to specifically enforce the obligations of a party hereto to consummate the Merger pursuant to a claim for specific performance brought against such party in connection with this Agreement, any award of damages may be granted by such court for such breach by such party in accordance with the provisions of Section 8.2.

(c) From and after the Effective Time, nothing in this Section 9.12 will limit the rights or remedies of any Indemnified Party under Section 6.7.

9.13 Definitions.  Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

“Acquisition Agreement” shall have the meaning ascribed thereto in Section 6.4(e) hereof.

“Action” shall have the meaning ascribed thereto in Section 4.10 hereof.

“Acquisition Proposal” shall have the meaning ascribed thereto in Section 6.4(j) hereof.

“Adverse Recommendation Change” shall have the meaning ascribed thereto in Section 6.4(d) hereof.

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall mean The Bank of New York Mellon, as administrative, payment and collateral agent, as applicable, for itself as a Debt Financing Party and for the other Debt Financing Parties.

“Agreement” shall have the meaning ascribed thereto in the recitals hereto.

“agreement” shall mean any contract, agreement, instrument, obligation, undertaking, lease, license, arrangement, commitment or understanding, whether written or oral, in each case that is legally binding on such Person and as it may be amended or otherwise modified from time to time.

“Appraisal Rights Provisions” shall have the meaning ascribed thereto in Section 2.3(a) hereof.

“AST” shall have the meaning ascribed thereto in the recitals hereto.

“Book-Entry Share” and “Book-Entry Shares” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“Borrower” shall have the meaning ascribed thereto in the recitals hereto.

“Business Day” shall have the meaning ascribed thereto in Rule 14d-1(g)(3) under the Exchange Act.

“Buyer Disclosure Schedule” shall have the meaning ascribed thereto in ARTICLE III hereof.

“Buyer Entity” shall have the meaning ascribed thereto in the recitals hereto.

“Buyer Entities” shall have the meaning ascribed thereto in the recitals hereto.

“Buyer Material Adverse Effect” shall mean any Change that, individually or in the aggregate with all other Changes occurring or existing prior to the determination of a Buyer Material Adverse Effect, has a material adverse effect on the ability of the Buyer Entities to consummate the transactions contemplated by this Agreement.

“Bylaws” shall mean the Amended and Restated Bylaws of Seller.

“Certificate” and “Certificates” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of Seller, as amended.

“Certificate of Merger” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Change” shall mean any change, event, circumstance, development or effect.

“Change-in-Control Arrangements” shall have the meaning ascribed thereto in Section 6.6(c) hereof.

“Closing” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Closing Date” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean that certain letter agreement between Seller and Black Horse Capital Advisors LLC, dated as of August 9, 2010.

“Copyrights” shall have the meaning ascribed thereto in Section 4.19(c)(i)(C) hereof.

“Covered Parties” shall have the meaning ascribed thereto in Section 6.7(b) hereof.

“D&O Insurance” shall have the meaning ascribed thereto in Section 6.7(c) hereof.

“Debt Financing” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Debt Financing Agreements” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Debt Financing Parties” shall have the meaning ascribed thereto in the recitals hereto.

“Delaware Courts” shall have the meaning ascribed thereto in Section 9.7 hereof.

“DGCL” shall have the meaning ascribed thereto in Section 1.1 hereof.

“Dissenting Shares” shall have the meaning ascribed thereto in Section 2.3(a) hereof.

“Dissenting Stockholders” shall have the meaning ascribed thereto in Section 2.3(a) hereof.

“DOJ” shall have the meaning ascribed thereto in Section 6.3(b) hereof.

“Effective Time” shall have the meaning ascribed thereto in Section 1.2 hereof.

“Encumbrances” shall mean all transfer and voting restrictions, liens, security interests, mortgages, pledges, hypothecations, easements, covenants, declarations, conditions and restrictions, defects in or clouds on title and other encumbrances of every kind and nature (including options, preemptive right, rights of first negotiation and rights of first refusal), whether arising by agreement, operation of law or otherwise.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person that together with Seller would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Exchange Account” shall have the meaning ascribed thereto in Section 2.2(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement, the Financing Agreements and all other matters related to the consummation of the Transactions.

“FB Commitment Letters” shall have the meaning ascribed thereto in recitals hereto.

“FB Financing” shall have the meaning ascribed thereto in Section 3.7 hereof.

“FB Financing Parties” shall have the meaning ascribed thereto in the recitals hereto.

“FDA” shall have the meaning ascribed thereto in Section 4.21(a) hereof.

“Financing” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Financing Agreements” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Financing Parties” shall mean the Debt Financing Parties and the FB Financing Parties.

“FTC” shall have the meaning ascribed thereto in Section 6.3(b) hereof.

“GAAP” shall mean generally accepted accounting principles.

“Governmental Authority” shall mean any (i) United States, foreign, federal, state, local or other government, (ii) governmental commission, board, body, bureau, agency, or other judicial, regulatory or administrative authority of any nature, including courts and other judicial bodies, (iii) any self-regulatory body or authority, and (iv) any instrumentality or entity designed to act for or on behalf of the foregoing.

“Health Care Law” shall have the meaning ascribed thereto in Section 4.21(b) hereof.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“In-licensed Patents” shall have the meaning ascribed thereto in Section 4.19(a) hereof.

“Indemnified Parties” shall have the meaning ascribed thereto in Section 6.7(a) hereof.

“Insurance Policies” shall have the meaning ascribed thereto in Section 4.20 hereof.

“Intervening Event” shall have the meaning ascribed thereto in Section 6.4(f) hereof.

“Intellectual Property Assets” shall have the meaning ascribed thereto in Section 4.19(c)(i) hereof.

“IRS” shall mean the Internal Revenue Service.

“Key Employee” shall mean each of the individuals listed in Section 9.13 of the Seller Disclosure Schedule.

“Law” shall mean any federal, state, local or foreign law, statute, ordinance or principle of common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

“Loan Agreement” shall have the meaning ascribed thereto in the recitals hereto.

“made available” shall mean that such information or documentation was either (a) provided directly to a Buyer Entity or its outside counsel or outside auditing firm in its capacity as agent or advisor to such Buyer Entity, (b) included in the RR Donnelley Venue under the project name Charlie on or before 11:59 pm (EST) on the date prior to the date hereof, or (c) filed by Seller with the SEC on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

“Marks” shall have the meaning ascribed thereto in Section 4.19(c)(i)(B) hereof.

“Merger” shall have the meaning ascribed thereto in the recitals hereto.

“Merger Consideration” shall have the meaning ascribed thereto in Section 2.1(c) hereof.

“Merger Sub” shall have the meaning ascribed thereto in the recitals hereto.

“Merger Sub Common Stock” shall have the meaning ascribed thereto in Section 2.1(a) hereof.

“NewCo” shall have the meaning ascribed thereto in the recitals hereto.

“NewCo Common Stock” shall mean NewCo’s common stock, par value $0.01 per share.

“Owned Real Property” shall have the meaning ascribed thereto in Section 4.16(a) hereof.

“Patents” shall have the meaning ascribed thereto in Section 4.19(c)(i)(A) hereof.

“Paying Agent” shall have the meaning ascribed thereto in Section 2.2(a) hereof.

“Permitted Encumbrances” shall mean (i) Encumbrances for Taxes not yet due and payable or Taxes being contested in good faith, (ii) statutory Encumbrances existing as of the Closing Date and held by any Governmental Authority that are related to obligations that are not due or delinquent, (iii) Encumbrances reflected in the in the consolidated financial statements of the Seller and Subsidiary included in the Seller SEC Documents or referenced in the Seller Disclosure Schedule, (iv) Encumbrances or imperfections of title that do not materially detract from the value or materially interfere with the use of the assets subject thereto or affected thereby or (v) Encumbrances on the landlord’s interest in the premises not caused by Seller, any Subsidiary of Seller or any of their respect agents, contractors or representatives.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any Governmental Authority or political subdivision thereof.

“Proxy Statement” shall have the meaning ascribed thereto in Section 3.9 hereof.

“Qualified Bidder” shall have the meaning ascribed thereto in Section 6.4(c) hereof.

“Regulatory Law” shall mean the Sherman Act, as amended, Council Regulation No. 4064/89 of the European Community, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Representatives” shall mean the directors, officers, employees, Affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders, consultants or representatives of Seller, the Buyer Entities, Merger Sub or any of their respective Subsidiaries, as the case may be.

“Rights Agreement” shall have the meaning ascribed thereto in the recitals hereto.

“Rights Plan Amendment” shall have the meaning ascribed thereto in the recitals hereto.

“Rule 14e-2” shall refer to Rule 14e-2 promulgated under the Exchange Act.

“Sarbanes-Oxley Act” shall have the meaning ascribed thereto in Section 4.5(a) hereof.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning ascribed thereto in the recitals hereto.

“Seller Balance Sheet” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Seller Benefit Plans” shall have the meaning ascribed thereto in Section 4.13(a) hereof.

“Seller Board” shall mean the board of directors of Seller.

“Seller Common Stock” shall have the meaning ascribed thereto in the recitals hereto.

“Seller Contracts” shall have the meaning ascribed thereto in Section 4.15 hereof.

“Seller Copyrights” shall have the meaning ascribed thereto in Section 4.19(a) hereof.

“Seller Disclosure Schedule” shall have the meaning ascribed thereto in ARTICLE IV hereof.

“Seller Employees” shall have the meaning ascribed thereto in Section 6.6(a) hereof.

“Seller Financial Statements” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Seller Governmental Approvals” shall have the meaning ascribed thereto in Section 4.11 hereof.

“Seller Intellectual Property Assets” shall have the meaning ascribed thereto in Section 4.19(c)(iii) hereof.

“Seller Leases” shall have the meaning ascribed thereto in Section 4.16(b) hereof.

“Seller Marks” shall have the meaning ascribed thereto in Section 4.19(a) hereof.

“Seller Material Adverse Effect” shall mean any of (A) a Change that, individually or in the aggregate with all other Changes occurring or existing prior to the determination of a Seller Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, condition (financial or other) or results of operations of Seller and its Subsidiaries, taken as a whole, (ii) the ability of Seller to consummate the transactions contemplated by this Agreement, (iii) the validity of U.S. Patent No. 7,320,968 or (iv) the enforceability of the contractual rights of Seller under the License Agreement (as such term is defined in the Loan Agreement), (B) the FDA withdraws its approval to market Testim or (C) the termination of the License Agreement by Auxilium Pharmaceuticals, Inc.; provided, however, that none of the following (to the extent arising after the date hereof) shall be deemed to be or constitute a Seller Material Adverse Effect, or taken into account when determining whether a Seller Material Adverse Effect has occurred or would occur:

(i) any Change to the extent resulting from general economic conditions in the United States or any other country or region in the world (in each case other than Changes that affect Seller and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Seller’s Industry peers);

(ii) any Change to the extent resulting from conditions in the industries in which Seller and Seller Subsidiary conduct business (the “Seller’s Industry”) (in each case other than Changes that affect Seller and Seller Subsidiary, taken as a whole, in a disproportionate manner as compared to Seller’s Industry peers);

(iii) any Change to the extent resulting from acts of war, sabotage or terrorism in the United States or any other country or region in the world (in each case other than Changes that affect Seller and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Seller’s Industry peers);

(iv) any Change to the extent resulting from the taking of any action required by this Agreement or the failure to take any action prohibited by this Agreement;

(v) any Change to the extent resulting from any actions taken, or failure to take action, in each case which the Buyer Entities have requested in writing or approved in writing or to which the Buyer Entities have consented in writing;

(vi) any Change to the extent resulting from changes in law or other legal or regulatory conditions (in each case other than Changes that affect Seller and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Seller’s Industry peers);

(vii) any Change to the extent resulting from changes in GAAP (in each case other than Changes that affect Seller and its Subsidiaries, taken as a whole, in a disproportionate manner as compared to Seller’s Industry peers);

(viii) any Change to the extent resulting from changes in Seller’s stock price or the trading volume of Seller Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes may be deemed to constitute, or be taken into account in determining whether there has been, or would be, a Seller Material Adverse Effect);

(ix) any Change to the extent resulting from any failure by Seller to meet any internal or public estimates, projections, budgets, forecasts or expectations of Seller’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been, or would be, a Seller Material Adverse Effect); and

(x) any Change to the extent resulting from the pendency or announcement of the Merger or the transactions contemplated by this Agreement, including the termination of relationships by customers, suppliers or any other Person having a contractual relationship with Seller or Seller Subsidiary or the termination by employees of their employment with Seller or Seller Subsidiary.

“Seller Other Plans” shall have the meaning ascribed thereto in Section 4.13(a) hereof.

“Seller Patents” shall have the meaning ascribed thereto in Section 4.19(a) hereof.

“Seller Pension Plans” shall have the meaning ascribed thereto in Section 4.13(a) hereof.

“Seller Permits” shall have the meaning ascribed thereto in Section 4.21(a) hereof.

“Seller Personnel” shall mean any current or former director, officer, employee, independent contractor or consultant of Seller or any of its Subsidiaries.

“Seller Preferred Stock” shall have the meaning ascribed thereto in Section 4.2(a) hereof.

“Seller Products” shall mean Testim, a testosterone gel for the treatment of hypogonadism.

“Seller Recommendation” shall have the meaning ascribed thereto in Section 6.2(b) hereof.

“Seller Regulatory Agency” shall have the meaning ascribed thereto in Section 4.21(a) hereof.

“Seller Requisite Vote” shall have the meaning ascribed thereto in Section 4.3(a) hereof.

“Seller Restricted Stock Units” shall mean awards of restricted stock units for Seller Common Stock issued under the Seller Stock Plan.

“Seller Rights” shall have the meaning ascribed thereto in the recitals hereto.

“Seller SEC Documents” shall have the meaning ascribed thereto in Section 4.5(a) hereof.

“Seller Stockholder Approval” shall have the meaning ascribed thereto in Section 4.18(b) hereof.

“Seller Stockholders” shall mean the holders of Seller Common Stock.

“Seller Stockholders’ Meeting” shall have the meaning ascribed thereto in Section 4.3(a) hereof.

“Seller Stock Option” shall mean options to purchase Seller Common Stock issued under the Seller Stock Plan.

“Seller Stock Plan” shall mean the stock plan of Seller designated as the Amended and Restated 2008 Equity Incentive Plan.

“Seller Subsidiary” shall have the meaning ascribed thereto in Section 4.1(b) hereof.

“Seller Trade Secrets” shall have the meaning ascribed thereto in Section 4.19(b)(xiii) hereof.

“Seller’s Business” shall have the meaning ascribed thereto in Section 4.19(c)(ii) hereof.

“Seller’s Financial Advisor” shall have the meaning ascribed thereto in Section 4.9 hereof.

“Seller’s knowledge” or “knowledge of Seller”, or any other phrases of similar meaning, shall mean the actual knowledge (after reasonable investigation) of the individuals set forth in Section 9.13 of the Seller Disclosure Schedule.

“Subsequent Determination Notice” shall have the meaning ascribed thereto in Section 6.4(e) hereof.

“Subsidiary” or “Subsidiaries” shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Superior Proposal” shall have the meaning ascribed thereto in Section 6.4(i) hereof.

“Surviving Corporation” shall have the meaning ascribed thereto in Section 1.1 hereof.

“Surviving Corporation Bylaws” shall have the meaning ascribed thereto in Section 1.4 hereof.

“Surviving Corporation Charter” shall have the meaning ascribed thereto in Section 1.4 hereof.

“Tax” shall mean any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments or levies, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)); and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts.

“Tax Return” shall mean any report, return, declaration or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

“Termination Date” shall have the meaning ascribed thereto in Section 8.1(c) hereof.

“Termination Fee” shall have the meaning ascribed thereto in Section 8.2(b) hereof.

“Third Party Rights” shall have the meaning ascribed thereto in Section 4.19(b)(viii) hereof.

“Trade Secrets” shall have the meaning ascribed thereto in Section 4.19(c)(i)(D) hereof.

“Transaction” shall have the meaning ascribed thereto in the recitals hereto.

“Upsher Smith Auxilium Litigation” shall have the meaning ascribed thereto in Section 4.19(b)(xiv) hereof.

“U.S.” or “United States” shall mean the United States of America.

“Voting Agreements” shall have the meaning ascribed thereto in the recitals hereto.

“Voting Debt” shall have the meaning ascribed thereto in Section 4.2(a) hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Buyer Entity and Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

BUYER ENTITIES

FCB I HOLDINGS INC.

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President, Secretary & Treasurer

FCB I ACQUISITION CORP.

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President, Secretary & Treasurer

CPEX PHARMACEUTICALS, INC.

By:	/s/ John A. Sedor
Name:     John A. Sedor

Title:	President and Chief Executive Officer

Exhibit A

FORM OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CPEX PHARMACEUTICALS, INC.

The undersigned, being the [          ], of CPEX Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), does hereby certifies that:

The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2007 (the “Original Certificate of Incorporation”). The Original Certificate of Incorporation was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 13, 2008 (the “Amended and Restated Certificate of Incorporation”).

This Second Amended and Restated Certificate of Incorporation was duly adopted pursuant to Section 251 of the Delaware Corporation Law and restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety, as follows:

FIRST:  The name of this Corporation is CPEX Pharmaceuticals, Inc. (the “Corporation”).

SECOND:  The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

THIRD:  The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any part of the world in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The aggregate number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $0.01 per share.

FIFTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SIXTH:  The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of or limit their power to make, alter, or repeal the By-Laws.

SEVENTH:  To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal with respect to act or omissions occurring prior to such amendment or repeal.

EIGHTH:  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such director’s or officer’s heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any such director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The Corporation shall indemnify the present and former directors and officers of (the “CPEX Indemnified Parties”) the Corporation immediately prior to the consummation of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger by and among FCB I Holdings Inc., FCB I Acquisition Corp. and the Corporation (the “Merger Agreement”) in respect of actions or omissions occurring at or prior to the Effective Time (as defined in the Merger Agreement), including, without limitation, the transactions contemplated by the Merger Agreement, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any such CPEX Indemnified Party (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation and the CPEX Indemnified Parties.

The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of

Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation or the CPEX Indemnified Parties existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand this [          ] day of [          ].

CPEX PHARMACEUTICALS, INC.

Name:

Title:

Annex B

[LETTERHEAD OF RBC CAPITAL MARKETS, LLC]

January 3, 2011

The Board of Directors
CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire 03833

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share, of CPEX Pharmaceuticals, Inc., a Delaware corporation (“CPEX” and, such common stock, “CPEX Common Stock”), other than the Buyer Parties (as defined below) and their respective affiliates, of the Consideration (as defined below) to be received by such holders as provided for under the terms of an Agreement and Plan of Merger, dated as of January 3, 2011 (the “Agreement”), among FCB I Holdings Inc., a Delaware corporation (“Newco”), FCB I Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Newco (“Merger Sub”), and CPEX. The Agreement provides, among other things, that Newco, an affiliate of Footstar, Inc. (Footstar, Inc., Black Horse Capital LP, Black Horse Capital Master Fund Ltd. and other members of the buyer group, together with Newco and Merger Sub, the “Buyer Parties”), will acquire CPEX through the merger of Merger Sub with and into CPEX (the “Merger”) pursuant to which each outstanding share of CPEX Common Stock will be converted into the right to receive $27.25 per share in cash (the “Consideration”). The terms and conditions of the Merger are set forth more fully in the Agreement.

RBC Capital Markets, LLC (“RBC”), as part of our investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC or one or more of our affiliates may act as a market maker and broker in the publicly traded securities of CPEX and/or any other company that may be involved in the Merger and receive customary compensation in connection therewith, and may also actively trade securities of CPEX, any other company that may be involved in the Merger or their respective affiliates or portfolio companies for our or our affiliates’ own account and the accounts of our or our affiliates’ customers and, accordingly, RBC and our affiliates may hold a long or short position in such securities. RBC also may provide investment banking and other financial services to CPEX, the Buyer Parties and their respective affiliates in the future, for which we may receive compensation.

We are acting as financial advisor to CPEX in connection with the Merger and we have received and will receive a fee for our services, portions of which are payable during the course of our engagement and upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, we provided financial advisory services to CPEX in connection with the unsolicited tender offer for CPEX commenced by an affiliate of Richard Rofé in April 2010, for which services we received compensation. CPEX also has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for our reasonable out-of-pocket expenses incurred in connection with our services.

For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the Agreement; (ii) we reviewed and analyzed certain publicly available financial and other data with respect to CPEX and certain other relevant historical operating data relating to CPEX made available to us from published sources and internal records of CPEX; (iii) we reviewed certain publicly available equity research reports relating to expected revenues

CPEX Pharmaceuticals, Inc.
The Board of Directors

from the product Testim (and, based on such expected revenues, CPEX’s potential royalty payments); (iv) we reviewed financial projections and forecasts of CPEX prepared by the management of CPEX, which financial projections and forecasts were probability-weighted with respect to certain royalty and milestone payments expected to be received by CPEX from its product candidate relating to the treatment of nocturia (collectively, the “Forecasts”); (v) we conducted discussions with members of the senior management of CPEX with respect to the business prospects and financial outlook of CPEX as a standalone entity; (vi) we reviewed the reported prices and trading activity for CPEX Common Stock; (vii) we considered the results of the efforts undertaken on behalf of CPEX to solicit indications of interest from third parties with respect to a possible acquisition of CPEX following CPEX’s public announcement that it was exploring strategic alternatives; and (viii) we considered other information and performed other studies and analyses as we deemed appropriate.

In arriving at our opinion, we considered selected public companies, and selected precedent transactions involving public companies, with operations in the specialty pharmaceutical industry to lack sufficient comparability to CPEX and the Merger. Accordingly, for purposes of our opinion, in addition to the review, inquiries and factors referred to in the preceding paragraph, we relied primarily on a financial analysis of CPEX as a standalone entity utilizing the Forecasts based on a discounted cash flow analysis. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion we have reached is based on the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more portions of such analysis or factors.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all of the financial, legal, tax, operating and other information provided to or discussed with us by or on behalf of CPEX (including, without limitation, the financial statements and related notes of CPEX), and upon the assurances of the management of CPEX that it is not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed, with the consent of CPEX, that the Forecasts provided to us by CPEX were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of CPEX as a standalone entity. We express no opinion as to such Forecasts or the assumptions upon which they were based. We also have relied, with the consent of CPEX, on the assessments of the management of CPEX as to the validity of, and risks associated with, the products, product candidates and technology of CPEX or its partners (including, without limitation, the timing and probability of successful development, testing and marketing of such products, product candidates and technology, approval thereof by appropriate governmental authorities, the validity and life of patents relating thereto and the potential impact of generic competition thereon).

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of CPEX, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of CPEX. We have not investigated, and make no assumption regarding, any litigation or other claims affecting CPEX. We also have assumed that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on CPEX or the Merger.

Our opinion speaks only as of the date hereof, is based on conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. We do not express any opinion as to the price or range of prices at which CPEX Common Stock may trade at any time.

CPEX Pharmaceuticals, Inc.
The Board of Directors

The advice (written or oral) of RBC and our opinion expressed herein is provided for the benefit, information and assistance of the Board of Directors of CPEX (in its capacity as such) in connection with its evaluation of the Merger. We express no opinion and make no recommendation as to how any stockholder or other party should act or vote with respect to the Merger or any related matter. Such advice or opinion may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other party without the prior written consent of RBC. If required by applicable law, this opinion letter may be included in any disclosure document required to be filed by CPEX with the Securities and Exchange Commission and mailed to CPEX’s stockholders with respect to the Merger; provided, however, that this opinion letter must be reproduced in full and any description of or reference to RBC or this opinion must be in a form acceptable to RBC and our counsel. RBC shall have no responsibility for the form or content of any such disclosure document.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Consideration to be received in the Merger by holders of CPEX Common Stock (other than the Buyer Parties and their respective affiliates). Our opinion does not in any way address other terms, conditions or implications of the Merger or the Agreement, including, without limitation, the form or structure of the Merger or any voting or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Our opinion does not address the underlying business decision of CPEX to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction that may be available to CPEX or in which CPEX might engage. We have not evaluated the solvency or fair value of CPEX under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We do not express any opinion as to any legal, regulatory, tax or accounting matters, as to which we understand that CPEX has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) to any of the officers, directors or employees of any party, or class of such persons, relative to the Consideration payable in the Merger or otherwise.

Our opinion has been approved by RBC’s Fairness Opinion Committee.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by holders of CPEX Common Stock (other than the Buyer Parties and their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

Annex C

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of January 3, 2011, by and among FCB I Holdings Inc., a Delaware corporation (“NewCo”), FCB I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and the undersigned holder (“Seller Stockholder”) of shares of common stock (the “Shares”) of CPEX Pharmaceuticals, Inc., a Delaware corporation (“Seller”).

WHEREAS, NewCo, Merger Sub and Seller have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into Seller (the “Merger”);

WHEREAS, Seller Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares indicated opposite Seller Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and condition to the Buyer Entities entering into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by the Buyer Entities in connection therewith, Seller Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as an inducement and condition to, the Buyer Entities entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by it in connection therewith, Seller Stockholder, NewCo and Merger Sub agree as follows:

1. Agreement to Vote Shares.  Seller Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Seller or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Seller, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, Seller Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that such Seller Stockholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and to take other actions necessary to support the consummation of the Merger; (ii) against any action, proposal or agreement that, to the knowledge of Seller Stockholder, would reasonably be expected to result in a breach of any covenant, representation or warranty of Seller under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Seller’s obligations under the Merger Agreement not being fulfilled; (iii) against any Acquisition Proposal, or any agreement, transaction, proposal or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement; and (iv) against any material change in the present capitalization of Seller or any amendment of the Certificate of Incorporation or Bylaws.

2. Expiration Date.   As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to its terms, or (c) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

3. Additional Purchases.   Seller Stockholder agrees that any shares of capital stock or other equity securities of Seller that Seller Stockholder purchases or with respect to which Seller Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4. Agreement to Retain Shares.   From and after the date hereof until the Expiration Date, Seller Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares or (d) take any action that would make any representation or warranty of Seller Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing or disabling Seller Stockholder from performing Seller Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Seller Stockholder may make (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of Seller Stockholder under, this Agreement and (c) as NewCo and Merger Sub may otherwise agree in writing in their discretion.

5. Representations and Warranties of Seller Stockholder.   Seller Stockholder hereby represents and warrants to NewCo and Merger Sub as follows:

(a) Seller Stockholder has the full power and authority to execute and deliver this Agreement and to perform Seller Stockholder’s obligations hereunder;

(b) this Agreement has been duly authorized, executed and delivered by or on behalf of Seller Stockholder and, assuming this Agreement constitutes a valid and binding agreement of NewCo and Merger Sub, constitutes a legal, valid and binding obligation of Seller Stockholder, enforceable against Seller Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) except as set forth on Schedule 1, Seller Stockholder beneficially owns the number of Shares indicated opposite such Seller Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

(d) Seller Stockholder does not beneficially own any securities of Seller except as set forth on Schedule 1;

(e) the execution and delivery of this Agreement by Seller Stockholder does not, and the performance by Seller Stockholder of his or her obligations hereunder and the compliance by Seller Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Seller Stockholder is a party or by which Seller Stockholder is bound, or any law, statute, rule or regulation to which Seller Stockholder is subject or, in the event that Seller Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Seller Stockholder; and

(f) the execution and delivery of this Agreement by Seller Stockholder does not, and the performance of this Agreement by Seller Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Seller Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Seller Stockholder of his or her obligations under this Agreement in any material respect.

6. Irrevocable Proxy.   Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Seller Stockholder does hereby appoint NewCo with full power of substitution and resubstitution, as Seller Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares and New Shares, if any, to vote each of such Shares and New Shares, if any, solely with respect to the matters set forth in Section 1 hereof. NewCo may exercise the irrevocable proxy granted to it hereunder at any time only if Seller Stockholder fails to comply with or breaches any of the provisions of this Agreement. Seller Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by Seller Stockholder with respect to the Shares, and New Shares, if any. This irrevocable proxy shall survive death, disability, incompetency or bankruptcy of Seller Stockholder. Seller Stockholder affirms that the irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement and that such irrevocable proxy is given to NewCo by Seller Stockholder to secure the performance of the duties of the Seller Stockholder under this Agreement. Seller Stockholder agrees not to grant any subsequent proxies to or enter into any agreement with any person to vote or give voting instructions with respect to the Shares or New Shares in any manner inconsistent with the terms of this irrevocable proxy until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. Seller Stockholder hereby revokes any proxies or powers of attorney previously granted with respect to the Shares and New Shares and represents that none of such previously-granted proxies or powers of attorney is irrevocable.

7. No Solicitation.   From and after the date hereof until the Expiration Date, Seller Stockholder shall not, directly or indirectly, (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person in connection with, an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal, (iv) approve or recommend an Acquisition Proposal or (v) make, or participate in, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the Securities and Exchange Commission) in opposition to the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. In the event that Seller Stockholder is a corporation, partnership, trust or other entity, it shall not permit any of its Subsidiaries or Affiliates to, nor shall it authorize any officer, director or representative of Stockholder, or any of its Subsidiaries or Affiliates to, undertake any of the actions contemplated by this Section 7.

8. Waiver of Appraisal Rights.   Seller Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable law, including Section 262 of the DGCL in connection with the Merger.

9. No Limitation on Discretion of Seller Stockholder as Director or Fiduciary.   Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Seller Stockholder, if Seller Stockholder is serving on the Seller Board, from exercising his or her duties and obligations as a director of Seller or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of Seller, and no such action taken (or omitted to be taken) by Seller Stockholder shall be deemed to constitute a breach or default under any provision of this Agreement. Seller Stockholder is executing this Agreement solely in his, her or its capacity as a stockholder and nothing herein shall limit or in any way affect any actions taken (or omissions to take any action) by Seller Stockholder in his or her capacity as a director, officer, employee or fiduciary of Seller.

10. Specific Enforcement; Other Remedies.   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

11. Further Assurances.   Seller Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as NewCo, Merger Sub or Seller may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

12. Notice.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by facsimile transmission (providing confirmation of transmission) to NewCo, Merger Sub or Seller, as the case may be, in accordance with Section 9.3 of the Merger Agreement and to each Seller Stockholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

13. Severability.   If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

14. Binding Effect and Assignment.   This Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

15. No Third Party Beneficiaries.   This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

16. No Waivers.   No waivers of any breach of this Agreement extended by NewCo or Merger Sub to Seller Stockholder shall be construed as a waiver of any rights or remedies of NewCo or Merger Sub, as applicable, with respect to any other stockholder of Seller who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of Seller Stockholder or any other such stockholder of Seller. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

17. Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Courts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.3 of the Merger Agreement. Nothing in this Section 17, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

18. No Agreement Until Executed.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Seller Board has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the Seller Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

19. Entire Agreement; Amendment.   This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

20. Effect of Headings.   The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

21. Definition of Merger Agreement.   For purposes of this Agreement, the term “Merger Agreement” may include such agreement as amended or modified as long as such amendments or modifications do not change the form of consideration or reduce the Merger Consideration in either case in a manner adverse to Seller Stockholder.

22. Counterparts.   This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

23. Disclosure.   Seller Stockholder shall permit NewCo, Merger Sub and Seller to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that NewCo and Merger Sub determines to be necessary or desirable in connection with the Merger and any transactions contemplated by the Merger, the Seller Stockholder’s identity and ownership of Shares and New Shares and the nature of Seller Stockholder’s commitments, arrangements and understandings under this Agreement. Seller Stockholder agrees to notify as promptly as practicable NewCo or Merger Sub of any required corrections with respect to any written information supplied by Seller Stockholder specifically for use in any such disclosure document.

[Remainder of Page has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

FCB I HOLDINGS INC.

By:
Name:

Title:

FCB I ACQUISITION CORP.

By:
Name:

Title:

SELLER STOCKHOLDER

By:
Name:

Title:

Schedule of Signatories

FCB I Holdings Inc.
FCB I Acquisition Corp.
Each of:

Nils Bergenhem
James R. Murphy
Robert D. Prentiss
Robert P. Hebert
Paul McCollum
John W. Spiegel
Lance Berman
Michael McGovern
John A. Sedor

Annex D

January 3, 2011

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire 03833

Black Horse Capital LP
Black Horse Capital Master Fund Ltd.
338 S. Sharon Amity Rd. #202
Charlotte, NC 28211

Ladies and Gentlemen:

Black Horse Capital LP and Black Horse Capital Master Fund Ltd. (collectively, the “Sponsor”), are pleased to offer this commitment to provide indebtedness to FCB Holdings Inc., a Delaware corporation (“Buyer”), and/or its Affiliates, which has been formed for the purpose of acquiring all of the equity securities of CPEX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), through the merger of FCB I Acquisition Corp., a wholly-owned subsidiary of Buyer (“MergerCo” and, together with Buyer, the “Buyer Parties”), with and into the Company pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated of even date herewith, by and among, inter alia, the Buyer Parties and the Company. Capitalized terms used in this letter (the “Commitment Letter”) but not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement. This Commitment Letter is being delivered to the Buyer Parties and the Company to induce them to enter into the Merger Agreement and is subject to the following terms and conditions.

1. Commitment; Guaranty.  This Commitment Letter shall become effective only upon the execution and delivery of the Merger Agreement by the parties thereto. Subject to Paragraph 2 hereof, the Sponsor hereby commits to provide, or cause an assignee permitted by Paragraph 4 of this Commitment Letter to provide, a loan (the “Loan”) to Buyer in immediately available funds in the amount of Ten Million and No/100 Dollars $10,000,000.00 (the “Commitment”). The Loan shall generally be on the terms set forth in Exhibit A attached hereto. The proceeds of the Loan set forth in this Commitment Letter shall be used by Buyer solely to (a) fund the payment of consideration payable pursuant to the Merger Agreement and thereafter for other purposes relating to the transactions contemplated by the Merger Agreement (including the payment of related fees and expenses), or (b) fund the Commitment in such amount to allow Buyer to satisfy any damages awarded to the Company by a Final Order (as defined below) of a court of competent jurisdiction as a result of fraud or intentional breach by any Buyer Party of any of the obligations of the Buyer Parties under the Merger Agreement ((a) and (b), together, the “Buyer Funding Obligations”). This Commitment Letter also constitutes Sponsor’s irrevocable guaranty to the Company of Buyer’s obligation to pay (as and when and to the Persons required by the Merger Agreement) the Buyer Funding Obligations up to but in no event exceeding the Commitment; provided that (x) the Sponsor’s guaranty is subject to the terms and conditions set forth in this Commitment Letter, including Paragraph 2 below, and (y) nothing herein shall be construed as (i) a guaranty by the Sponsor of any other obligation of any Buyer Party, or (ii) except as explicitly provided herein, an obligation on Sponsor to otherwise provide any funds to any Buyer Party.

2. Conditions.  The obligation of the Sponsor to fund the Loan up to the amount of the Commitment as contemplated by this Commitment Letter is subject to the terms of this Commitment Letter and is conditioned upon any of the following having occurred:

(a) the satisfaction of all conditions to the obligations of the Buyer Parties set forth in Sections 7.1 and 7.2 of the Merger Agreement, other than (i) any such conditions that are to be satisfied only at the Closing and (ii) any such conditions the failure of which to be satisfied is by reason of fraud or intentional breach by the Buyer Parties of the obligations of Buyer Parties under the Merger Agreement, as determined by a court of competent jurisdiction by Final Order;

(b) a court of competent jurisdiction by Final Order has required the Buyer Parties to specifically perform their respective obligations under the Merger Agreement to consummate the transactions contemplated thereby in accordance with the terms set forth in the Merger Agreement (in such case subject to the terms and conditions of such order); or

(c) a court of competent jurisdiction by Final Order has awarded the Company damages from any Buyer Party, or otherwise required any Buyer Party to pay to the Company damages as a result of fraud or intentional breach by any Buyer Party of any of their respective obligations under the Merger Agreement.

As used herein, “Final Order” shall mean a final order or judgment of a court of competent jurisdiction which has been finally affirmed by the highest court before which such appeal has been sought (with any required appeal bond or deposit having been posted), or has become final by lapse of time, or is not otherwise subject to appeal.

3. Expiration Date.  The Commitment shall terminate and cease to be of any further force or effect upon the termination of the Merger Agreement in accordance with its terms. The Sponsor’s commitment to fund the portion, if any, of the Loan that is not disbursed by Sponsor to Buyer immediately prior to the Closing of the Merger shall expire and cease to be of any further force or effect upon such Closing. Notwithstanding anything to the contrary contained in this Commitment Letter, the Commitment shall remain in full force and effect and shall be enforceable by each of the Buyer Parties and the Company to the extent necessary to require the Sponsor to loan funds to Buyer and cause payment to the Company in compliance with the obligations of the Sponsor under Paragraphs 2(b) and 2(c) hereof.

4. Assignment.  The commitment evidenced by this Commitment Letter shall not be assignable by any Buyer Party or the Company without the prior written consent of the Sponsor, and the granting of such consent in a given instance shall be solely in the discretion of the Sponsor, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment; provided, that Buyer may assign this Commitment Letter, without the prior written consent of any other party hereto, to any Affiliate of a Buyer Party to which a Buyer Party assigns all or any portion of the Merger Agreement and/or its rights thereunder in accordance with Section 9.9 thereof so long as such Affiliate assumes all of such Buyer Party’s obligations under the Merger Agreement; and provided, further, that any such assignment shall not relieve the Sponsor from its obligations under this Commitment Letter to the Company. Any purported assignment of this commitment in contravention of this Paragraph 4 shall be void. The obligations of the Sponsor hereunder may not be assigned without the prior written consent of the Buyer Parties and the Company. The Sponsor may assign a portion of its obligations to fund the Loan to any of the Sponsor’s Affiliates; provided, however, that any such assignment shall not relieve the Sponsor of its obligations under this Commitment Letter.

5. Amendment.  This Commitment Letter may not be amended or terminated or any provisions waived without the prior written consent of the Sponsor, the Buyer Parties and the Company.

6. Representations; Enforceability; Beneficiaries.  Sponsor hereby represents and warrants to the Company that (a) it has (and will maintain so long as it has obligations under this Commitment Letter) unrestricted funds or capital commitments sufficient to honor its obligations under this Commitment Letter, (b) it has full power and authority to enter into this Commitment Letter and to perform its obligations hereunder, and (c) neither this Commitment Letter nor the performance of its obligations hereunder conflicts with or violates any organizational document of Sponsor, any contract or commitment of Sponsor or any applicable law or regulation. This Commitment Letter may be enforced against the Sponsor by either the Buyer Parties or the Company. Except for the parties to this Commitment Letter, no other person shall be entitled to rely upon this Commitment Letter. This Commitment Letter shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended or shall confer upon any other person any rights, benefits or remedies whatsoever under or by reason of this commitment. The parties hereto confirm that they understand that the Company would not enter into the Merger Agreement unless Sponsor has provided the commitment to lend set forth in this Commitment Letter, and that losses suffered by stockholders of the Company as a result of a breach by Sponsor under this Commitment Letter or the Merger Agreement shall be taken into account in the determination of those losses incurred by the Company as a result thereof; provided that the parties hereto agree and acknowledge that in no event shall Sponsor’s liability for any such losses exceed the Commitment.

7. Confidentiality.  Except as may be required by law or by rule, regulation or guidance of the U.S. Securities and Exchange Commission or the Nasdaq Stock Market LLC, each party hereto (and any person who shall receive a copy hereof as permitted pursuant hereto) shall keep confidential this Commitment Letter and all information obtained by it with respect to the other in connection with this Commitment Letter, and will use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any party hereto may disclose this Commitment Letter and its terms and conditions to any of such parties’ respective officers, directors, affiliates, stockholders, advisors, employees or financing sources who are involved in the Transaction.

8. Governing Law; Consent to Jurisdiction.  This Commitment Letter shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent permitted by law, each of the parties hereto hereby irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Commitment Letter, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts. In the event of any litigation regarding or arising from this Commitment Letter, the prevailing party shall be entitled to recover its reasonable expenses, attorneys’ fees and costs incurred therein or in enforcement or collection of any judgment or award rendered therein.

9. WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Entire Agreement.  This Commitment Letter, together with the Merger Agreement, reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

11. Counterparts.  This Commitment Letter may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which, when taken together, shall constitute one agreement.

12. Specific Performance.  The parties hereto acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including such party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Commitment Letter to cause the Merger to be consummated in accordance with the terms of the Merger Agreement, will cause irreparable injury to the Company, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the granting by any court of competent jurisdiction of the remedy of specific performance of such party’s obligations hereunder without the requirement of posting any bond or deposit.

* * * * *

If the foregoing is acceptable to you, please sign and return a copy of this Commitment Letter to the Sponsor, whereupon this Commitment Letter will constitute the commitment of the Sponsor, subject to the conditions contained herein, to provide the aforementioned financing to Buyer.

Very truly yours,

BLACK HORSE CAPITAL LP

By:	Black Horse Capital Management LLC General Partner

By:	/s/ dale b. chappell
Name:     Dale B. Chappell

Title:	Manager

BLACK HORSE CAPITAL MASTER FUND LTD.

By:	/s/ dale b. chappell
Name:     Dale B. Chappell

Title:	Director

Agreed to and accepted as of
January 3, 2011

FCB I HOLDINGS INC.

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President

FCB I ACQUISITION CORP.

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President

CPEX PHARMACEUTICALS, INC.

By:	/s/ John A. Sedor
Name:     John A. Sedor

Title:	President and Chief Executive Officer

Annex E

January 3, 2011

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire 03833

Footstar Corporation
933 Macarthur Boulevard
Mahwah, NJ 07430

Ladies and Gentlemen:

Footstar Corporation, a Texas corporation (the “Sponsor”), is pleased to offer this commitment to provide indebtedness to FCB Holdings Inc., a Delaware corporation (“Buyer”), and/or its Affiliates, which has been formed for the purpose of acquiring all of the equity securities of CPEX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), through the merger of FCB I Acquisition Corp., a wholly-owned subsidiary of Buyer (“MergerCo” and, together with Buyer, the “Buyer Parties”), with and into the Company pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated of even date herewith, by and among, inter alia, the Buyer Parties and the Company. Capitalized terms used in this letter (the “Commitment Letter”) but not otherwise defined herein have the respective meanings ascribed to such terms in the Merger Agreement. This Commitment Letter is being delivered to the Buyer Parties and the Company to induce them to enter into the Merger Agreement and is subject to the following terms and conditions.

1. Commitment; Guaranty.  This Commitment Letter shall become effective only upon the execution and delivery of the Merger Agreement by the parties thereto. Subject to Paragraph 2 hereof, the Sponsor hereby commits to provide, or cause an assignee permitted by Paragraph 4 of this Commitment Letter to provide, a loan (the “Loan”) to Buyer in immediately available funds in the amount of Three Million and No/100 Dollars $3,000,000.00 (the “Commitment”). The Loan shall generally be on the terms set forth in Exhibit A attached hereto. The proceeds of the Loan set forth in this Commitment Letter shall be used by Buyer solely to (a) fund the payment of consideration payable pursuant to the Merger Agreement and thereafter for other purposes relating to the transactions contemplated by the Merger Agreement (including the payment of related fees and expenses), or (b) fund the Commitment in such amount to allow Buyer to satisfy any damages awarded to the Company by a Final Order (as defined below) of a court of competent jurisdiction as a result of fraud or intentional breach by any Buyer Party of any of the obligations of the Buyer Parties under the Merger Agreement ((a) and (b), together, the “Buyer Funding Obligations”). This Commitment Letter also constitutes Sponsor’s irrevocable guaranty to the Company of Buyer’s obligation to pay (as and when and to the Persons required by the Merger Agreement) the Buyer Funding Obligations up to but in no event exceeding the Commitment; provided that (x) the Sponsor’s guaranty is subject to the terms and conditions set forth in this Commitment Letter, including Paragraph 2 below, and (y) nothing herein shall be construed as (i) a guaranty by the Sponsor of any other obligation of any Buyer Party, or (ii) except as explicitly provided herein, an obligation on Sponsor to otherwise provide any funds to any Buyer Party.

2. Conditions.  The obligation of the Sponsor to fund the Loan up to the amount of the Commitment as contemplated by this Commitment Letter is subject to the terms of this Commitment Letter and is conditioned upon any of the following having occurred:

(a) the satisfaction of all conditions to the obligations of the Buyer Parties set forth in Sections 7.1 and 7.2 of the Merger Agreement, other than (i) any such conditions that are to be satisfied only at the Closing and (ii) any such conditions the failure of which to be satisfied is by reason of fraud or intentional breach by the Buyer Parties of the obligations of Buyer Parties under the Merger Agreement, as determined by a court of competent jurisdiction by Final Order;

(b) a court of competent jurisdiction by Final Order has required the Buyer Parties to specifically perform their respective obligations under the Merger Agreement to consummate the transactions contemplated thereby in accordance with the terms set forth in the Merger Agreement (in such case subject to the terms and conditions of such order); or

(c) a court of competent jurisdiction by Final Order has awarded the Company damages from any Buyer Party, or otherwise required any Buyer Party to pay to the Company damages as a result of fraud or intentional breach by any Buyer Party of any of their respective obligations under the Merger Agreement.

As used herein, “Final Order” shall mean a final order or judgment of a court of competent jurisdiction which has been finally affirmed by the highest court before which such appeal has been sought (with any required appeal bond or deposit having been posted), or has become final by lapse of time, or is not otherwise subject to appeal.

3. Expiration Date.  The Commitment shall terminate and cease to be of any further force or effect upon the termination of the Merger Agreement in accordance with its terms. The Sponsor’s commitment to fund the portion, if any, of the Loan that is not disbursed by Sponsor to Buyer immediately prior to the Closing of the Merger shall expire and cease to be of any further force or effect upon such Closing. Notwithstanding anything to the contrary contained in this Commitment Letter, the Commitment shall remain in full force and effect and shall be enforceable by each of the Buyer Parties and the Company to the extent necessary to require the Sponsor to loan funds to Buyer and cause payment to the Company in compliance with the obligations of the Sponsor under Paragraphs 2(b) and 2(c) hereof.

4. Assignment.  The commitment evidenced by this Commitment Letter shall not be assignable by any Buyer Party or the Company without the prior written consent of the Sponsor, and the granting of such consent in a given instance shall be solely in the discretion of the Sponsor, and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment; provided, that Buyer may assign this Commitment Letter, without the prior written consent of any other party hereto, to any Affiliate of a Buyer Party to which a Buyer Party assigns all or any portion of the Merger Agreement and/or its rights thereunder in accordance with Section 9.9 thereof so long as such Affiliate assumes all of such Buyer Party’s obligations under the Merger Agreement; and provided, further, that any such assignment shall not relieve the Sponsor from its obligations under this Commitment Letter to the Company. Any purported assignment of this commitment in contravention of this Paragraph 4 shall be void. The obligations of the Sponsor hereunder may not be assigned without the prior written consent of the Buyer Parties and the Company. The Sponsor may assign a portion of its obligations to fund the Loan to any of the Sponsor’s Affiliates; provided, however, that any such assignment shall not relieve the Sponsor of its obligations under this Commitment Letter.

5. Amendment.  This Commitment Letter may not be amended or terminated or any provisions waived without the prior written consent of the Sponsor, the Buyer Parties and the Company.

6. Representations; Enforceability; Beneficiaries.  Sponsor hereby represents and warrants to the Company that (a) it has (and will maintain so long as it has obligations under this Commitment Letter) unrestricted funds or capital commitments sufficient to honor its obligations under this Commitment Letter, (b) it has full power and authority to enter into this Commitment Letter and to perform its obligations hereunder, and (c) neither this Commitment Letter nor the performance of its obligations hereunder conflicts with or violates any organizational document of Sponsor, any contract or commitment of Sponsor or any applicable law or regulation. This Commitment Letter may be enforced against the Sponsor by either the Buyer Parties or the Company. Except for the parties to this Commitment Letter, no other person shall be entitled to rely upon this Commitment Letter. This Commitment Letter shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended or shall confer upon any other person any rights, benefits or remedies whatsoever under or by reason of this commitment. The parties hereto confirm that they understand that the Company would not enter into the Merger Agreement unless Sponsor has provided the commitment to lend set forth in this Commitment Letter, and that losses suffered by stockholders of the Company as a result of a breach by Sponsor under this Commitment Letter or the Merger Agreement shall be taken into account in the determination of those losses incurred by the Company as a result thereof; provided that the parties hereto agree and acknowledge that in no event shall Sponsor’s liability for any such losses exceed the Commitment.

7. Confidentiality.  Except as may be required by law or by rule, regulation or guidance of the U.S. Securities and Exchange Commission or the Nasdaq Stock Market LLC, each party hereto (and any person who shall receive a copy hereof as permitted pursuant hereto) shall keep confidential this Commitment Letter and all information obtained by it with respect to the other in connection with this Commitment Letter, and will use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any party hereto may disclose this Commitment Letter and its terms and conditions to any of such parties’ respective officers, directors, affiliates, stockholders, advisors, employees or financing sources who are involved in the Transaction.

8. Governing Law; Consent to Jurisdiction.  This Commitment Letter shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent permitted by law, each of the parties hereto hereby irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Commitment Letter, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts. In the event of any litigation regarding or arising from this Commitment Letter, the prevailing party shall be entitled to recover its reasonable expenses, attorneys’ fees and costs incurred therein or in enforcement or collection of any judgment or award rendered therein.

9. WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Entire Agreement.  This Commitment Letter, together with the Merger Agreement, reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

11. Counterparts.  This Commitment Letter may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original and all of which, when taken together, shall constitute one agreement.

12. Specific Performance.  The parties hereto acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including such party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Commitment Letter to cause the Merger to be consummated in accordance with the terms of the Merger Agreement, will cause irreparable injury to the Company, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the granting by any court of competent jurisdiction of the remedy of specific performance of such party’s obligations hereunder without the requirement of posting any bond or deposit.

* * * * *

If the foregoing is acceptable to you, please sign and return a copy of this Commitment Letter to the Sponsor, whereupon this Commitment Letter will constitute the commitment of the Sponsor, subject to the conditions contained herein, to provide the aforementioned financing to Buyer.

Very truly yours,

FOOTSTAR CORPORATION

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President, Chief Executive Officer and Chief Financial Officer

Agreed to and accepted as of
January 3, 2011

FCB I HOLDINGS INC.

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President

FCB I ACQUISITION CORP.

By:	/s/ Jonathan M. Couchman
Name:     Jonathan M. Couchman

Title:	President

CPEX PHARMACEUTICALS, INC.

By:	/s/ John A. Sedor
Name:     John A. Sedor

Title:	President and Chief Executive Officer

Annex F

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF CPEX PHARMACEUTICALS, INC. March 24, 2011 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 24. 2011 the Proxy Statement and other proxy materials are available at http://www.cpexpharm.com/investor.htm. Please sign, date and mail your proxy card in the envelope provided as soon as possible. , Please detach along perforated line and mail in the envelope provided. , .. 00030003000000000000 8 032411 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ~ FOR AGAINST ABSTAIN 1. To adopt and approve the Agreement and Plan of Merger, dated D D D as of January 3, 2011 by and among FCB I Holdings Inc., a Delaware corporation (“FCB I”), FCB I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FCB I and CPEX Pharmaceuticals, Inc. (“CPEX”), as such may be amended from time to time (the “Merger Agreement”), pursuant to which CPEX will be acquired by FCB I. 2. To approve a proposal to adjourn or postpone the Special D D D Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement. Upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE —1 MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that D changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder I I Date: I I Signature of Stockholder I I Date: I I Note: lease sign exactly ~s your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full • title as such. If the signer IS a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer IS a partnership, please sign In partnership name by authorized person. •

CPEX PHARMACEUTICALS, INC.. Special Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder(s) of CPEX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby appoints John A. Sedor and Robert P. Hebert as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held on March 24, 2011 at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, as a holder of common shares of the Company, par value $0.01 per share (the “Shares”), held of record by the undersigned on February 1, 2011, and otherwise to represent the undersigned at the meeting with all powers of the undersigned as if the undersigned were present and voting the Shares. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF YOU FAIL TO VOTE BY PROXY OR IN PERSON, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. IF YOU RETURN A PROPERLY SIGNED PROXY CARD BUT DO NOT INDICATE HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES; AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on the reverse side.) • 14475 •

SPECIAL MEETING OF STOCKHOLDERS OF CPEX PHARMACEUTICALS, INC. March 24, 2011 INTERNET — Access ..www.voteproxy.com.. and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and COMPANY NUMBER Account Number shown on your proxy card. You may vote online or via telephone until 11:59 PM EST the day before the meeting. ACCOUNT NUMBER MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Special Meeting. To obtain directions to be able to attend the Special Meeting, please visit http://www.cpexpharm.com/investor.htm. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 24 2011 the Proxy Statement and other proxy materials are available at http://www.cpexpharm.com/investor.htm. t Please detach along perforated line and mail in the envelope provided lE you are not voting via telephone or the Internet. t .. 00030003000000000000 8 032411 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “‘FOR”‘ PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 0 FOR AGAINST ABSTAIN 1. To adopt and approve the Agreement and Plan of Merger, dated D D D as of January 3, 2011 by and among FCB I Holdings Inc., a Delaware corporation (“FCB I”), FCB I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FCB I and CPEX Pharmaceuticals, Inc. (“CPEX”), as such may be amended from time to time (the “Merger Agreement”), pursuant to which CPEX will be acquired by FCB I. 2. To approve a proposal to adjourn or postpone the Special D D D Meeting, if necessary, to solicit additional proxies in favor of adoption and approval of the Merger Agreement. Upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE —1 MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that D changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder 1 —11Date: I I Signature of Stockholder I ‘Date: I I Note: Please sign exactly as your name or names appear Proxy. When shares are held jointly, each holder should sign. when signing as executor, administrator, attorney, trustee or guardian, please give full .. title as such, If the signer is a corporation, please sign corporate name hy duly authorized officer, giving fulilitie as such. If signer IS a partnership, please sign in partnership name by authorized person. •